    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 1994

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                           UNION PLANTERS CORPORATION
             (Exact name of registrant as specified in its charter)
                             ---------------------

           TENNESSEE                        6712                        62-0859007
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)        Identification No.)

                          7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 383-6000

  (Address, including zip code, and telephone number of registrant's principal executive offices)
                             GARY A. SIMANSON, ESQ.
               ASSISTANT SECRETARY AND ASSOCIATE GENERAL COUNSEL
                           UNION PLANTERS CORPORATION
                          7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 383-6590

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

            MARION S. BOYD, ESQ.                             M. EDWARD MORGAN, ESQ.
               MCDONNELL BOYD                                 608 EAST MAIN STREET
             THE CRESCENT CENTER                             CLINTON, ARKANSAS 72031
        6075 POPLAR AVENUE, SUITE 623                            (501) 745-4044
          MEMPHIS, TENNESSEE 38119
               (901) 685-2550

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------
                                                                       PROPOSED
                                                       PROPOSED        MAXIMUM
     TITLE OF EACH CLASS              AMOUNT           MAXIMUM        AGGREGATE       AMOUNT OF
        OF SECURITIES                  TO BE        OFFERING PRICE     OFFERING      REGISTRATION
      TO BE REGISTERED              REGISTERED       PER UNIT(1)       PRICE(2)          FEE
- ---------------------------------------------------------------------------------------------------
Common Stock (par value $5.00
  per share) including rights
  to purchase shares of
  Series A Preferred Stock...         227,768           $26.00        $5,921,968      $2,042.06
- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------

(1) Estimated based on an assumed conversion price range.
(2) Determined pursuant to Rule 457(f).
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           UNION PLANTERS CORPORATION
               CROSS REFERENCE OF ITEMS IN FORM S-4 TO PROSPECTUS

    ITEMS IN PART I OF FORM S-4                   PROSPECTUS CAPTION OR LOCATION
- -----------------------------------  ---------------------------------------------------------
A. INFORMATION ABOUT THE TRANSACTION
  1. Forepart of Registration
     Statement and Outside Front
     Cover Page of Prospectus        Facing Page, Cross Reference Sheet and Outside Front
                                     Cover Page
  2. Inside Front and Outside Back
     Cover Pages of Prospectus       Inside Front Cover and TABLE OF CONTENTS
  3. Risk Factors, Ratio of
     Earnings to Fixed Charges and
     Other Information               SUMMARY
  4. Terms of the Transaction        SUMMARY, THE MERGER and EFFECT OF MERGER ON RIGHTS OF
                                     SHAREHOLDERS
  5. Pro Forma Financial
     Information                     SUMMARY
  6. Material Contracts with the
     Company Being Acquired          *
  7. Additional Information
     Required for Reoffering by
     Persons and Parties Deemed to
     be Underwriters                 THE MERGER
  8. Interests of Named Experts and
     Counsel                         EXPERTS and VALIDITY OF UPC COMMON STOCK
  9. Disclosure of Commission
     Position on Indemnification
     for Securities Act Liabilities  *
B. INFORMATION ABOUT THE REGISTRANT
 10. Information with Respect to
     S-3 Registrants                 SUMMARY, THE MERGER, CERTAIN REGULATORY CONSIDERATIONS,
                                     DESCRIPTION OF UPC COMMON AND PREFERRED STOCK and
                                     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
 11. Incorporation of Certain
     Information by Reference        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
 12. Information with Respect to
     S-2 or S-3 Registrants          *
 13. Incorporation of Certain
     Information by Reference        *
 14. Information with Respect to
     Registrants Other Than S-3 or
     S-2 Registrants                 *
C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
 15. Information with Respect to
     S-3 Companies                   *

    ITEMS IN PART I OF FORM S-4                   PROSPECTUS CAPTION OR LOCATION
- -----------------------------------  ---------------------------------------------------------
 16. Information with Respect to
     S-2 or S-3 Companies            *
 17. Information with Respect to
     Companies Other Than S-3 or
     S-2 Companies                   SUMMARY, THE MERGER, CLIN-ARK BANKSHARES, INC., CAB
                                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                                     CONDITION AND RESULTS OF OPERATIONS and CLIN-ARK
                                     BANKSHARES, INC. FINANCIAL STATEMENTS (APPENDIX A)
D. VOTING AND MANAGEMENT INFORMATION
 18. Information if Proxies,
     Consents or Authorizations are
     to be Solicited                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE, THE
                                     SPECIAL MEETING, THE MERGER and EFFECT OF MERGER ON
                                     RIGHTS OF SHAREHOLDERS
 19. Information if Proxies,
     Consents or Authorizations are
     not to be Solicited or in an
     Exchange Offer                  *

- ---------------

* Omitted because the answer is negative or the item is inapplicable.

                           CLIN-ARK BANKSHARES, INC.

                        HIGHWAY 65 SOUTH (P.O. BOX 789)
                            CLINTON, ARKANSAS 72031

                                                                January 27, 1994

TO THE SHAREHOLDERS OF CLIN-ARK BANKSHARES, INC.

     You are cordially invited to attend a Special Meeting of Shareholders of Clin-Ark Bankshares, Inc. ("CAB") to be held at the executive offices of CAB on Highway 65 South, Clinton, Arkansas 72031, at 7:00 p.m. CST, on Thursday, March 3, 1994.

     At the Special Meeting, you will have the opportunity to consider and vote on a proposal to approve an Agreement and Plan of Reorganization dated as of April 30, 1993 (the "Reorganization Agreement"), along with the Plan of Merger annexed thereto as Exhibit A, pursuant to which CAB would be merged with and into North Arkansas Bancshares, Inc. ("NABS"), a registered bank holding company and wholly-owned subsidiary of Union Planters Corporation ("UPC"), which would survive the merger. The Boards of Directors of CAB and UPC have approved the Reorganization Agreement and the Plan of Merger and the merger contemplated thereby.

     In the merger, shareholders of CAB will receive four (4) shares of UPC's common stock, having a par value of $5.00 per share (the "UPC Common Stock") in exchange for each share of CAB's common stock, having a par value of $1.00 per share. At the time the Reorganization Agreement was negotiated, the value of the UPC Common Stock to be received by the shareholders of CAB was approximately $105 per share of CAB's common stock. The enclosed Notice of Special Meeting of Shareholders and the Prospectus and Proxy Statement explain the merger, the Reorganization Agreement and the Plan of Merger and provide specific information relative to the Special Meeting. Please read these materials carefully and thoughtfully consider the information contained in them. Your vote is of great importance, as the approval of CAB's shareholders is required to consummate the merger.

     Whether or not you plan to attend the Special Meeting, you are urged to complete, sign and promptly return the enclosed Proxy Appointment Card to assure that your shares will be voted at the Special Meeting. For your convenience, there is included with this material a postage-paid addressed envelope for returning your proxy card. No additional postage is required if mailed in the United States.

     The Board of Directors of CAB has considered a number of proposals to sell CAB and has determined that the proposal outlined in the Reorganization Agreement is the best plan for the continuation of First National Bank, Clinton, Arkansas as a locally managed bank, while at the same time maximizing the financial interests of the shareholders of CAB. Accordingly, the Board of Directors of CAB recommends that you vote FOR the proposal being considered.

                                          Sincerely,

                                          CLIN-ARK BANKSHARES, INC.

                                          /s/ Stephen J. Smith

                                          Stephen J. Smith
                                          President

                           CLIN-ARK BANKSHARES, INC.

                        HIGHWAY 65 SOUTH (P.O. BOX 789)
                            CLINTON, ARKANSAS 72031

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 3, 1994

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Clin-Ark Bankshares, Inc. ("CAB") has been called by the Board of Directors of CAB and will be held at the executive offices of CAB, Highway 65 South, Clinton, Arkansas 72031, on Thursday, March 3, 1994, at 7:00 p.m., CST for the following purposes:

          1. To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization dated as of April 30, 1993 (the "Reorganization Agreement"), by and between Union Planters Corporation ("UPC"), a Tennessee-chartered bank holding company; North Arkansas Bancshares, Inc. ("NABS"), a registered bank holding company and wholly-owned subsidiary of UPC; Clin-Ark Bankshares, Inc. ("CAB"), an Arkansas-chartered bank holding company; and First National Bank, Clinton, Arkansas ("First National"), a national banking association and a wholly-owned subsidiary of CAB, together with the Plan of Merger annexed to the Reorganization Agreement as Exhibit
     A. The Reorganization Agreement and the Plan of Merger provide for the merger (the "Merger") of CAB with and into NABS, whereupon the holders of CAB's common stock, $1.00 par value per share, of record immediately prior to the effective time of the Merger would receive four (4) shares of the common stock, $5.00 par value per share, of UPC, for each share of CAB common stock owned. The Reorganization Agreement, the Plan of Merger and the Merger are more fully described in the accompanying Prospectus and Proxy Statement; and

          2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Management is not aware of any other business to be transacted at the Special Meeting.

     Shareholders of CAB have the right to dissent from the Merger pursuant to, and in accordance with, Section 4-26-1007 of the Arkansas Code Annotated. A copy of said section of the Arkansas Code Annotated accompanies this notice as Appendix C to the Prospectus and Proxy Statement.

     Whether or not you plan to attend the Special Meeting, please sign the enclosed proxy appointment card and return it at once in the stamped return envelope in order to ensure that your shares will be represented at the Special Meeting. PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. If you attend in person, your proxy appointment can be disregarded if you wish and you may vote your own shares.

     Only holders of CAB common stock of record at the close of business on January 19, 1994 will be entitled to receive notice of, and to vote at the Special Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          /s/ Stephen J. Smith

                                          Stephen J. Smith
                                          President
Clinton, Arkansas
Dated: January 27, 1994

     THE BOARD OF DIRECTORS OF CLIN-ARK BANKSHARES, INC., BY MAJORITY VOTE RECOMMENDS THAT THE HOLDERS OF CLIN-ARK BANKSHARES, INC. COMMON STOCK VOTE TO APPROVE THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER.

                                   PROSPECTUS

                           UNION PLANTERS CORPORATION
                                  COMMON STOCK

                                PROXY STATEMENT

                           CLIN-ARK BANKSHARES, INC.

                    SPECIAL MEETING TO BE HELD MARCH 3, 1994

     This Prospectus and Proxy Statement (the "Prospectus") relates to up to 227,768 shares of Common Stock (par value $5.00 per share) (the "UPC Common Stock") of Union Planters Corporation ("UPC"), a Tennessee-chartered bank holding company and savings and loan holding company, to be issued to shareholders of Clin-Ark Bankshares, Inc. ("CAB"), an Arkansas-chartered bank holding company, in a merger (the "Merger") of CAB with and into North Arkansas Bancshares, Inc. ("NABS"), a registered bank holding company and wholly-owned subsidiary of UPC, pursuant to an Agreement and Plan of Reorganization dated as of April 30, 1993, by and between UPC, NABS, CAB, and First National Bank, Clinton, Arkansas ("First National"), a wholly-owned national banking association subsidiary of CAB (the "Reorganization Agreement"), and in accordance with the Plan of Merger annexed thereto as Exhibit A (the "Plan of Merger"). Upon the Merger becoming effective, four (4) shares of UPC Common Stock are to be issued by UPC in exchange for each share of CAB common stock, $1.00 par value per share (the "CAB Common Stock") outstanding immediately prior to the effective time of the Merger. No fractional shares of UPC Common Stock will be issued. Fractional shares will be exchanged for cash based on a conversion formula more particularly described in Section 3.1(e) of the Reorganization Agreement, a copy of which is attached as Appendix B to this Prospectus.

     Shares of the outstanding UPC Common Stock are now, and the UPC Common Stock to be issued in connection with the Merger will be, listed for trading on the New York Stock Exchange ("NYSE") under the symbol "UPC." The last reported sale price of UPC Common Stock on the NYSE on January 18, 1994, was $26.00 per share.

     This Prospectus also constitutes a proxy statement and is furnished to holders of record of CAB Common Stock in connection with the solicitation of proxies by the CAB Board of Directors (the "CAB Board") for use at a Special Meeting of CAB shareholders to be held at 7:00 p.m. CST, on Thursday, March 3, 1994, at CAB's executive offices on Highway 65 South, Clinton, Van Buren County, Arkansas 72031 and at any adjournments or postponements thereof (the "Special Meeting"). At the Special Meeting, holders of CAB Common Stock of record as of January 19, 1994, will consider and vote upon a proposal to approve the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A, upon consummation of which (i) each share of CAB Common Stock (except for those shares held by any CAB shareholders with respect to which dissenters' rights shall have been perfected in accordance with Arkansas law) would be converted exclusively into the right to receive four (4) shares of UPC Common Stock (and cash in lieu of any remaining fractional share based on a conversion formula more particularly described in Section 3.1(e) of the Reorganization Agreement), and (ii) CAB would be merged with and into NABS, with NABS surviving the Merger and continuing to operate under the name of North Arkansas Bancshares, Inc.

     All information contained in this Prospectus and Proxy Statement pertaining to UPC and its subsidiaries has been supplied by UPC, and all information pertaining to CAB or First National has been supplied by CAB. This Prospectus and Proxy Statement and the accompanying proxy appointment cards are first being mailed to shareholders of CAB on or about January 27, 1994.

     THE SHARES OF UPC COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The date of this Prospectus -- Proxy Statement is January 27, 1994

                             AVAILABLE INFORMATION

     UPC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by UPC can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at regional offices of the Commission located at Room 1228, 75 Park Place, New York, New York 10007 and 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information concerning UPC can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. UPC has filed with the Commission a Registration Statement (No.
33-       ) on Form S-4 (together with any amendments thereto, the "Registration
Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of UPC Common Stock to be issued pursuant to the Reorganization Agreement. This Prospectus does not contain all of the information set forth in the Registration Statement and the Exhibits thereto. Certain items were omitted in accordance with the rules and regulations of the Commission. For further information regarding UPC and the UPC Common Stock offered by this Prospectus, reference is made to the complete Registration Statement, including all amendments thereto and the schedules and exhibits filed as a part thereof. Statements contained herein concerning provisions of documents are necessarily summaries of the documents and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by UPC with the Commission (Commission File Number 0-6919) pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

          1. UPC's Annual Report on Form 10-K for the year ended December 31, 1992;

          2. UPC's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1993;

          3. UPC's Current Reports on Form 8-K dated January 4, January 14, February 17, February 18, April 20, June 17, July 20, September 27, September 30, October 14 and October 21, 1993, and January 10, January 11, and January 20, 1994; and

          4. The description of the UPC Common Stock contained in UPC's Registration Statement under Section 12(b) of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     UPC's Annual Report on Form 10-K for the year ended December 31, 1992 incorporates by reference specific portions of UPC's Annual Report to Shareholders for that year ("Annual Report to Shareholders"), but does not incorporate other portions of the Annual Report to Shareholders. The portion of the Annual Report to Shareholders captioned "Letter to Shareholders" and other portions of the Annual Report to Shareholders not specifically incorporated into the Annual Report on Form 10-K are NOT incorporated herein and are not a part of the Registration Statement.

     All documents filed by UPC with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares of UPC Common Stock offered hereby shall likewise be incorporated herein by reference and shall become a part hereof from and after the time such documents are filed. Any statement contained herein or in a document incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently-filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     ON THE WRITTEN OR ORAL REQUEST OF EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPC WILL PROVIDE, WITHOUT CHARGE, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN OR TELEPHONE REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO GARY A. SIMANSON, ASSISTANT SECRETARY AND ASSOCIATE GENERAL COUNSEL, UNION PLANTERS CORPORATION, P.O. BOX 387, MEMPHIS, TENNESSEE 38147, (901) 383-6590.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UPC OR CAB SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Available Information.................................................................    2
Incorporation of Certain Documents by Reference.......................................    2
Summary...............................................................................    6
  Parties to the Merger...............................................................    6
  Special Meeting of CAB Shareholders.................................................    7
  Votes Required; Record Date.........................................................    7
  Terms of the Merger.................................................................    7
  Effective Date......................................................................    8
  Reasons for the Merger; Recommendations of Boards of Directors......................    8
  Conditions; Regulatory Approvals....................................................    8
  Management After the Merger.........................................................    8
  Shareholders' Dissenters' Rights....................................................    9
  Certain Federal Income Tax Consequences.............................................    9
  Accounting Treatment................................................................    9
  Market Prices of Common Stock.......................................................   10
  Selected Consolidated Financial Data................................................   11
  Recent Developments Affecting UPC...................................................   13
  Equivalent and Pro Forma Per Share Data.............................................   17
  Pro Forma Condensed Financial Information...........................................   18
The Special Meeting...................................................................   22
  Time and Place of Special Meeting; Solicitation of Proxies..........................   22
  Votes Required......................................................................   22
  Shareholders' Dissenters' Rights....................................................   23
  Recommendation......................................................................   24
The Merger............................................................................   24
  Background of, and Reasons for, the Merger..........................................   24
  Terms of the Merger.................................................................   25
  Effective Date and Effective Time of the Merger.....................................   25
  Surrender of Certificates...........................................................   26
  Conditions to Consummation of the Merger............................................   26
  Regulatory Approvals................................................................   28
  Conduct of Business Pending the Merger..............................................   28
  Payment of Dividends................................................................   29
  Waiver and Amendment; Termination...................................................   29
  Management after the Merger.........................................................   29
  NABS Executive Compensation.........................................................   30

                                                                                        PAGE
                                                                                        ----
  Interests of Certain Persons in the Merger..........................................   31
  Certain Federal Income Tax Consequences.............................................   31
  Accounting Treatment................................................................   31
  Expenses............................................................................   32
  Resales of UPC Common Stock.........................................................   32
Certain Regulatory Considerations.....................................................   32
  General.............................................................................   32
  Capital Adequacy....................................................................   33
  Prompt Corrective Action............................................................   34
  Dividend Restrictions...............................................................   35
  Support of Subsidiary Banks.........................................................   35
  Transactions with Affiliates........................................................   36
  FDIC Insurance Assessments..........................................................   36
  Recent Banking Legislation..........................................................   36
  Depositor Preference................................................................   37
Description of UPC Common and Preferred Stock.........................................   37
  UPC Common Stock....................................................................   38
  Preferred Stock of UPC..............................................................   38
  Certain Provisions That May Have an Anti-Takeover Effect............................   39
Effect of Merger on Rights of Shareholders............................................   41
  Removal of Directors................................................................   41
  Required Shareholder Votes..........................................................   41
  Election of Directors...............................................................   41
  Method of Casting Votes.............................................................   41
Clin-Ark Bankshares, Inc..............................................................   43
  Property............................................................................   43
  Competition.........................................................................   43
  Deposits............................................................................   43
  Legal Proceedings...................................................................   43
  Market Price of CAB Common Stock....................................................   43
  Certain Beneficial Holders of CAB Common Stock......................................   44
  Holdings of CAB Common Stock by CAB Management......................................   44
CAB Management's Discussion and Analysis of Financial Condition and Results of
  Operations..........................................................................   45
Financial Condition...................................................................   45
Results of Operations -- Nine-Month Periods Ended September 30, 1993 and 1992.........   45
Results of Operations -- For the Years Ended December 31, 1992, 1991 and 1990.........   46
Validity of UPC Common Stock..........................................................   54
Experts...............................................................................   54
Index to Appendices
  Appendix A -- Clin-Ark Bankshares, Inc. Financial Statements
  Appendix B -- Agreement and Plan of Reorganization, along with the Plan of Merger annexed thereto as Exhibit A
  Appendix C -- 1965 Arkansas Business Corporation Act -- Dissenters' Rights

                                    SUMMARY

     The following summary is not intended to be a complete description of all material facts regarding UPC, CAB and the matters to be considered at the Special Meeting, and is qualified in all respects by the information appearing elsewhere or incorporated by reference in this Prospectus, the Appendices hereto and the documents referred to herein.

PARTIES TO THE MERGER

     UPC. Union Planters Corporation ("UPC") is a multi-state bank and savings and loan holding company headquartered in Memphis, Tennessee. At September 30, 1993, UPC had total consolidated assets of approximately $6.1 billion, deposits of approximately $5.2 billion and shareholders' equity of approximately $459 million. As of that date, UPC was the third largest independent bank holding company headquartered in Tennessee as measured by consolidated deposits. Management's emphasis in recent years has been to improve asset quality and maintain capital well in excess of regulatory minimums. At September 30, 1993, UPC's ratio of nonperforming loans to total loans was .84% and its ratio of nonperforming assets to loans and foreclosed property was 1.03%. The ratios of its allowance for losses on loans to total loans at such date was 2.94% and of its allowance for losses on loans to nonperforming loans was 352%. Also at such date, UPC's Tier 1 risk-based capital, Total risk-based capital and Leverage ratios were 14.51%, 16.86% and 6.91%, respectively.

     UPC conducts its business activities through its lead bank subsidiary, Union Planters National Bank ("UPNB"), and through 32 community banks and three savings and loan subsidiaries (collectively the "Community Banks") located in Tennessee, Arkansas, Mississippi, Alabama and Kentucky (the "Community Bank Group"). UPNB was founded in 1869 and operates 91 branches throughout Tennessee with a presence in each of Memphis, Nashville, Knoxville and Chattanooga, the major metropolitan markets in Tennessee. At September 30, 1993, UPNB had total consolidated assets of approximately $3.4 billion. UPNB provides a diversified range of financial services in the communities in which it operates, including consumer, commercial and corporate lending, retail banking and mortgage banking. To enhance fee income, UPNB also is engaged in mortgage servicing, investment management and trust services, the issuance and servicing of credit and debit cards and the origination, packaging and securitization of the government-guaranteed portions of Small Business Administration (SBA) loans.

     The Community Bank Group operates 145 branches and at September 30, 1993, had total combined assets of approximately $2.9 billion ($1.9 billion in Tennessee, $473 million in Mississippi, $467 million in Arkansas, and $23 million in Alabama). All of the Community Banks have been acquired by UPC since 1986 and are generally located in nonmetropolitan towns and communities and provide banking services and loan products to such communities, with an emphasis on one-to-four family residential mortgages and consumer and small commercial lending. Of the 35 Community Banks, 22 have the largest deposit share and six have the second largest deposit share in their respective markets providing UPC with a strong competitive position in those markets.

     UPC believes that the Community Banks provide additional diversification of the funding and revenue sources for UPC and intends to continue expansion of the Community Bank Group. UPC believes that its strategy of permitting the Community Banks to retain their names and boards of directors as well as substantial autonomy in their day-to-day operations enables UPC to be an attractive acquirer of community banking organizations and permits such institutions to continue to grow within their markets without disruption. UPC controls risk through centralized loan review and audit functions as well as close monitoring of the financial performance of each Community Bank. UPC also establishes its asset and liability management strategy on a consolidated basis and effects all trades for the investment portfolios of the Community Banks. UPC seeks economies in the Community Bank Group through consolidation of administrative and operational processes and is currently in the process of converting all of the Community Banks to a common data processing system. This system conversion should be completed by year-end 1994 and should permit UPC to realize significant cost savings upon full implementation.

     UPC expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions by UPNB in the major markets of Tennessee and through the acquisition of Community Banks that have significant local market share in communities primarily located in Tennessee and contiguous states. Future acquisitions may entail the payment by UPC of consideration in excess of the book value of the underlying assets being acquired, and may result in the issuance of additional shares of UPC capital stock or the incurrence of additional indebtedness by UPC, and could have a dilutive effect on the per share earnings or book value of UPC common stock. For information with respect to acquisitions that have been consummated during 1993 or that are currently pending, see "Recent Developments."

     UPC's corporate office is located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number is (901) 383-6000.

     Additional information about UPC is included in documents incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."

     CAB. Clin-Ark Bankshares, Inc. ("CAB") is a bank holding company chartered under the laws of the State of Arkansas whose main office is located at Highway 65 South, Clinton, Arkansas 72031 (telephone (501) 745-8200). CAB's principal subsidiary is First National Bank, Clinton, Arkansas ("First National"), a national banking association chartered under the laws of the United States of America. At September 30, 1993, First National was rendering banking services, consisting primarily of traditional deposit and lending services, from four banking offices located in Van Buren County, Arkansas. As of September 30, 1993, CAB's consolidated total assets and deposits were approximately $49.8 million and $45.5 million, respectively.

     NABS. North Arkansas Bankshares, Inc. ("NABS") is a bank holding company chartered under the laws of the State of Arkansas and a wholly-owned subsidiary of UPC with principal offices located at 300 South Church Street, Jonesboro, Arkansas 72403 (telephone 501-933-2295). NABS currently has seven banking subsidiaries, all located in the State of Arkansas, serving twelve (12) counties within that State. At the Effective Time of the Merger (as defined below), CAB will, pursuant to the terms of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A, merge with and into NABS, with NABS surviving the Merger and continuing as a wholly-owned subsidiary of UPC to operate under the name North Arkansas Bancshares, Inc.

SPECIAL MEETING OF CAB SHAREHOLDERS

     A Special Meeting (the "Special Meeting") of the CAB shareholders will be held on Thursday, March 3, 1994, at 7:00 p.m. CST, at CAB's executive offices on Highway 65 South, Clinton, Arkansas 72031, to consider and vote upon a proposal to approve the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A. See "The Special Meeting."

VOTES REQUIRED; RECORD DATE

     Only holders of CAB Common Stock of record at the close of business on January 19, 1994 (the "Record Date") will be entitled to receive notice of, and vote at the Special Meeting. The affirmative votes of the holders of two-thirds ( 2/3) of the total shares of CAB Common Stock outstanding on the Record Date are required to approve the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A. As of January 19, 1994, there were 54,442 shares of CAB Common Stock entitled to vote.

     The directors and executive officers of CAB (the "Management Group") held, as of the Record Date, 29,837 shares, or 54.8% of the outstanding shares of CAB Common Stock. CAB has been advised by all of the members of the Management Group that these individuals intend to vote their shares in favor of approval of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A. See "The Special Meeting."

TERMS OF THE MERGER

     Upon consummation of the Merger, each share of CAB Common Stock which is outstanding immediately prior to the Effective Time of the Merger (except for shares with respect to which dissenters' rights shall have been perfected in accordance with Arkansas law) will be converted exclusively into the right to receive four (4) shares of UPC Common Stock and, to the extent of any fractional shares to which a CAB Record Holder as defined below is entitled, cash in an amount determined pursuant to a conversion formula set forth in Section 3.1(e) of the Reorganization Agreement.

EFFECTIVE DATE

     The Merger will become effective at the time Articles of Merger along with the executed Plan of Merger are filed with the Arkansas Secretary of State in accordance with the 1965 Arkansas Business Corporation Act, as amended (the "Act"), or on such later date and at such later time as the Plan of Merger may specify (the "Effective Time of the Merger"). Assuming the timely receipt of all regulatory approvals, the expiration of all statutory waiting periods and the satisfaction or waiver of all conditions in the Reorganization Agreement, it is intended by the parties to the Reorganization Agreement that Articles of Merger along with the Plan of Merger will be filed so as to become effective on or about April 1, 1994. The effective date of the Merger will be the day on which the Effective Time of the Merger occurs (the "Effective Date of the Merger"). The parties to the Reorganization Agreement intend to close the transactions contemplated therein approximately one day prior to the effectiveness of the Merger (the "Closing Date"). Holders of record of CAB Common Stock immediately prior to the Effective Time of the Merger (the "CAB Record Holders") will be entitled to receive the consideration for the Merger pursuant to the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A.

REASONS FOR THE MERGER; RECOMMENDATIONS OF BOARDS OF DIRECTORS

     The Board of Directors of CAB (the "CAB Board") believes the Merger is fair to, and in the best interests of, CAB and its shareholders and recommends that CAB's shareholders vote FOR approval of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A. The CAB Board believes that the Merger will provide significant value to all CAB shareholders and also enable them to participate in opportunities for investment growth that the CAB Board believes the Merger makes possible. The Merger will give CAB access to a substantially greater base of capital, affording CAB an opportunity to expand services beyond those presently provided. Moreover, affiliation with UPC will allow CAB to compete more strongly in the North Arkansas marketplace and will provide CAB with certain economies of scale in its banking operations. See "The Merger -- Background of and Reasons for the Merger."

CONDITIONS; REGULATORY APPROVALS

     Consummation of the Merger is subject to various conditions, including receipt of the approval of the CAB shareholders, receipt of the necessary regulatory approvals and satisfaction of customary closing conditions.

     The regulatory approvals and consents necessary to consummate the transactions contemplated by the Reorganization Agreement include the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Arkansas State Bank Department (the "Arkansas Department"). Applications for such approvals have been submitted to each of the respective regulatory agencies and approval has been received from the Federal Reserve for the parties to consummate the Merger. The application with the Arkansas Department is still pending and there can be no assurance as to when, if or subject to what conditions, such approval will be granted. See "The
Merger -- Conditions to Consummation of the Merger," "-- Regulatory Approvals" and "-- Conduct of Business Pending the Merger" and "Certain Regulatory Considerations."

MANAGEMENT AFTER THE MERGER

     After the Effective Time of the Merger, the persons who are serving as directors and officers of NABS immediately prior thereto shall continue to be the directors and officers of NABS as the surviving corporation and will hold office as provided in the charter and bylaws of NABS unless and until their successors have been duly elected or appointed and qualified. See "The
Merger -- Management After the Merger."

SHAREHOLDERS' DISSENTERS' RIGHTS

     Under the Act, holders of CAB Common Stock outstanding and entitled to vote at the Special Meeting who do not vote for approval of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A and who comply with certain notice and other requirements set forth in Sections 4-26-1007 of the Act will have the right to dissent from the Merger and to be paid cash for the fair value of their shares as of the day prior to the date on which a vote is taken approving the Merger. (A vote in favor of the Merger will disqualify a CAB shareholder from exercising dissenters' rights). In order for a holder of CAB Common Stock to perfect dissenters' rights, such holder must (i) not vote his or her shares of CAB Common Stock FOR approval of the Reorganization Agreement and the Plan of Merger; (ii) deliver to CAB, prior to or at the Special Meeting at which the Reorganization Agreement and the Plan of Merger are submitted for shareholder vote, a written objection to the Reorganization Agreement and the Plan of Merger; and (iii) within ten (10) days after the date on which the vote is taken, make written demand to the surviving corporation for the payment of the fair value of his or her shares. Neither a delivery of a proxy appointment directing a vote against the Reorganization Agreement and the Plan of Merger nor a failure to vote for the Reorganization Agreement and the Plan of Merger will constitute such written notice. Certain additional procedures must be followed in order for a CAB shareholder to exercise dissenters' rights. Shareholders wishing to dissent from the Reorganization Agreement and the Plan of Merger are urged to read carefully "The Special Meeting -- Shareholders' Dissenters' Rights" and Appendix C (containing a copy of the Section of the Act pertaining to Dissenters' Rights) attached to this Prospectus and should consult with their own legal advisors.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     It is intended for federal income tax purposes that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, (the "Code") and accordingly, for federal income tax purposes, CAB shareholders will realize and recognize gain or loss (if any) only to the extent of any cash received as consideration for their CAB Common Stock. CAB shareholders may also recognize gain or loss by reason of receiving cash in lieu of a fractional share or by the exercise of Dissenters' Rights. See "The Merger -- Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

     The Merger is expected to be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP") as described in Accounting Principles Board Opinion No. 16.

MARKET PRICES OF COMMON STOCK

     UPC Common Stock. The UPC Common Stock is listed and traded on the NYSE (symbol: UPC). The following table sets forth for the periods indicated the high and low closing sale prices of the UPC Common Stock on the NYSE and the cash dividends declared per share for the periods indicated:

                                                                                          CASH
                                                                     PRICE RANGE        DIVIDENDS
                                                                  -----------------     DECLARED
                                                                   HIGH       LOW       PER SHARE
                                                                  ------     ------     ---------
1994
  First Quarter,
     through January 18, 1994...................................  $26.00     $24.88          --
                                                                                        ---------
          Total.................................................                            .00
                                                                                        ---------
                                                                                        ---------
1993
  First Quarter.................................................  $29.13     $22.50       $ .18
  Second Quarter................................................   29.25      22.63         .18
  Third Quarter.................................................   30.00      25.00         .18
  Fourth Quarter................................................   28.75      23.63         .18
                                                                                        ---------
          Total.................................................                          $ .72
                                                                                        ---------
                                                                                        ---------
1992
  First Quarter.................................................  $15.50     $13.75       $ .15
  Second Quarter................................................   20.13      14.63         .15
  Third Quarter.................................................   20.75      17.50         .15
  Fourth Quarter................................................   24.75      17.75         .15
                                                                                        ---------
          Total.................................................                          $ .60
                                                                                        ---------
                                                                                        ---------

     The last reported sale price of UPC Common Stock on the NYSE as of January 18, 1994, which was the last practicable date prior to the mailing of this Prospectus, was $26.00 per share.

     On January 20, 1994, UPC declared a quarterly cash dividend on the UPC Common Stock of $0.21 per share payable on February 18, 1994, to UPC shareholders of record on February 4, 1994.

     CAB Common Stock. The CAB Common Stock is not listed for trading on a national securities exchange or otherwise publicly traded in any established securities market.

SELECTED CONSOLIDATED FINANCIAL DATA

     The following tables present for UPC and CAB, on an historical basis, selected unaudited consolidated financial data. The information for CAB has been derived from financial statements, including the financial statements of CAB appearing in Appendix A to this Prospectus. The information for UPC has been derived from the financial statements of UPC, including the financial statements of UPC incorporated by reference in this Prospectus, and should be read in conjunction therewith and with the notes thereto. See "Incorporation of Certain Documents by Reference." Historical results are not necessarily indicative of results to be expected for any future period. In the opinion of the managements of the respective companies, all adjustments necessary to arrive at a fair statement of results of operations of UPC and CAB, have been included.

                    UPC SELECTED CONSOLIDATED FINANCIAL DATA

                                          NINE MONTHS ENDED
                                          SEPTEMBER 30,(1)                      FOR THE YEARS ENDED DECEMBER 31,
                                       -----------------------   --------------------------------------------------------------
                                          1993         1992         1992         1991         1990         1989         1988
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Income Statement Data
  Net interest income................  $  174,002   $  139,093   $  191,137   $  153,555   $  134,324   $  123,155   $  117,017
  Provision for losses on loans......       8,944       11,744       18,557       24,835       19,166       49,229       15,486
  Profits and commissions from
    trading activities...............       6,728        8,424       10,168       14,707       24,268       36,700       41,250
  Investment securities gains
    (losses).........................       3,874       12,065       13,246        3,344         (341)      (1,294)      (3,586)
  Other noninterest income...........      53,141       41,768       59,859       51,559       46,069       42,121       41,456
  Noninterest expense................     167,437      149,400      199,218      164,771      160,805      177,833      148,850
  Earnings (loss) before income taxes
    and accounting changes...........      61,364       40,206       56,635       33,559       24,349      (26,380)      31,801
  Applicable income taxes
    (benefit)........................      17,009       10,278       15,196        6,051        1,639       (4,111)       9,139
  Earnings (loss) before accounting
    changes..........................      44,355       29,928       41,439       27,508       22,710      (22,269)      22,662
  Accounting changes, net............       4,661           --           --           --           --           --           --
  Net earnings (loss)................      49,016       29,298       41,439       27,508       22,710      (22,269)      22,662
Per Common Share Data
  Earnings (loss) before accounting
    changes
    Primary..........................  $     1.99   $     1.53   $     2.10   $     1.59   $     1.20   $    (1.19)  $     1.20
    Fully diluted....................        1.85         1.47         2.02         1.58         1.20        (1.19)        1.20
  Net earnings (loss)
    Primary..........................        2.24         1.53         2.10         1.59         1.20        (1.19)        1.20
    Fully diluted....................        2.05         1.47         2.02         1.58         1.20        (1.19)        1.20
  Cash dividends.....................         .54          .45          .60          .48          .48          .48          .35
  Book value.........................       18.53        15.94        16.34        14.99        13.61        12.46        14.14
Balance Sheet Data (at period end)
  Total assets.......................  $6,139,577   $4,964,477   $5,262,184   $3,786,839   $4,004,710   $4,002,614   $3,743,855
  Loans, net of unearned income......   2,762,660    2,255,954    2,231,839    1,912,914    2,129,083    1,995,383    1,994,637
  Allowance for losses on loans......      81,298       63,350       64,290       47,934       50,921       46,871       41,063
  Investment securities..............   2,530,365    2,015,225    2,198,103    1,147,803    1,155,266    1,019,759      947,523
  Deposits...........................   5,181,421    4,272,343    4,450,176    3,211,261    3,341,840    3,129,567    2,871,888
  Long-term debt(2)..................     226,824       39,042       77,156       42,085       48,765       73,521       39,834
  Total shareholders' equity.........     459,424      347,522      356,211      269,446      237,035      240,591      264,971
  Average shares outstanding (in
    thousands)
    Primary..........................      19,118       16,723       16,765       16,632       18,641       18,894       18,882
    Fully diluted....................      23,264       19,382       19,609       16,986       18,981       18,928       18,894
Profitability Ratios
  Return on average assets
    Earnings before accounting
      changes........................         .97%         .87%         .87%         .72%         .56%          NM%         .63%
    Net earnings.....................        1.07          .87          .87          .72          .56           NM          .63
  Return on average common equity
    Earnings before accounting
      changes........................       15.35        13.38        13.65        11.18         9.34           NM         8.59
    Net earnings.....................       17.23        13.38        13.65        11.18         9.34           NM         8.59
  Net interest income
    (tax-equivalent) to average
    earning assets...................        4.37         4.61         4.61         4.63         4.00         3.81         4.11

                                          NINE MONTHS ENDED
                                          SEPTEMBER 30,(1)                      FOR THE YEARS ENDED DECEMBER 31,
                                       -----------------------   --------------------------------------------------------------
                                          1993         1992         1992         1991         1990         1989         1988
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Asset Quality Data
  Allowance/period end loans.........        2.94%        2.81%        2.88%        2.51%        2.39%        2.35%        2.06%
  Nonperforming loans(3).............  $   23,094   $   35,632   $   38,049   $   26,197   $   20,804   $   17,512   $   21,296
  Nonperforming assets(4)............      28,423       47,278       44,546       36,507       34,655       25,275       29,038
  Nonperforming loans/total loans....         .84%        1.58%        1.71%        1.37%         .98%         .88%        1.07%
  Allowance/nonperforming loans......      352.03       177.79       168.97       182.98       244.77       267.65       192.82
  Nonperforming assets/loans and
    foreclosed property..............        1.03         2.08         2.00         1.90         1.62         1.26         1.45
  Loans 90 days or more past
    due/loans........................         .18          .13          .15          .21          .44          .27          .47
  Provision/average loans............         .44          .73          .86         1.23          .93         2.50          .83
  Net charge-offs/average loans......         .32          .70          .83         1.38         1.10         2.25          .73
  Net charge-offs....................  $    6,479   $   11,130   $   17,879   $   27,822   $   22,704   $   44,274   $   13,494
Liquidity and Capital Ratios (at
  period end)
  Loans/deposits.....................       53.32%       52.80%       50.15%       59.57%       63.71%       63.76%       69.45%
  Equity/assets......................        7.48         7.00         6.77         7.12         5.92         6.01         7.08
  Tier 1 capital to risk-weighted
    assets(5)........................       14.51        13.88        13.81        12.19         9.57           NA           NA
  Total capital to risk-weighted
    assets(5)........................       16.86        16.44        16.33        14.93        12.17           NA           NA
  Leverage ratio(5)..................        6.91         6.87         6.85         6.94         5.71         5.76         6.66

- ---------------

(1) Interim period ratios are presented on an annualized basis where appropriate.
(2) Includes subsidiary banks' long-term debt (primarily Federal Home Loan Bank advances of $152.5 million and $2.9 million) at September 30, 1993 and 1992, respectively. Also, see "Recent Developments Affecting
     UPC -- Long-Term Debt."
(3) Nonperforming loans include loans on nonaccrual status and restructured loans.
(4) Nonperforming assets include nonperforming loans and foreclosed properties.
(5) The risk-based capital ratios are based upon capital guidelines prescribed by federal bank regulatory authorities. Under those guidelines, the required minimum Tier 1 and total capital to risk-weighted assets ratios are 4% and 8%, respectively. The required minimum leverage ratio of Tier 1 capital to total adjusted assets is 3% to 5%.
NA -- Not available          NM -- Not meaningful

                    CAB SELECTED CONSOLIDATED FINANCIAL DATA

                                 FOR THE PERIOD
                               ENDED SEPTEMBER 30,             FOR THE YEAR ENDED DECEMBER 31,
                               -------------------     -----------------------------------------------
                                1993        1992        1992      1991      1990      1989      1988
                               -------     -------     -------   -------   -------   -------   -------
                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Per Share Data
  Net earnings(1)
     Net earnings per
       share(2)............... $  9.85     $  9.12     $ 12.96   $  9.69   $  6.90   $  4.60   $  3.69
  Dividends declared..........    1.44        0.00        0.00      0.00      0.00      0.00      0.00
  Book value at period
     end(1)...................   72.38       60.17       63.90     51.65     42.49     35.88     31.73
  Average common shares
     outstanding..............  55,581      54,393      54,461    53,846    53,162    52,730    52,478
Earnings
  Interest income............. $ 2,534     $ 2,736     $ 3,626   $ 3,619   $ 2,925   $ 2,202   $ 1,612
  Interest expense............   1,045       1,294       1,663     2,056     1,734     1,292       906
  Net interest income.........   1,489       1,442       1,963     1,563     1,191       910       706
  Provision for possible loan
     losses...................     (50)        (78)        (77)      (47)      (60)      (92)      (32)
  Other operating income......     282         345         446       281       241       174       108
  Other operating expenses....     967         844       1,146     1,020       827       635       484
  Income taxes................     295         369         480       255       178       114       104
  Cumulative effect of
     accounting
     change...................      87           0           0         0         0         0         0
  Net income..................     546         496         706       522       367       243       194
Ending Balance Sheet
  Total assets................ $49,833     $47,270     $48,427   $43,409   $33,163   $25,948   $19,640
  Investment securities.......  13,963      13,797      13,044    10,608     7,240     5,852     3,806
  Loans net of unearned
     income...................  32,624      29,867      30,645    25,391    19,813    16,389    12,013
  Deposits....................  45,482      42,854      44,568    40,281    30,597    23,763    17,796
  Long-term debt..............       0           0           0         0         0         0         0
  Shareholders' equity........   4,023       3,273       3,480     2,781     2,259     1,892     1,665
  Reserve for possible loan
     losses...................     359         310         304       242       198       163        78
Selected Ratios
  Return on average assets....    1.48%(3)    1.46%(3)    1.54%     1.36%     1.24%     1.07%     1.12%
  Return on average equity....   19.41(3)    21.85(3)    22.55     20.71     17.68     13.66     12.37
  Equity to assets
     (average)................    8.19        7.22        7.58      7.26      7.64      8.30      9.59

- ---------------

(1) Based on average common shares outstanding adjusted for common stock equivalents including options to purchase 2,500 shares of CAB Common Stock.
(2) Includes cumulative effect of accounting change equal to $1.57 per share.
(3) Annualized

RECENT DEVELOPMENTS AFFECTING UPC.

     Long-Term Debt. A shelf registration statement for $150 million of UPC's subordinated debt securities became effective with the Commission on October 21, 1993. On November 2, 1993, UPC issued $75 million of 6.25% Subordinated Notes due 2003 at 99.305% under this shelf registration statement. The Subordinated Notes qualify for Tier 2 capital under risk-based capital guidelines.

     The net proceeds from the offering were $73.7 million. Approximately $39.0 million of the net proceeds have been used by UPC to in-substance defease UPC's 10 1/8% Subordinated Capital Debentures due April, 1999 (10 1/8% Debentures). Purchased direct obligations of the U.S. Government will provide cash flows matching the principal and interest debt service required for the 10 1/8% Debentures to the date the debentures can be called (April 1, 1996). The securities were placed in an irrevocable trust which will allow UPC, under generally accepted accounting principles, to remove the obligation from its balance sheet. The in-substance defeasance transaction resulted in an extraordinary loss of approximately $3.2 million after taxes. The remaining net proceeds will be used for general corporate purposes.

     UPC has also entered into an interest rate swap agreement with a notional amount of $50 million to convert a portion of its fixed-rate debt outstanding to a floating LIBOR rate for two and one-half years.

     1993 Preliminary Year-End Operating Results. The following table presents certain information for the three and twelve month periods ended December 31, 1993 and 1992. Reference is made to UPC's press release dated January 20, 1994, which is included in UPC's Current Report on Form 8-K dated January 20, 1994. For additional information, see "Incorporation of Certain Documents by Reference."

                                               THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                 DECEMBER 31,(1)               DECEMBER 31,(1)
                                            -------------------------     -------------------------
                                               1993           1992           1993           1992
                                            ----------     ----------     ----------     ----------
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Income Statement Data
  Net interest income.....................  $   57,944     $   52,044     $  234,605     $  191,137
  Provision for losses on loans...........         710          6,813          9,689         18,557
  Investment securities gains.............         642          1,181          4,581         13,246
  Other noninterest income................      20,072         19,835         80,218         70,027
  Noninterest expense.....................      55,105         49,818        224,480        199,218
  Earnings before extraordinary item and
     accounting changes...................      16,218         11,511         61,268         41,439
  Extraordinary item-defeasance of debt,
     net of taxes.........................      (3,206)            --         (3,206)            --
  Accounting changes, net of taxes........          --             --          5,001             --
  Net earnings............................      13,012         11,511         63,063         41,439
Per Common Share Data
  Earnings before extraordinary item and
     accounting changes
                -- primary................         .71            .58           2.69           2.10
                -- fully diluted..........         .65            .55           2.49           2.02
  Net earnings -- primary.................         .55            .58           2.78           2.10
                -- fully diluted..........         .52            .55           2.57           2.02
  Cash dividends..........................         .18            .15            .72            .60
  Book value..............................                                     18.96          16.34
Book value -- assuming conversion of
  convertible preferred stock.............                                     19.06          16.84
Profitability Ratios
  Return on average assets
     Earnings before extraordinary item
       and accounting changes.............        1.02%           .90%           .98%           .87%
     Net earnings.........................         .82            .90           1.01            .87
  Return on average common equity
     Earnings before accounting changes...       15.11          14.42          15.18          13.65
     Net earnings.........................       11.65          14.42          15.70          13.65
     Net interest income (tax-equivalent)/
       average earning assets.............        4.23           4.61           4.34           4.61
Asset Quality Data
  Allowance for losses on loans...........                                $   80,442     $   64,290
  Nonperforming loans.....................                                    22,171         38,049
  Nonperforming assets....................                                    26,963         44,546
  Loans 90 days or more past due..........                                     4,771          3,368
  Nonperforming loans/loans...............                                       .76%          1.70%

                                               THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                 DECEMBER 31,(1)               DECEMBER 31,(1)
                                            -------------------------     -------------------------
                                               1993           1992           1993           1992
                                            ----------     ----------     ----------     ----------
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
  Nonperforming assets/loans and
     foreclosed properties................                                       .92%          1.99%
  Allowance/nonperforming loans...........                                    362.83         168.97
Balance Sheet Data (at Period End)
  Total assets............................                                $6,318,186     $5,262,184
  Loans, net of unearned income...........                                 2,935,215      2,231,839
  Investment securities
     Book value...........................                                 2,617,053      2,198,103
     Market value.........................                                 2,661,260      2,239,534
  Total deposits..........................                                 5,251,366      4,450,176
  Long-term debt(2).......................                                   275,230         77,156
  Total shareholders' equity..............                                   477,300        356,211
Capital Ratios
  Equity/assets...........................                                      7.55%          6.77%
  Leverage................................                                      7.10           6.85

- ---------------

(1) Interim period ratios are annualized. Information for the twelve months ended December 31, 1993, includes the results of operations and financial condition of Garrett Bancshares, Inc., Hogue Holding Company, Inc., Central State Bancorp, Inc. and First Financial Services, Inc. for the entire period.
(2) Includes subsidiary banks' long-term debt (primarily Federal Home Loan Bank advances) of $160.5 million and $2.9 million at December 31, 1993 and 1992, respectively. Also, see "Recent Developments Affecting UPC -- Long-Term Debt."

     Recently Completed Acquisitions. During the first nine months of 1993, UPC acquired eleven Community Banks in Tennessee and Arkansas, contributing approximately $1.2 billion in assets, $604 million in loans and $1.0 billion in deposits to UPC's consolidated balance sheet. For additional information with respect to these transactions, see UPC's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1993, and UPC's Current Reports on Form 8-K dated September 27 and September 30, 1993, October 14, 1993, and January 10 and January 11, 1994, incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

     Since September 30, 1993, UPC has completed the acquisition of the following institutions (collectively, the "Recently Completed Acquisitions"):

                                                                     CONSIDERATION
                    INSTITUTION                   ASSET SIZE     VALUE           TYPE
    --------------------------------------------  ----------     -----     -----------------
                                                  (IN MILLIONS)
    First Financial Services, Inc. and its
      subsidiary, First State Bank, Brownsville,
      Tennessee.................................     $ 85         $12      UPC Common Stock
    Mid-South Bancorp, Inc. and its
      subsidiaries, Simpson County Bank,
      Franklin, Kentucky; Adairville Banking
      Company, Adairville, Kentucky; First
      Citizens Bank, Franklin, Tennessee; The
      Peoples Bank of Elk Valley, Fayetteville,
      Tennessee; and General Trust Company,
      Nashville, Tennessee......................      184          23      UPC Common Stock
                                                  ----------     -----
              Totals............................     $269         $35
                                                  ----------     -----
                                                  ----------     -----

     Pending Acquisitions. Consistent with UPC's acquisition strategy, UPC has entered into definitive agreements to acquire the following financial institutions in addition to CAB (collectively, the "Pending

Acquisitions") which management considers probable and which are expected to be consummated by June 30, 1994:

                                                                     CONSIDERATION
                     INSTITUTION                   ASSET SIZE     VALUE          TYPE
    ---------------------------------------------  ----------     -----    -----------------
                                                   (IN MILLIONS)
    Liberty Bancshares, Inc. and its subsidiary,
      Liberty Federal Savings Bank, Paris,
      Tennessee..................................     $174        $31.7    UPC Common Stock
    Anderson County Bank, Clinton, Tennessee.....       19          2.0    Cash
    First National Bancorp of Shelbyville, Inc.
      and its subsidiary, First National Bank of
      Shelbyville, Shelbyville, Tennessee........      169         27.0    UPC Common Stock
    Earle Bancshares, Inc. and its subsidiary,
      First Southern Bank, Earle, Arkansas.......       40          8.7    UPC Common Stock
    Tennessee Bancorp, Inc. and its subsidiary,
      Tennessee National Bank, Columbia,
      Tennessee..................................       92         14.0    Cash
                                                   ----------     -----
              Totals.............................     $494        $83.4
                                                   ----------     -----
                                                   ----------     -----

     If the Merger, the Pending Acquisitions and the Recently Completed Acquisitions had been consummated at September 30, 1993, UPC's consolidated total assets would have increased by approximately $769 million to approximately $6.9 billion, and UPC's consolidated total deposits would have increased by approximately $685 million to approximately $5.9 billion, based upon September 30, 1993, pro forma financial information. See "Pro Forma Condensed Financial Information" and the related pro forma financial information in UPC's Current Reports on Form 8-K dated September 27, September 30 and October 14, 1993, and January 10 and 11, 1994, and historical financial information included in UPC's 1992 Annual Report on Form 10-K and UPC's Quarterly Report on Form 10-Q dated September 30, 1993, incorporated by reference. See "Incorporation of Certain Documents by Reference."

EQUIVALENT AND PRO FORMA PER SHARE DATA

     The following table presents selected comparative unaudited per share data for (i) UPC Common Stock and CAB Common Stock on an historical basis; (ii) UPC Common Stock on a pro forma basis for the CAB Acquisition only and for the CAB Acquisition, all Recently Completed Acquisitions and the Pending Acquisitions; and (iii) CAB Common Stock on an equivalent pro forma basis for the CAB Acquisition only and for the CAB Acquisition, all Recently Completed Acquisitions and the Pending Acquisitions, for the periods indicated. The data is not necessarily indicative of the results of the future operations of either entity or the actual results that would have occurred had the Merger been consummated January 1, 1992. The information is derived from and should be read in conjunction with the consolidated historical financial statements of UPC (including related notes thereto) which are incorporated by reference, the consolidated historical financial statements of CAB annexed hereto as Appendix A and the unaudited pro forma consolidated financial statements and related notes in UPC's Current Report on Form 8-K dated January 11, 1994, and the historical financial statements of certain recently completed and pending acquisitions, dated September 27 and October 14, 1993 and January 10, 1994, incorporated by reference. See "Incorporation of Certain Documents by Reference."

                                                                         NINE           TWELVE
                                                                     MONTHS ENDED    MONTHS ENDED
                                                                     SEPTEMBER 30,   DECEMBER 31,
                                                                        1993(1)         1992(1)
                                                                     -------------   -------------
Book value per common share
  UPC..............................................................     $ 18.53         $ 16.34
  UPC pro forma (CAB only).........................................       18.52           16.33
  UPC pro forma (CAB and all Recently Completed and Pending
     Acquisitions).................................................       17.97           15.75
  CAB..............................................................       73.90           67.65
  CAB equivalent pro forma (CAB only)..............................       74.08           65.32
  CAB equivalent pro forma (CAB and all Recently Completed and
     Pending Acquisitions)(2)......................................       71.88           63.00
Cash dividends per common share
  UPC..............................................................         .54             .60
  UPC pro forma....................................................         .54             .60
  CAB..............................................................        1.44              --
  CAB equivalent pro forma.........................................        2.16              --
Earnings before extraordinary items and accounting changes
  UPC
     Primary.......................................................        1.99            2.10
     Fully diluted.................................................        1.85            2.02
  UPC pro forma (CAB only)
     Primary.......................................................        1.99            2.12
     Fully diluted.................................................        1.85            2.03
  UPC pro forma (CAB and all Recently Completed and Pending
     Acquisitions)(2)
     Primary.......................................................        1.71            1.44
     Fully diluted.................................................        1.63            1.44(3)
  CAB
     Primary.......................................................        8.28           12.96
     Fully diluted.................................................        8.28           12.96
  CAB equivalent pro forma (CAB only)
     Primary.......................................................        7.96            8.48
     Fully diluted.................................................        7.40            8.12

                                                                         NINE           TWELVE
                                                                     MONTHS ENDED    MONTHS ENDED
                                                                     SEPTEMBER 30,   DECEMBER 31,
                                                                        1993(1)         1992(1)
                                                                     -------------   -------------
  CAB equivalent pro forma (CAB and all Recently Completed and
     Pending Acquisitions)(2)
     Primary.......................................................        6.84            5.76
     Fully diluted.................................................        6.52            5.76(3)

- ---------------

(1) The equivalent pro forma per share data for CAB is computed by multiplying UPC's pro forma share information by 4.00.
(2) See also, "Recent Developments -- Recently Completed Acquisitions" and "Pending Acquisitions."
(3) The assumed conversion of UPC Preferred Stock is antidilutive; therefore, it is not presented.

PRO FORMA CONDENSED FINANCIAL INFORMATION

     The following tables contain unaudited, consolidated, pro forma, condensed financial information showing a statement of earnings for the nine months ended September 30, 1993, and for the twelve months ended December 31, 1992, and a balance sheet at September 30, 1993, for (i) UPC; (ii) UPC, the Recently Completed Acquisitions and CAB; and (iii) UPC, the Recently Completed Acquisitions, the Pending Acquisitions and CAB. Additionally, the pro forma statements of earnings include certain acquisitions completed prior to December 31, 1992. The unaudited pro forma financial information reflects the Pending Acquisitions and the acquisition of CAB using both the pooling of interests and purchase methods of accounting in accordance with the accounting requirements of each specific transaction. The unaudited pro forma financial information should be read in conjunction with the historical financial statements of UPC and CAB and in conjunction with the information presented in UPC's 1992 Annual Report on Form 10-K, UPC's Quarterly Reports on Form 10-Q dated March 31, June 30 and September 30, 1993, and UPC's Current Reports on Form 8-K dated September 27 and October 14, 1993 and January 10, 11 and 20, 1994. Pro forma results are not necessarily indicative of future operating results. See "Incorporation of Certain Documents by Reference" and "Appendix A."

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1993

                                                                                            UPC,
                                                                                     RECENTLY COMPLETED
                                                                     UPC,              ACQUISITIONS,
                                                              RECENTLY COMPLETED          PENDING
                                                                 ACQUISITIONS           ACQUISITIONS
                                                  UPC              AND CAB                AND CAB
                                               ----------     ------------------     ------------------
                                                                (DOLLARS IN THOUSANDS)
ASSETS
Cash and due from banks......................  $  251,679         $  262,399             $  260,988
Interest-bearing deposits at financial
  institutions...............................      35,456             36,941                 40,356
Federal funds sold and securities purchased
  under agreements to resell.................     136,487            144,243                163,293
Trading account securities, at market........     126,308            126,308                126,308
Loans held for resale........................      48,818             48,818                 52,479
Investment securities
  Held for sale..............................     458,187            458,187                431,998
  Held for investment........................   2,072,178          2,162,120              2,316,855
Loans........................................   2,762,660          2,959,845              3,237,951
  Allowance for losses on loans..............     (81,298)           (85,653)               (90,996)
                                               ----------     ------------------     ------------------
          Net loans..........................   2,681,362          2,874,192              3,146,955
Premises and equipment.......................     130,541            137,559                145,630
Goodwill and other intangibles...............      42,628             43,001                 48,557
Mortgage servicing rights....................       4,149              4,149                  4,149
Other real estate............................       5,010              5,759                  6,787
Other assets.................................     146,774            154,799                164,220
                                               ----------     ------------------     ------------------
          Total assets.......................  $6,139,577         $6,458,475             $6,908,575
                                               ----------     ------------------     ------------------
                                               ----------     ------------------     ------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
  Noninterest-bearing........................  $  749,073         $  794,134             $  816,519
  Interest-bearing...........................   4,432,348          4,667,010              5,050,242
                                               ----------     ------------------     ------------------
          Total deposits.....................   5,181,421          5,461,144              5,866,761
Short-term borrowings
  Federal funds purchased and securities sold
     under agreements to repurchase..........     184,780            184,805                184,805
  Other......................................       6,441              7,142                  7,142
Federal Home Loan Bank advances..............     149,257            153,506                154,106
Long-term debt
  Subordinated notes and debentures..........      74,292             74,292                 74,292
  Other......................................       3,275              8,149                  8,149
Other liabilities............................      80,687             84,330                 89,151
                                               ----------     ------------------     ------------------
          Total liabilities..................   5,680,153          5,973,368              6,384,406
                                               ----------     ------------------     ------------------
Shareholders' equity
  Preferred stock............................     104,548            104,548                104,548
  Common stock...............................      95,751            103,320                116,469
  Additional paid-in capital.................      83,368             83,100                 83,784
  Retained earnings..........................     175,757            194,139                219,368
                                               ----------     ------------------     ------------------
          Total shareholders' equity.........     459,424            485,107                524,169
                                               ----------     ------------------     ------------------
          Total liabilities and shareholders'
            equity...........................  $6,139,577         $6,458,475             $6,908,575
                                               ----------     ------------------     ------------------
                                               ----------     ------------------     ------------------

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES

             UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 1993

                                                                                            UPC,
                                                                                     RECENTLY COMPLETED
                                                                       UPC,            ACQUISITIONS,
                                                                RECENTLY COMPLETED        PENDING
                                                                   ACQUISITIONS         ACQUISITIONS
                                                       UPC           AND CAB              AND CAB
                                                     --------   ------------------   ------------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income
  Interest and fees on loans.......................  $178,967        $195,233             $214,094
  Interest on investment securities
     Taxable.......................................    88,773          93,287               99,780
     Tax-exempt....................................    17,396          18,223               18,298
  Interest on deposits at financial institutions...     1,223           1,215                1,392
  Interest on federal funds sold and securities
     purchased under agreements to resell..........     2,866           3,206                3,479
  Interest on trading account securities...........     4,837           4,837                4,837
  Interest on loans held for resale................     2,588           2,588                2,588
                                                     --------   ------------------   ------------------
          Total interest income....................   296,650         318,589              344,467
                                                     --------   ------------------   ------------------
Interest expense
  Interest on deposits.............................   110,090         119,588              131,920
  Interest on short-term borrowings................     4,699           4,708                4,737
  Interest on long-term debt.......................     7,859           8,208                8,208
                                                     --------   ------------------   ------------------
          Total interest expense...................   122,648         132,504              144,865
                                                     --------   ------------------   ------------------
          Net interest income......................   174,002         186,085              199,602
Provision for losses on loans......................     8,944          12,567               13,268
                                                     --------   ------------------   ------------------
          Net interest income after provision for
            losses on loans........................   165,058         173,518              186,334
                                                     --------   ------------------   ------------------
Noninterest income
  Service charges on deposit accounts..............    20,965          22,662               23,856
  Profits and commissions from trading
     activities....................................     6,728           6,728                6,728
  Investment securities gains......................     3,874           3,880                4,452
  Other income.....................................    32,176          32,651               33,830
                                                     --------   ------------------   ------------------
          Total noninterest income.................    63,743          65,921               68,866
                                                     --------   ------------------   ------------------
Noninterest expense
  Salaries and employee benefits...................    73,303          77,592               82,718
  Net occupancy expense............................    11,714          12,800               13,764
  Equipment expense................................    11,721          11,940               12,282
  Other expense....................................    70,699          75,106               79,636
                                                     --------   ------------------   ------------------
          Total noninterest expense................   167,437         177,438              188,400
                                                     --------   ------------------   ------------------
          Earnings before income taxes and
            accounting changes.....................    61,364          62,001               66,800
Applicable income taxes............................    17,009          17,998               19,789
                                                     --------   ------------------   ------------------
          Earnings before accounting changes.......  $ 44,355        $ 44,003             $ 47,011
                                                     --------   ------------------   ------------------
                                                     --------   ------------------   ------------------
Earnings per common share before accounting changes
  Primary..........................................  $   1.99        $   1.79             $   1.71
  Fully diluted....................................      1.85            1.69                 1.63
Average common shares outstanding (in thousands)
  Primary..........................................    19,118          20,856               23,542
  Fully diluted....................................    23,264          25,284               27,970

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES

             UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1992

                                                                                            UPC,
                                                                                     RECENTLY COMPLETED
                                                                       UPC,            ACQUISITIONS,
                                                                RECENTLY COMPLETED        PENDING
                                                                   ACQUISITIONS         ACQUISITIONS
                                                       UPC           AND CAB              AND CAB
                                                     --------   ------------------   ------------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income
  Interest and fees on loans.......................  $199,881        $292,341             $321,006
  Interest on investment securities
     Taxable.......................................   106,139         140,669              149,674
     Tax-exempt....................................    16,148          18,123               18,266
  Deposits at financial institutions...............     3,999           4,460                3,952
  Interest on federal funds sold and securities
     purchased under agreements to resell..........     4,280           6,186                7,107
  Interest on trading account securities...........     6,648           6,648                6,648
  Interest on loans held for resale................     3,457           3,457                3,457
                                                     --------   ------------------   ------------------
          Total interest income....................   340,552         471,884              510,110
                                                     --------   ------------------   ------------------
                                                     --------   ------------------   ------------------
Interest expense
  Interest on deposits.............................   137,605         201,977              221,902
  Interest on short-term borrowings................     6,942           6,958                6,961
  Interest on long-term debt.......................     4,868           6,940                6,981
                                                     --------   ------------------   ------------------
          Total interest expense...................   149,415         215,875              235,844
                                                     --------   ------------------   ------------------
          Net interest income......................   191,137         256,009              274,266
Provision for losses on loans......................    18,557          39,762               40,595
                                                     --------   ------------------   ------------------
          Net interest income after provision for
            losses on loans........................   172,580         216,247              233,671
                                                     --------   ------------------   ------------------
Noninterest income
  Service charges on deposit accounts..............    20,843          26,069               27,687
  Profits and commissions from trading
     activities....................................    10,168          10,168               10,168
  Investment securities gains......................    13,246          15,212               15,584
     Other income..................................    39,016          50,476               51,870
                                                     --------   ------------------   ------------------
          Total noninterest income.................    83,273         101,925              105,309
                                                     --------   ------------------   ------------------
Noninterest expense
  Salaries and employee benefits...................    74,772         103,879              110,438
  Net occupancy expense............................    13,136          18,573               19,881
  Equipment expense................................    12,225          15,756               16,180
  Other expense....................................    99,085         126,003              131,679
                                                     --------   ------------------   ------------------
          Total noninterest expense................   199,218         264,211              278,178
                                                     --------   ------------------   ------------------
          Earnings before income taxes and
            extraordinary items....................    56,635          53,961               60,802
Applicable income taxes............................    15,196          17,079               19,317
                                                     --------   ------------------   ------------------
          Earnings before extraordinary items......  $ 41,439        $ 36,882             $ 41,485
                                                     --------   ------------------   ------------------
                                                     --------   ------------------   ------------------
Earnings per common share before extraordinary
  items
  Primary..........................................  $   2.10        $   1.40             $   1.44
  Fully diluted....................................      2.02            1.40*                1.44*
Average common shares outstanding (in thousands)
  Primary..........................................    16,765          20,458               23,143
  Fully diluted....................................    19,609          24,565               27,250

- ---------------

* The assumed conversion of UPC Preferred Stock is antidilutive, therefore it is not presented.

                              THE SPECIAL MEETING

TIME AND PLACE OF SPECIAL MEETING; SOLICITATION OF PROXIES

     Each copy of this Prospectus mailed to holders of CAB Common Stock is accompanied by a proxy appointment card furnished in connection with the CAB Board's solicitation of proxies for use at the Special Meeting and at any adjournments or postponements thereof. The Special Meeting is scheduled to be held at 7:00 p.m. CST, on Thursday, March 3, 1994, at CAB's executive offices located on Highway 65 South, Clinton, Arkansas 72031. Only holders of record of CAB Common Stock at the close of business on January 19, 1994, are entitled to receive notice of and to vote at the Special Meeting. At the Special Meeting, the CAB shareholders will consider and vote upon (i) a proposal to approve the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A and
(ii) such other matters as may properly be brought before the Special Meeting or any adjournments or postponements thereof.

     HOLDERS OF CAB COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY APPOINTMENT CARD AND RETURN IT PROMPTLY TO CAB IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY APPOINTMENT CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER (BUT WILL NOT BE SUFFICIENT TO PERFECT DISSENTERS' RIGHTS). CAB SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY APPOINTMENT CARDS.

     Any holder of CAB Common Stock who has delivered a proxy appointment may revoke it at any time before it is voted by attending the Special Meeting and voting in person at the Special Meeting or by giving notice of revocation in writing or submitting a signed proxy appointment bearing a later date to Clin-Ark Bankshares, Inc., Highway 65 South (P.O. Box 789), Clinton, Arkansas 72031, Attention: Corporate Secretary, provided such notice or proxy appointment is actually received by CAB before the vote of shareholders. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy appointment unless, before the shares are voted, notice of such death or incapacity is filed with the Corporate Secretary or other person responsible for tabulating the votes on behalf of CAB. The shares of CAB Common Stock represented by properly executed proxy appointments received will be voted FOR (or AGAINST, if so indicated) approval of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A. If any other matters are properly presented at the Special Meeting for consideration, the persons named in the CAB proxy appointment card enclosed herewith will have discretionary authority to vote on such matters in accordance with their best judgment, provided, however, that such discretionary authority (i) will only be exercised to the extent permissible under applicable federal or state securities law and
(ii) will not extend to any motion to adjourn the Special Meeting made by CAB for the purpose of soliciting additional proxy appointments. CAB is not aware of any matter to be presented at the Special Meeting other than the proposal to approve the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A.

     The cost of soliciting proxies from holders of CAB Common Stock will be borne by CAB. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers and employees of CAB (who will receive no additional compensation for doing so).

VOTES REQUIRED

     The affirmative votes of the holders of two-thirds ( 2/3) of the outstanding shares of CAB Common Stock entitled to vote at the Special Meeting are required in order to approve the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A. Therefore, a failure to return a properly executed proxy appointment or alternatively to vote in person at the Special Meeting will have the same effect as a vote against the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A (but will not be sufficient to perfect the holder's dissenters' rights). As of the Record Date, there were 54,442 shares of CAB Common Stock outstanding and entitled to vote at the Special Meeting, with each share entitled to one vote.

     As of the Record Date, the Management Group beneficially owned and held of record a total of 29,837 shares or approximately 54.8% of the issued and outstanding shares of CAB Common Stock. ALL OF THE MEMBERS OF THE MANAGEMENT GROUP HAVE ADVISED CAB OF THEIR INTENTION TO VOTE THEIR SHARES IN FAVOR OF THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A.

SHAREHOLDERS' DISSENTERS' RIGHTS

     Any shareholder of CAB entitled to vote on approval of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A has the right to receive payment of the fair value of his shares of CAB Common Stock upon compliance with Section 4-26-1007 of the Act, a copy of which is included as Appendix C to this Prospectus. A shareholder may not dissent as to less than all of the shares that he beneficially owns.

     Any CAB shareholder intending to enforce his dissenters' rights may not vote in favor of the Reorganization Agreement and the Plan of Merger (either personally or by proxy) and must (i) deliver to the Corporate Secretary of CAB prior to the time of the shareholder vote a written objection to the Reorganization Agreement and the Plan of Merger ("Objection Notice") and (ii) deliver to the Corporate Secretary of the surviving corporation within ten (10) days after the date on which the vote was taken a written demand for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the Merger (the "Demand Letter"). The Demand Letter must state that the shareholder demands payment for his shares of CAB Common Stock if the Merger is effected and include the number of shares of CAB Common Stock owned by the dissenting CAB shareholder. A vote against approval of the Reorganization Agreement and the Plan of Merger will not, in and of itself, constitute an Objection Notice or Demand Letter satisfying the requirements of
Section 4-26-1007 of the Act. Failure to comply substantially with these procedures will cause the CAB shareholder to lose his dissenters' rights to receive cash payment for his shares. Consequently, any CAB shareholder who desires to exercise his rights to payment for his shares is urged to consult his legal adviser before attempting to exercise such rights.

     If the Reorganization Agreement and the Plan of Merger should be approved by CAB's shareholders at the Special Meeting and the Merger is consummated, each CAB shareholder who did not vote for the Merger and who has properly filed an Objection Notice and Demand Letter will be notified by the surviving corporation no later than ten (10) days after the Effective Date of the Merger that the Merger was consummated, and which letter shall offer to make payment for the fair value of the dissenting shareholder's shares pursuant to the Act.

     If within thirty (30) days after the Effective Date of the Merger the fair value of such shares is agreed upon between the dissenting shareholder and the surviving corporation, then payment of such shares' fair value shall be made by the surviving corporation to the dissenting shareholder within ninety (90) days after the Effective Date of the Merger, upon the surrender of the dissenting shareholder's stock certificate(s) representing his shares of CAB Common Stock.

     If within the 30-day period after the Effective Date of the Merger the dissenting shareholder and the surviving corporation cannot agree upon the fair value of such shares, then the dissenting shareholder, within sixty (60) days after the expiration of the 30-day period, may file a petition in the Circuit Court of Craighead County, Arkansas (the "Court"), asking for a finding and determination of the fair value of the shares and shall be entitled to judgment against the surviving corporation for the amount of the fair value as of the day prior to the date on which the vote was taken approving the Merger, together with interest thereon to the date of judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving corporation of the certificate(s) representing the shares held by such dissenting shareholder. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in the shares or in the surviving corporation.

     Unless the dissenting shareholder files his petition within the time period set forth in the Act, the dissenting shareholder and all persons claiming such rights under him will be bound by the terms of the Reorganization Agreement and the Plan of Merger.

     The foregoing summary of the applicable provisions of Section 4-26-1007 of the Act is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such Section, which is annexed as Appendix C to this Prospectus.

     For a discussion of certain tax consequences in connection with exercising Dissenters' Rights, see "The Merger -- Certain Federal Income Tax Consequences."

RECOMMENDATION

     For the reasons described below, the CAB Board has adopted the Reorganization Agreement and the Plan of Merger, believes the Merger is in the best interest of CAB and its shareholders and recommends that shareholders of CAB vote FOR approval of the Reorganization Agreement and the Plan of Merger.

                                   THE MERGER

     The following information concerning the Merger, insofar as it relates to matters contained in the Reorganization Agreement or the Plan of Merger annexed thereto as Exhibit A, is qualified in its entirety by reference to the Reorganization Agreement, including the Plan of Merger, which is attached to this Prospectus as Appendix B. CAB shareholders are urged to read the Reorganization Agreement and the Plan of Merger carefully.

BACKGROUND OF, AND REASONS FOR, THE MERGER

     Background. Clin-Ark Bankshares, Inc. has for several years operated First National Bank, Clinton, Arkansas ("First National") in Van Buren County as a small, community bank in North Arkansas. First National has operated with relatively few employees, focusing its activities primarily on serving depositors and local businesses and making small business, agricultural and consumer type loans. While First National's basic business has remained largely the same, the regulatory environment in which the bank operates has become increasingly complex. Credit analysis and documentation have become more complex.

     UPC learned in early 1992 that management of CAB might be inclined to consider a proposal to permit CAB to be acquired by a larger institution. Shortly thereafter, UPC made a preliminary offer to acquire CAB subject to a number of conditions. At that time, Jackson W. Moore, President of UPC, commenced discussions with Stephen J. Smith and other members of the CAB Board. Such discussions resulted in the execution of the Reorganization Agreement dated as of April 30, 1993, which was approved by the CAB Board at a special meeting on March 23, 1993, and by the UPC Board of Directors at their regular meeting held on May 20, 1993.

     CAB Reasons. In light of the foregoing, the CAB Board has voted to recommend the approval of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A by the CAB shareholders for the following reasons:

          (i) The trend in the banking industry is toward consolidation, making it less likely that an institution the size of First National will be able to compete successfully in the future;

          (ii) Given the trend in the banking industry as discussed above and the highly competitive environment in which First National would be expected to compete in the future, the proper time to effect a merger of the organization with a larger institution is at the beginning of the trend and before increased competition has had time to affect adversely First National earnings and, consequently, its value;

          (iii) First National will be able to benefit significantly from UPC's larger capital base, operations, regulatory expertise and management talent;

          (iv) UPC's philosophy is to provide its community banks with a substantial amount of operating autonomy, generally leaving existing management in place to manage the institution consistent with past management culture, so long as such culture is not inconsistent with UPC's policies and produces results consistent with results achieved while the institution was independent; and

          (v) The market value of the UPC Common Stock offered in exchange for the CAB Common Stock exceeds the recent trading prices for the CAB Common Stock, the annual dividend yield on the UPC Common Stock exceeds the historical yield on the CAB Common Stock and there is a broader and more liquid market for the UPC Common Stock, which is listed and traded on the NYSE.

     The CAB Board did not assign any specific or relative individual weight to the foregoing factors in determining to recommend the Merger to the CAB shareholders.

     UPC Reasons. Management of UPC has recommended to the UPC Board of Directors (the "UPC Board") and the UPC Board has approved the Merger and the Reorganization Agreement along with the Plan of Merger annexed thereto as Exhibit A because (i) CAB has experienced strong and continued growth, (ii) First National is located geographically in a region in which UPC has sought to increase its market share, and (iii) UPC believes that by providing First National with access to the UPC capital base and other banking resources, First National will be well positioned to compete in its market in the face of enhanced competition from larger, well capitalized institutions.

TERMS OF THE MERGER

     At the Effective Time of the Merger, CAB will merge with and into NABS with NABS surviving the Merger and continuing after the Effective Time of the Merger to operate under the name North Arkansas Bancshares, Inc. The surviving corporation will remain a wholly-owned subsidiary of UPC. In the Merger, each share of CAB Common Stock outstanding immediately prior to the Effective Time of the Merger, other than those shares with respect to which Dissenters' Rights shall have been perfected as described above, will be converted exclusively into the right to receive four (4) shares of UPC Common Stock as provided in the Reorganization Agreement and the Plan of Merger.

     No fractional shares of UPC Common Stock will be issued in the Merger, and, after aggregation of the shares (and fractional shares, if any) of UPC Common Stock to which the holder of record of CAB Common Stock immediately prior to the Effective Time of the Merger (a "CAB Record Holder") is entitled, cash will be paid by UPC in lieu of any remaining fractional share. No fractional shares would be involved should the exchange ratio remain at four for one. The amount of cash in exchange for fractional shares to be received by CAB Record Holders in the Merger will be determined pursuant to Section 3.1(e) of the Reorganization Agreement which is based on the Current Market Price Per Share of the UPC Common Stock. The Current Market Price Per Share equals the average price per share of the "last" real time trades of the UPC Common Stock on the NYSE for each of the ten (10) general market trading days next preceding the Closing Date on which the NYSE was open for business.

     Holders of CAB Common Stock entitled to vote at the Special Meeting will have the right to dissent from the Reorganization Agreement and the Plan of Merger and receive a cash payment equal to the fair value of their shares, all in conformity with Section 4-26-1007 of the Act. See "The Special Meeting -- Shareholders' Dissenters' Rights."

EFFECTIVE DATE AND EFFECTIVE TIME OF THE MERGER

     Articles of Merger along with the executed Plan of Merger will be filed as soon as practicable after all conditions precedent contained in the Reorganization Agreement have been satisfied or lawfully waived, including receipt of all regulatory approvals and expiration of all statutory waiting periods, or on such later date as may be agreed to by UPC and CAB. The Effective Time of the Merger will be at the time the Articles of Merger along with the Plan of Merger are filed in the Office of the Arkansas Secretary of State pursuant to the Act or at such later date and time as the parties may agree and specify in the Plan of Merger. The Effective Date of the Merger will be the day on which the Effective Time of the Merger occurs. It is presently anticipated that the Articles of Merger will be filed on or about March 31, 1994, but will specify, by agreement of the parties, an Effective Time of the Merger of 12:01 a.m. CST, on April 1, 1994. There can be no assurance that such expectation will be achieved.

SURRENDER OF CERTIFICATES

     As promptly as practicable after the Effective Time of the Merger, Union Planters National Bank, acting in the capacity of exchange agent (the "Exchange Agent"), will mail to each person who was a holder of record of CAB Common Stock immediately prior to the Effective Time of the Merger a form letter of transmittal, together with instructions and a return mailing envelope (collectively, the "Exchange Materials") to facilitate the exchange of such holder's certificates formerly representing shares of CAB Common Stock for certificates representing shares of UPC Common Stock.

     HOLDERS OF CAB COMMON STOCK WHO DO NOT INTEND TO EXERCISE DISSENTERS' RIGHTS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE EXCHANGE MATERIALS FROM THE EXCHANGE AGENT.

     Upon receipt of the Exchange Materials, CAB Record Holders should complete the letter of transmittal in accordance with the instructions provided and deliver the letter of transmittal, together with all stock certificates formerly representing shares of CAB Common Stock to the Exchange Agent in the return envelope provided. Provided the Exchange Agent shall have received the certificates and related documentation completed in proper form, as soon as practicable after the Effective Time of the Merger, UPC will issue, and the Exchange Agent will mail, to the CAB Record Holder a certificate representing the whole number of shares of UPC Common Stock to which such holder is entitled pursuant to the Reorganization Agreement and a check in the amount of the cash consideration, if any, with respect to any remaining fractional share to which the holder is entitled. No consideration will be delivered to a CAB Record Holder unless and until such holder shall have delivered to the Exchange Agent all certificates formerly representing the shares of CAB Common Stock held by him and in respect of which he claims payment is due, or such documentation, if applicable, and security in respect of lost or stolen certificates as is required by the Reorganization Agreement.

     No dividend or other distribution with respect to the UPC Common Stock will be paid or delivered to the holder of any unsurrendered CAB certificate until the holder surrenders all of such certificate(s) in accordance with the Exchange Materials, at which time the CAB Record Holder will be entitled to receive all previously withheld dividends and distributions, without interest.

     After the Effective Time of the Merger, there will be no further transfers on CAB's stock transfer books of shares of CAB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger. If certificates representing shares of CAB Common Stock should be presented for transfer after the Effective Time of the Merger, they will be returned to the presenter together with a form of letter of transmittal and exchange instructions.

     Neither UPC, the Exchange Agent, NABS nor any other person will be liable to any former holder of CAB Common Stock for any amount properly delivered to a public official pursuant to applicable unclaimed property, escheat or similar laws.

     If a certificate formerly representing CAB Common Stock has been lost, stolen or destroyed, the Exchange Agent will deliver the consideration properly payable in respect to such certificate in accordance with the Reorganization Agreement upon receipt of appropriate evidence as to such loss, theft or destruction; appropriate evidence as to ownership of such certificate by the claimant; and a lost instrument bond in form satisfactory to UPC and the Exchange Agent as required by the Exchange Materials.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The respective obligations of UPC and CAB to effect the Merger are subject to the satisfaction of the following conditions prior to the Closing Date: (i) approval of the Reorganization Agreement along with the Plan of Merger annexed thereto as Exhibit A and the transactions contemplated thereby by the affirmative votes of the holders of two-thirds ( 2/3) of the CAB Common Stock outstanding on the Record Date; (ii) approval of the Reorganization Agreement and the transactions contemplated thereby by the Federal

Reserve and the Arkansas Department and the expiration of any statutory waiting periods; (iii) receipt of all other regulatory and contractual consents necessary to consummate the transactions contemplated by the Reorganization Agreement; (iv) the satisfaction of all other requirements prescribed by law as conditions precedent to the consummation of the transactions contemplated by the Reorganization Agreement; (v) none of UPC, NABS, CAB or First National shall be subject to any order, decree or injunction of a court or agency which presents a substantial risk of the restraint or prohibition of the consummation of the Merger or the obtaining of material damages or other relief in connection therewith; (vi) the Registration Statement of which this Prospectus forms a part shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and (vii) receipt of opinions from the regularly retained independent accountants of UPC and CAB that the Merger should be accounted for by UPC as a pooling of interests for financial statement purposes and that such accounting treatment is in accordance with generally accepted accounting principles and that such accountants are aware of no reason why the Merger may not be accounted for as a pooling of interests.

     The obligations of UPC and NABS to effect the Merger are further subject to the satisfaction, or waiver by UPC, of, among others, the following conditions:
(i) UPC shall have received a legal opinion, dated the date of closing, from counsel to CAB as to the good standing of CAB, the enforceability and due authorization of the Reorganization Agreement and the receipt of all required approvals (subject to limitations as permitted in the Reorganization Agreement);
(ii) each of the representations, warranties and covenants of CAB and First National set forth in the Reorganization Agreement shall, in all material respects, be true on, or complied with by, the Closing Date as if made on such date (except to the extent they relate by their terms to an earlier date) and UPC shall have received a certificate signed by certain officers of CAB and First National to such effect; (iii) there shall have been no damage or destruction to, or taking of any property of CAB or First National or any material adverse change in the business, financial condition, results of operations or prospects of CAB or First National; (iv) CAB and First National shall not have committed to effect any form of business combination with, or asset sale to any other person or entity; adopted any "poison pill", shareholders' rights provision or "golden parachute;" or taken any other action the effect of which would be to materially diminish the value of CAB or First National to UPC; and (v) at the time of Closing certain financial covenants shall have been met including covenants that the total assets of First National be equal to or greater than $47 million, the tangible equity capital of First National and CAB, be equal to or greater than $3.7 million and $3.8 million, respectively, that neither CAB nor First National shall have issued any additional equity or debt securities or rights to purchase such securities, that there have been no extraordinary sales of assets, investment portfolio restructuring or dividend declarations by either of CAB or First National and that the Merger can be accounted for as a pooling of interests; (vi) that each member of the CAB Board shall have entered into UPC's standard form non-compete agreement with UPC or First National; and (vii) Mr. G. Robert Garner shall have entered into a written agreement with UPC and CAB providing for the conversion of his options to purchase 2,500 shares of CAB Common Stock into the exclusive right to purchase shares of UPC Common Stock as provided in the Reorganization Agreement.

     The obligations of CAB to effect the Merger are further subject to the satisfaction, or waiver by CAB, of, among others, the following conditions: (i) CAB shall have received a legal opinion, dated the date of closing, from counsel to UPC as to the good standing of UPC and NABS, the enforceability and due authorization of the Reorganization Agreement, the validity of the UPC Common Stock, the receipt of required approvals and the absence of conflict with UPC's charter, bylaws and material contracts (subject to limitations as permitted in the Reorganization Agreement); (ii) each of the representations, warranties and covenants of UPC set forth in the Reorganization Agreement shall, in all material respects, be true on, or complied with by, the Closing Date as if made on such date (except to the extent they relate by their terms to an earlier date) and CAB shall have received a certificate signed by certain officers of UPC to that effect; (iii) CAB shall have received from UPC certificates from certain UPC executive officers stating that the consummation of the transaction has been duly authorized and that the persons executing and delivering documents on behalf of UPC are duly appointed and that their signatures are genuine; and
(iv) CAB shall have received from the Exchange Agent a certificate evidencing receipt of the certificates representing the UPC Common Stock and cash constituting the Consideration payable in the Merger.

     No assurance can be provided as to whether all of the conditions precedent to the Merger will be satisfied or waived by the party lawfully permitted to do so.

REGULATORY APPROVALS

     The Merger is subject to prior approval by (i) the Arkansas Department under Section 23-32-1804 of the Regional Reciprocal Banking Act of 1988, of the Arkansas Code; and (ii) the Federal Reserve under Section 3 of the Bank Holding Company Act of 1956, as amended (the "BHCA"), which requires that the Federal Reserve take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. Applications for such approvals have been filed with the Federal Reserve and the Arkansas Department. The BHCA prohibits the Federal Reserve from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve finds that the anticompetitive effects of the Merger are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977.

     Under the BHCA, the Merger may not be consummated until the 30th day following the date of Federal Reserve approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval unless a court specifically orders otherwise. There can be no assurance that the Department of Justice will not challenge the Merger, or if such challenge is made, as to the result thereof.

     The Merger may not lawfully proceed in the absence of the requisite regulatory approvals. The Federal Reserve authorized the consummation of the Merger on December 15, 1993. Application for approval of the Merger is still pending with the Arkansas Department and there can be no assurance as to when, if or subject to what conditions, such approval will be granted. See "The Merger -- Conditions to Consummation of the Merger" and "-- Waiver and Amendment; Termination."

CONDUCT OF BUSINESS PENDING THE MERGER

     The Reorganization Agreement contains certain restrictions upon the conduct of CAB's and First National's business pending consummation of the Merger. In particular, the Reorganization Agreement provides, in part, that, except as otherwise provided in the Reorganization Agreement and/or without the written consent of UPC, neither CAB nor First National may, among other things, (i) amend its charter or bylaws; (ii) permit any lien to exist in respect to any share of stock held by CAB or its subsidiaries; (iii) repurchase any of its capital stock, split or otherwise subdivide its capital stock, recapitalize in any way or declare a stock dividend in respect to the CAB Common Stock; (iv) issue or sell any CAB Common Stock or sell or otherwise dispose of a substantial part of CAB's or First National's assets or earnings power; (v) dispose of, discontinue or acquire any material assets or businesses other than in the ordinary course of business; (vi) incur any additional debt in excess of $50,000 except in the ordinary course of business; (vii) increase compensation, pay bonuses or enter into severance arrangements except in accordance with past practices; (viii) amend any existing employment contract with any person having a salary in excess of $30,000 per year or enter into any new employment contract providing for an annual salary exceeding $30,000 per year unless CAB or its subsidiaries may terminate same at will without liability; (ix) adopt any new benefit plan; (x) enter into any new service contracts, purchase or sale agreements or lease agreements that are material to it; (xi) make any capital expenditures except in the ordinary course of business; (xii) extend credit (or commit to extend credit) to any officer, director or holder of 2% or more of CAB Common Stock if such extension of credit would exceed 2% of the capital of CAB or First National, or amend the terms of any such credit; or (xiii) acquire direct or indirect control over any person or entity except in the ordinary course of business or in connection with internal reorganizations and acquisitions in CAB's or First National's fiduciary capacity.

Moreover, CAB and First National, respectively, shall, among other things, operate in the usual, regular and ordinary course, preserve its organization and assets and maintain its rights and franchises, use its best efforts to retain its customer base and assist UPC in procuring all applicable regulatory approvals.

PAYMENT OF DIVIDENDS

     Subject to certain conditions, CAB is permitted under the Reorganization Agreement to declare and pay, out of ordinary earnings, a quarterly cash dividend with respect to the CAB Common Stock of up to $.72 per share of CAB Common Stock per calendar quarter for any quarterly period ending subsequent to the date of the Reorganization Agreement (April 30, 1993) and prior to January 1, 1994. The aggregate amount of dividends that may be so paid shall be limited to an amount not to exceed UPC's quarterly dividend payout ratio. Notwithstanding the foregoing, the Reorganization Agreement prohibits CAB from paying a dividend if such payment would disqualify the Merger from being accounted for by UPC under the pooling of interests method of accounting. See UPC Common Stock and Preferred Stock -- "UPC Common Stock -- Dividends."

WAIVER AND AMENDMENT; TERMINATION

     Prior to the Effective Date of the Merger, any condition of the Reorganization Agreement may (to the extent allowed by law) be waived by the party benefitted by the provision or may be amended or modified (including the structure of the transaction) by an agreement in writing approved by the Boards of Directors of UPC and CAB; provided, however, that no such amendment may be effected after shareholder approval of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A without approval of the CAB shareholders if the effect of such amendment would be to change the amount or the type of consideration to be paid in the Merger to the CAB Record Holders.

     The Reorganization Agreement may be terminated at any time prior to the Effective Date of the Merger, either before or after approval by the CAB shareholders, as follows: (i) by the mutual consent of the parties; (ii) by UPC or NABS if CAB or First National, respectively, should violate any affirmative or negative covenant in respect to the operation of its business; (iii) by UPC, NABS or CAB if the Closing Date shall not have occurred by March 31, 1994, unless the failure is due to the failure of the party seeking to terminate; (iv) by UPC, NABS or CAB if any governmental or regulatory approval is denied and not successfully appealed within certain time limits; (v) by either party if the other party's conditions have not been satisfied or waived as of the Closing Date or if the other party has committed a material breach that is not cured within 30 days after the breaching party receives notice of such breach; (vi) by UPC or NABS if there has been a material adverse change in the business, properties, liabilities, prospects or net worth of CAB or First National or if CAB or First National should enter into a formal capital plan in cooperation with applicable banking regulators; (vii) by UPC or NABS should CAB or First National enter into any business combination or any letter of intent or agreement in respect thereof with any other person; or (viii) by UPC in the event that the holders of five percent (5%) or more of the CAB Common Stock shall perfect dissenters' rights.

     In the event of the valid termination of the Reorganization Agreement by either UPC or CAB, the Reorganization Agreement shall become void, and there will be no liability on the part of either party or their officers or directors except for liability for breach of the Reorganization Agreement or for any misstatement or misrepresentation made prior to such termination.

MANAGEMENT AFTER THE MERGER

     The Reorganization Agreement and the Plan of Merger provide that after the Effective Time of the Merger, the surviving corporation will be managed by a board of directors consisting of the present members of NABS Board of Directors (the "NABS Board"), all of whom have served on the NABS Board for one or more terms and are expected to be qualified to serve as officers and/or directors of the surviving corporation. All officers and directors serve one (1) year terms but may be re-elected or reappointed, as the case may be.

Set forth below are those persons who are executive officers of NABS and members of NABS's Board of Directors, their ages and principal occupations for the last five years.

                     NAME                    AGE                   POSITION
    ---------------------------------------  ---    ---------------------------------------
    G. L. Lieblong.........................  49     Chairman of NABS; President of NABS;
    J. Armistead Smith.....................  58     Director of NABS; Vice Chairman of UPC
    Jackson W. Moore.......................  45     Director of NABS; President of UPC
    J. F. Springfield......................  64     Director of NABS; Secretary and General
                                                    Counsel of UPC

     Mr. Lieblong has been Chairman and President of NABS since 1990; Chairman and Chief Executive Officer of Mercantile Bank, Jonesboro, Arkansas since 1990; and President of Mercantile Bank since 1991. Prior to 1990, Mr. Lieblong was President and Chief Executive Officer of First National Bank of Paragould, Arkansas and First Paragould Bankshares, Inc.

     Mr. Smith has been a director of NABS since 1990; Vice Chairman of UPC since 1989; Executive Vice President of UPC from 1987 to 1989; President of UPNB from 1988 to 1992; and Vice Chairman of UPNB from 1985 to 1988.

     Mr. Moore has been a director of NABS since 1990; a Director of UPC since 1986; President of UPC since 1989; and a Partner of Wildman, Harrold, Allen, Dixon & McDonnell, a law firm, prior to 1989.

     Mr. Springfield has been a director of NABS since 1990, and has been Secretary and General Counsel of UPC since 1985.

NABS EXECUTIVE COMPENSATION

     The following table sets forth the compensation received by the Chairman of the Board and Chief Executive Officer of NABS for the period indicated:

                                                                               LONG-TERM COMPENSATION
                                                                           -------------------------------
                                                                                  AWARDS
                                           ANNUAL COMPENSATION             ---------------------   PAYOUTS
                                  --------------------------------------   RESTRICTED              -------
   NAME AND PRINCIPAL                                     OTHER ANNUAL       STOCK      OPTIONS/    LTIP        ALL OTHER
        POSITION           YEAR   SALARY(1)     BONUS    COMPENSATION(2)     AWARDS     SARS(3)    PAYOUTS   COMPENSATION(4)
- -------------------------  ----   ---------    -------   ---------------   ----------   --------   -------   ---------------
G.L. Lieblong............  1992   $163,770     $37,500       $ 9,527              --    $31,500        --        $ 1,711
  President and Chairman   1991   $154,500     $   199       $ 7,013              --         --        --        $   585
  of the Board             1990   $ 79,615 (5) $50,000       $   109              --         --        --        $   317

- ---------------

(1) NABS has no paid employees. Mr. Lieblong's salary is paid by Mercantile Bank, Jonesboro, Arkansas, a wholly-owned subsidiary of NABS.
(2) Includes UPC's ESOP and 401(K) plan contributions.
(3) In 1990, G.L. Lieblong received options to purchase 10,000 shares of UPC Common Stock in connection with UPC's acquisition of NABS.
(4) Mr. Lieblong receives other forms of compensation that may be deemed as direct or indirect compensation, including special pay and miscellaneous pay, amounting to $1,711 in 1992.
(5) From date of hire of June 1, 1990.

     Except for G.L. Lieblong, none of NABS' subsidiaries' directors or executive officers received in excess of $100,000 of aggregate direct remuneration in 1992 from NABS or NABS' subsidiaries. NABS pays no direct or indirect remuneration to its directors or executive officers. The aggregate direct remuneration paid by NABS' wholly-owned subsidiary, Mercantile Bank, Jonesboro, Arkansas, to all directors and executive officers as a group (4 persons) in 1992 was $244,008, which reflects the amount paid by Mercantile Bank, Jonesboro to Mr. Lieblong.

     Messrs. J. Armistead Smith, Jackson W. Moore and J. F. Springfield receive no direct or indirect compensation from NABS or NABS' subsidiaries for their services as directors of NABS. Messrs. Smith and

Moore receive compensation from UPC for their services as executive officers and directors of UPC. Mr. Springfield receives compensation from UPC for his services as an executive officer of UPC.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain of the directors and officers of CAB also serve on the First National Board of Directors (the "First National Board") and will retain their positions on the First National Board after consummation of the Merger. Those individuals own approximately 54.8% of the shares of CAB Common Stock issued and outstanding and will receive in the Merger the consideration described above. All directors of First National are likely to retain their positions as directors of First National. Certain of the directors and officers of CAB currently own in the aggregate 1,550 shares of UPC Common Stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax discussion set forth below is abbreviated in nature and is included for general information only. CAB shareholders are urged to consult their own tax advisers as to the specific tax consequences to them of the Merger, including the applicability and effect of federal, state and local and other tax laws.

     General. It is intended that for federal income tax purposes the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, (i) no gain or loss will be recognized by either UPC or CAB as a result of the Merger, (ii) gain or loss will be recognized by the CAB shareholders only to the extent of any cash consideration received in exchange for their CAB Common Stock in connection with the Merger (except as discussed below with respect to cash received in lieu of the issuance of fractional shares of UPC Common Stock); (iii) the tax basis of UPC Common Stock to be received by the CAB shareholders in connection with the Merger will be the same as the CAB Record Holder's basis of the CAB Common Stock surrendered in exchange therefor, increased by the amount of any gain recognized and reduced by the amount of cash received with respect thereto and the amount allocable to a fractional share interest, if any, for which cash is received; and (iv) the holding period of the UPC Common Stock to be received by the CAB shareholders in connection with the Merger will include the holding period of the CAB Common Stock surrendered in exchange therefor, provided that the CAB Common Stock is held as a capital asset at the Effective Time of the Merger.

     Consequences of Receipt of Cash in Lieu of Fractional Shares. A CAB shareholder who is entitled to receive cash in lieu of a fractional share of UPC Common Stock in connection with the Merger will recognize as of the Effective Date of the Merger gain (or loss) equal to the difference between such cash amount and the shareholder's basis in the fractional share interest. Any gain or loss recognized will be capital gain (or loss) if the CAB Common Stock is held by such shareholder as a capital asset at the Effective Date of the Merger.

     Cash Received by Holders of CAB Common Stock Who Dissent. A shareholder of CAB who perfects his dissenters' rights under the laws of Arkansas and who receives a cash payment of the value of his shares of CAB Common Stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of Section 302 of the Code, including the attribution rules of Section 318. In general, if the shares of CAB Common Stock are held by the holder as a capital asset at the Effective Time of the Merger, such holder will recognize capital gain or loss measured by the difference between the amount of cash received by such holder and the basis of such shares. Each holder of CAB Common Stock who contemplates exercising his dissenters' rights should consult his own tax advisor as to the possibility that any payment to him will be treated as dividend income.

ACCOUNTING TREATMENT

     The Merger is intended to be treated by UPC and CAB as a "pooling of interests" for accounting purposes. Accordingly, under generally accepted accounting principles as described in Accounting Principles Board Opinion No. 16 for business combinations, the assets and liabilities of CAB and UPC will be carried on the books of UPC immediately subsequent to the Effective Time of the Merger at the amounts recorded on the respective books of each corporation immediately prior to the Effective Time of the Merger. Net income of UPC subsequent to the Merger becoming effective will include the net income of CAB and UPC for the entire fiscal period in which the Merger occurs, which is expected by UPC and CAB to be fiscal year 1994. Subsequent to the Merger becoming effective, the reported income of CAB and UPC will be combined and restated as income of UPC for all periods in 1994, including those periods ended prior to the Effective Time of the Merger. The unaudited pro forma financial information contained in this Prospectus has been prepared using the pooling of interests method of accounting where applicable.

EXPENSES

     The Reorganization Agreement provides, in general, that UPC and CAB will each pay their own expenses in connection with the Reorganization Agreement and the transactions contemplated thereby, including fees and expenses of their own accountants and counsel.

RESALES OF UPC COMMON STOCK

     The shares of UPC Common Stock issued pursuant to the Reorganization Agreement will be freely transferable under the Securities Act of 1933 except for shares issued to any shareholder who may be deemed to be an "affiliate" of CAB and therefore an "underwriter" as of the date of the Effective Time of the Merger with respect to the UPC Common Stock issued in the Merger for purposes of Rule 145 under the Securities Act. Affiliates may not sell their shares of UPC Common Stock acquired in connection with the Merger except pursuant to an effective registration statement (other than on Form S-4) under the Securities Act covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of CAB generally include individuals or entities that control, are controlled by or are under common control with CAB and will include members of the Management Group in their roles as either executive officers, directors or ten percent (10%) or greater shareholders of CAB. UPC will place restrictive legends on certificates representing UPC Common Stock issued to all persons who are deemed "underwriters" under Rule 145. The shares of the UPC Common Stock to be delivered pursuant to the Merger to any CAB shareholder deemed an "affiliate" of CAB under the Securities Act are subject to the additional restriction on resale imposed by provisions in the Reorganization Agreement requiring all affiliates to retain all shares of UPC Common Stock received by them in connection with the Merger until such time as UPC shall have publicly released a statement of UPC's consolidated earnings reflecting the combined financial results of UPC and CAB for a period of not less than 30 days subsequent to the Effective Date of the Merger. UPC does not expect to release such a statement prior to July 21, 1994. Shares of UPC Common Stock delivered to any CAB shareholders deemed affiliates will bear a legend to that effect. See "Description of UPC Common and Preferred Stock -- UPC Common Stock -- Dividends."

                       CERTAIN REGULATORY CONSIDERATIONS

GENERAL

     As a bank holding company, UPC is subject to the regulation and supervision of the Federal Reserve. In addition, as a savings and loan holding company, UPC is registered with the Office of Thrift Supervision (the "OTS") and is subject to OTS regulations, supervision and reporting requirements. UPC's bank subsidiaries that are national banking associations, including UPNB, are subject to supervision and examination by the Office of the Comptroller of the Currency (the "Comptroller") and the Federal Deposit Insurance Corporation (the "FDIC"). State bank subsidiaries of UPC which are members of the Federal Reserve

System are subject to supervision and examination by the Federal Reserve and the state banking authorities of the states in which they are located. State bank subsidiaries which are not members of the Federal Reserve System are subject to supervision and examination by the FDIC and the state banking authorities of the states in which they are located. UPC's savings bank subsidiaries are subject to supervision and examination by the OTS. UPC's banking subsidiaries are subject to various requirements and restrictions, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the rate of interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the banks. In addition to the impact of regulation, the subsidiary banks are affected significantly by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy.

     The BHCA generally requires the prior approval of the Federal Reserve where a bank holding company proposes to acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank or otherwise to acquire control of a bank or to merge or consolidate with any other bank holding company. The BHCA generally prohibits the Federal Reserve from approving an application by a bank holding company to acquire a bank located in another state, unless such an acquisition is specifically authorized by statute of the state in which the bank to be acquired is located. Both Tennessee and Arkansas have adopted reciprocal interstate banking legislation permitting Tennessee-based bank holding companies to acquire banks and bank holding companies in certain other states, including Arkansas, and allowing bank holding companies located in certain states other than Tennessee and Arkansas, to acquire banks and bank holding companies in Tennessee and Arkansas.

     A bank holding company is generally prohibited under the BHCA from acquiring voting shares of any company which is not a bank, and from engaging in any activities other than those of banking or of managing or controlling banks or furnishing services to or performing services for its subsidiaries. An exception to these prohibitions permits a bank holding company to engage in, or to acquire an interest in a company, such as a thrift institution, which engages in activities that the Federal Reserve has determined are so closely related to banking or managing or controlling banks as to be a proper incident thereto.

CAPITAL ADEQUACY

     The Federal Reserve has adopted risk-based capital guidelines for bank holding companies. The minimum requirement of the guidelines for the ratio of total capital ("Total capital") to risk-weighted assets (including certain off-balance-sheet activities such as standby letters of credit) is 8%. At least half of the Total capital must be composed of "Tier 1 capital" which consists of common shareholders' equity, minority interests in the equity accounts of consolidated subsidiaries, non-cumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, less goodwill ("Tier 1 capital"). The remainder, which is classified as "Tier 2 capital," may consist of subordinated debt (or certain other qualifying debt issued prior to March 12, 1988), other preferred stock and a limited amount of loan loss reserves.

     In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 capital to average total assets, less goodwill (the "Leverage ratio") of 3% for bank holding companies that meet certain specified criteria, including those having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage ratio of at least 3% plus an additional cushion of 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve has not advised UPC of any specific minimum Leverage ratio applicable to UPC.

     Failure to meet capital requirements can subject an institution to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC and a prohibition on the taking of brokered deposits. As described below, under the "Prompt Corrective Action" regulations, substantial additional restrictions can be imposed upon FDIC-insured institutions that fail to meet applicable capital requirements. See "-- Prompt Corrective Action."

     At September 30, 1993, UPC's Total risk based capital ratio was 16.86%, Tier 1 capital ratio was 14.51% and Leverage ratio was 6.91%. In addition, each of UPC's banking subsidiaries satisfied the minimum capital requirements applicable to it and had the requisite capital levels to qualify as a "well-capitalized" institution under the prompt corrective action provisions discussed below.

PROMPT CORRECTIVE ACTION

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") enacted in December 1991 requires the federal banking regulators to take prompt corrective action in respect of depository institutions that do not meet their minimum capital requirements. FDICIA establishes five capital tiers:
"well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under capital regulations, a bank is defined to be well capitalized if it maintains a Leverage ratio of at least 5%, a Tier 1 capital ratio of at least 6% and a Total capital ratio of at least 10% and is not otherwise in a "troubled condition" as specified by its appropriate federal regulatory agency. A bank is defined to be adequately capitalized if it meets all of its minimum capital requirements as described above under "Capital Adequacy." In addition, a bank will be considered undercapitalized if it fails to meet any minimum required measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to maintain a level of tangible equity equal to not less than 2% of total assets. A bank may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     All institutions, regardless of their capital levels, are restricted from making any capital distribution or paying any management fees that would cause the institution to fail to satisfy the minimum levels to be considered adequately capitalized. An undercapitalized institution is: (i) subject to increased monitoring by the appropriate federal banking regulator; (ii) required to submit an acceptable capital restoration plan within 45 days; (iii) subject to asset growth limits; and (iv) required to obtain prior regulatory approval for acquisitions, branching and new lines of business. The capital restoration plan must include a guarantee by the institution's holding company that the institution will comply with the plan until it has been adequately capitalized on average for four consecutive quarters. Pursuant to the guarantee, the institution's holding company would be liable up to the lesser of 5% of the institution's total assets or the amount necessary to bring the institution into capital compliance as of the date it failed to comply with its capital restoration plan. If the controlling bank holding company fails to fulfill its obligations under the guarantee and files (or has filed against it) a petition under the federal Bankruptcy Code, the appropriate federal banking regulator could have a claim as a general creditor of the bank holding company, and, if the guarantee were deemed to be a commitment to maintain capital under the federal Bankruptcy Code, the claim would be entitled to a priority in such bankruptcy proceeding over third-party creditors of the bank holding company.

     The regulatory agencies have discretionary authority to reclassify well capitalized institutions as adequately capitalized or to impose on adequately capitalized institutions requirements or actions specified for undercapitalized institutions if the agency determines after notice and an opportunity for hearing that the institution is in an unsafe or unsound condition or is engaging in an unsafe or unsound practice, which can consist of the receipt of an unsatisfactory examination rating if the deficiencies cited are not corrected. A significantly undercapitalized institution, as well as any undercapitalized institution that did not submit an acceptable capital restoration plan, may be subject to regulatory demands for recapitalization, broader application of restrictions on transactions with affiliates, limitations on interest rates paid on deposits, asset growth and other activities, possible replacement of directors and officers and restrictions on capital distributions by any bank holding company controlling the institution. Any company controlling the institution could also be required to divest the institution or the institution could be required to divest subsidiaries. The senior executive officers of a significantly undercapitalized institution may not receive bonuses or increases in compensation without prior approval and the institution is prohibited from making payments of principal or interest on its subordinated debt. If an institution becomes critically undercapitalized, the institution will be subject to conservatorship or receivership within 90 days unless periodic determinations are made that forbearance from such action would better protect the deposit insurance fund. Unless appropriate findings and certifications are made by the appropriate federal bank regulatory agencies, a critically undercapitalized institution must be placed in receivership if it remains critically undercapitalized on average during the calendar quarter beginning 270 days after the date it became critically undercapitalized.

DIVIDEND RESTRICTIONS

     UPC is a legal entity separate and distinct from UPNB, the Community Banks and its nonbank subsidiaries. UPC's revenues (on a parent company only basis) result, in significant part, from dividends paid to UPC by its subsidiaries. The right of UPC, and consequently the right of creditors and shareholders of UPC, to participate in any distribution of the assets or earnings of any subsidiary through the payment of such dividends or otherwise is necessarily subject to the prior claims of creditors of the subsidiary (including depositors, in the case of banking subsidiaries), except to the extent that claims of UPC in its capacity as a creditor may be recognized.

     There are statutory and regulatory requirements applicable to the payment of dividends by UPNB and the Community Banks to UPC. Each national banking association subsidiary of UPC, including UPNB, is required by federal law to obtain the prior approval of the Comptroller for the payment of dividends if the total of all dividends declared by the board of directors of such bank in any year will exceed the total of (i) such bank's net profits (as defined and interpreted by regulation) for that year plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. In addition, national banks may only pay dividends to the extent that their retained net profits (including the portion transferred to surplus) exceed statutory bad debts (as defined by regulation). The state-chartered Community Banks are subject to similar restrictions on the payment of dividends by the respective state laws under which they are organized. Furthermore, as described further under "-- Prompt Corrective Action," all depository institutions are prohibited from paying any dividends, making other distributions or paying any management fees if, after such payment, the depository institution would fail to satisfy its minimum capital requirements. In accordance with the specified calculations, at September 30, 1993, UPNB and the Community Banks had approximately $87 million available for distribution to UPC without obtaining regulatory approval. The actual amount of dividends paid will be limited to a lesser amount by the management of UPC in order to maintain compliance with UPC's internal capital guidelines and to maintain strong capital positions in each of the subsidiary banks of UPC. Future dividends will depend upon the level of earnings of the subsidiary banks of UPC.

     It is the policy of the Federal Reserve that bank holding companies should pay dividends only out of current earnings. Federal banking regulators also have the authority to prohibit banks and bank holding companies from paying a dividend if they should deem such payment to be an unsafe or unsound practice. In addition, it is the position of the Federal Reserve Board that as a bank holding company UPC is expected to act as a source of financial strength to each of its subsidiary banks. See "-- Support of Subsidiary Banks."

SUPPORT OF SUBSIDIARY BANKS

     Under Federal Reserve policy, UPC is expected to act as a source of financial strength to UPNB and the Community Banks and, where required, to commit resources to support each of such subsidiaries. This support may be required at times when, absent such Federal Reserve policy, UPC may not be inclined to provide it. Moreover, if one of its subsidiary banks should become undercapitalized, under FDICIA, UPC would be required to guarantee the subsidiary bank's compliance with its capital plan in order for such plan to be accepted by the federal regulatory authority. See "-- Prompt Corrective Action."

     Under the "cross guarantee" provisions of the Federal Deposit Insurance Act, any FDIC-insured subsidiary of UPC may be held liable for any loss incurred by, or reasonably expected to be incurred by the FDIC in connection with (i) the "default" of any other commonly controlled FDIC-insured subsidiary or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured subsidiary "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

     Because it is a bank holding company, any capital loans made by UPC to UPNB or any of the Community Banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment over certain other creditors of the bank holding company.

TRANSACTIONS WITH AFFILIATES

     Provisions of the Federal Reserve Act impose restrictions on the type, quantity and quality of transactions between affiliates of an insured bank and the insured bank (including its bank holding company and its nonbank subsidiaries). The purpose of these restrictions is to prevent misuse of the resources of the insured institution by its uninsured affiliates. An exception to most of these restrictions is provided for transactions between two insured banks that are within the same holding company where the holding company owns 80% or more of each of these banks (the "sister bank" exception). The restrictions also do not apply to transactions between an insured bank and its wholly owned subsidiaries. These restrictions include limitations on the purchase and sale of assets and extensions of credit by the insured bank to its holding company or its nonbank subsidiaries. An insured bank and its subsidiaries are limited in engaging in "covered transactions" with their nonbank or nonsavings bank affiliates to the following amounts: (i) in the case of any one such affiliate, the aggregate amount of covered transactions of the insured bank and its subsidiaries may not exceed 10% of the capital stock and surplus of the insured bank, and (ii) in the case of all affiliates, the aggregate amount of covered transactions of the insured bank and its subsidiaries may not exceed 20% of the capital stock and surplus of the bank. "Covered transactions" are defined by statute to include a loan or extension of credit, as well as a purchase of securities issued by an affiliate, a purchase of assets (unless otherwise exempted by the Federal Reserve), the acceptance of securities issued by the affiliate as collateral for a loan and the issuance of a guarantee, acceptance or letter of credit issued on behalf of an affiliate. Further, provisions of the Bank Holding Company Act of 1956, as amended, prohibit a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

FDIC INSURANCE ASSESSMENTS

     The subsidiary banks of UPC are subject to FDIC deposit insurance assessments. The FDIC has adopted a risk-based premium schedule which has increased the assessment rates for most FDIC-insured depository institutions. Under the new schedule, the annual premiums initially range from $.23 to $.31 for every $100 of deposits. Each financial institution is assigned to one of three capital groups -- well capitalized, adequately capitalized or undercapitalized -- and further assigned to one of three subgroups within a capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, state supervisors and on the basis of other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The actual assessment rate applicable to a particular institution will, therefore, depend in part upon the risk assessment classification so assigned to the institution by the FDIC.

RECENT BANKING LEGISLATION

     In addition to the matters noted above, FDICIA made other significant changes to the federal banking laws. FDICIA institutes certain changes to the supervisory process, including provisions that mandate certain regulatory agency actions against undercapitalized institutions within specified time limits.

     Standards for Safety and Soundness. FDICIA requires the federal bank regulatory agencies to prescribe, by regulation to become effective no later than December 1, 1993, standards for all insured depository institutions and depository-institution holding companies relating to: (i) INTERNAL controls, information systems and audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest-rate risk exposure; (v) asset growth; and (vi) compensation, fees and benefits. The compensation standards must prohibit employment contracts, compensation or benefit arrangements, stock option plans, fee arrangements or other compensatory arrangements that would provide excessive compensation, fees or benefits or could lead to material financial loss, but (subject to certain exceptions) may not prescribe specific compensation levels or ranges for directors, officers or employees. In addition, the federal banking regulatory agencies would be required to prescribe by regulation standards specifying: (i) maximum classified assets to capital ratios; (ii) minimum earnings sufficient to absorb losses without impairing capital; and (iii) to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions and depository institution holding companies.

     Brokered Deposits. The FDIC has adopted regulations governing the receipt of brokered deposits. Under the regulations, a bank may not lawfully accept, roll over or renew brokered deposits unless (i) it is well capitalized or (ii) it is adequately capitalized and receives a waiver from the FDIC. A bank that may not receive brokered deposits also may not offer "pass-through" insurance on certain employee benefit accounts. Whether or not it has obtained such a waiver, an adequately capitalized bank may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates specified by regulation. There are no such restrictions on a bank that is well capitalized. Because UPNB and all of the Community Banks had at September 30, 1993, the requisite capital levels to qualify as well capitalized institutions, UPC believes the brokered deposits regulation will have no material affect on the funding or liquidity of UPNB or any of the Community Banks.

     Consumer Protection Provisions. FDICIA seeks to encourage enforcement of existing consumer protection laws and enacted new consumer-oriented provisions including a requirement of notice to regulators and customers of any proposed branch closing and provisions intended to encourage the offering of "lifeline" banking accounts and lending in distressed communities. FDICIA also requires depository institutions to make additional disclosures to depositors with respect to the rate of interest and the terms of their deposit accounts.

     Miscellaneous. FDICIA also made extensive changes in the applicable rules regarding audit, examinations and accounting. FDICIA generally requires annual on-site full-scope examinations by each bank's primary federal regulator. FDICIA also imposes new responsibilities on management, the independent audit committee and outside accountants to develop, approve or attest to reports regarding the effectiveness of internal controls, legal compliance and off-balance-sheet liabilities and assets.

     FDICIA also required the Federal Reserve to prescribe standards which limit the risks posed by an insured institution's "exposure" to any other depository institution to limit the risks that the failure of a large depository institution would pose to an insured depository institution. FDICIA broadly defines "exposure" to include extensions of credit to the other institution; purchases of, or investments in, securities issued by the other institution; securities issued by the other institution and accepted as collateral for an extension of credit to any person; and all similar transactions which the Federal Reserve defines by regulation to be exposure. The Federal Reserve has proposed procedures and "benchmark" standards to limit an insured depository institution's credit and settlement exposure to each of its correspondent banks. The final rules were effective on December 19, 1992, but provide for a two-year transition period.

DEPOSITOR PREFERENCE

     Legislation recently enacted by Congress establishes a nationwide depositor preference rule in the event of a bank failure. Under this arrangement, all deposits and certain other claims against a bank, including the claim of the FDIC as subrogee of insured depositors, would receive payment in full before any general creditor of the bank would be entitled to any payment in the event of an insolvency or liquidation of the bank.

                 DESCRIPTION OF UPC COMMON AND PREFERRED STOCK

     UPC's Charter of Incorporation (the "Charter") currently authorizes the issuance of 50,000,000 shares of common stock, par value $5.00 per share, and 10,000,000 shares of preferred stock having no par value (the

"UPC Preferred Stock"). As of December 31, 1993, 19,656,924 shares of UPC Common Stock were issued and outstanding, and approximately 588,000 shares were subject to acquisition through the exercise of options granted pursuant to UPC's 1992 and 1983 Stock Option Plans and other employee, officer and director benefit plans; approximately 1,404,000 shares were authorized for issuance pursuant to said plans but not yet subject to option grants or otherwise issued; and approximately 4,478,000 shares were authorized for issuance and reserved for conversion of certain shares of UPC Preferred Stock. Additionally, as of December 31, 1993; 4,095,577 shares of UPC Preferred Stock were issued and outstanding, consisting of 44,000 shares of UPC's $8.00 Nonredeemable, Cumulative, Convertible Preferred Stock, Series B (the "Series B Preferred Stock"); 690,000 shares of UPC's 10 3/8% Increasing Rate, Redeemable, Cumulative Preferred Stock, Series C (the "Series C Preferred Stock"); 253,655 shares of UPC's 9.5% Redeemable, Cumulative Convertible Preferred Stock, Series D (the "Series D Preferred Stock"); and 3,107,922 shares of the UPC's 8% Cumulative, Convertible Preferred Stock, Series E (the "Series E Preferred Stock"). As of December 31, 1993, none of UPC's 250,000 authorized shares of Series A Preferred Stock were issued and outstanding. The capital stock of UPC does not represent or constitute a deposit account and is not insured by the FDIC, the Bank Insurance Fund, the Savings Association Insurance Fund or any governmental agency.

UPC COMMON STOCK

     General. Shares of UPC Common Stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the UPC Board may deem advisable, subject to such limitations as may be set forth in the laws of the State of Tennessee or UPC's charter or bylaws. UPNB is the Registrar, Transfer Agent and Dividend Disbursing Agent for shares of UPC Common Stock.

     Dividends. Subject to the preferential dividend rights, if any, applicable to shares of UPC preferred stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for UPC Preferred Stock, the holders of UPC Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the UPC Board.

     UPC has the right to, and may from time to time enter into borrowing arrangements or issue other debt instruments, the provisions of which may contain restrictions on payment of dividends and other distributions on UPC Common Stock and UPC Preferred Stock. As of the date of this Prospectus, no such restrictions under any such borrowing arrangements or outstanding debt instruments are in effect.

     Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of UPC, after distribution in full of the preferential amounts, if any, to be distributed to the holders of UPC Preferred Stock, holders of UPC Common Stock will be entitled to receive all of the remaining assets of UPC of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of UPC Common Stock held. The UPC Board may distribute in kind to the holders of UPC Common Stock such remaining assets of UPC or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of UPC Common Stock. Neither the merger or consolidation of UPC into or with any other corporation, nor the merger of any other corporation into UPC, nor any purchase or redemption of shares of stock of UPC of any class, shall be deemed to be a dissolution, liquidation or winding-up of UPC for purposes of this paragraph.

     Because UPC is a holding company, its right and the rights of its creditors and shareholders, including the holders of UPC Common Stock, to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that UPC itself may be a creditor having recognized claims against such subsidiary.

PREFERRED STOCK OF UPC

     Series A Preferred Stock. UPC's Charter provides for the issuance of up to 250,000 shares (subject to adjustment by action of the UPC Board) of Series A Preferred Stock under certain circumstances involving a potential change in control of UPC. None of such shares are outstanding and management is aware of no facts suggesting that issuance of such shares may be imminent.

     Series B Preferred Stock. In November 1989, UPC issued to two holders, in a private offering incidental to an acquisition, 44,000 shares of its Series B Preferred Stock all of which are outstanding as of the date hereof. Such shares bear a dividend rate of $8.00 per share per annum; dividends are cumulative. After November 30, 1994 (and in limited circumstances prior thereto), each share of Series B Preferred Stock is convertible at the option of the holder into
7.722 shares of UPC Common Stock, with the maximum number of shares of UPC Common Stock into which such shares may be converted being 339,768. The Series B Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares provide for a liquidation preference of $100.00 per share plus unpaid dividends accrued thereon and are not subject to redemption by UPC. Holders of Series B Preferred Stock have no voting rights except as required by law and certain other limited circumstances.

     Series C Preferred Stock. In August 1991, UPC issued in a public offering 690,000 shares of its Series C Preferred Stock all of which are outstanding as of the date hereof. Such shares have a stated value of $25.00 per share. Dividends are payable at the rates of approximately $.65 per quarter, increasing to $.68 on November 1, 1994, to $.71 on November 1, 1995 and to $.74 on November 1, 1996; dividends are cumulative. The Series C Preferred Stock is not convertible, is not subject to any sinking fund provisions and has no preemptive rights. Such shares provide for a liquidation preference of $25.00 per share plus unpaid dividends accrued thereon and, with the prior approval of the Federal Reserve, are subject to redemption by UPC at $25.00 per share at any time on or after October 31, 1994. Holders of Series C Preferred Stock have no voting rights except as required by law and in certain other limited circumstances.

     Series D Preferred Stock. In connection with the July, 1992 acquisition of Southeastern Bancshares, Inc., UPC issued in a private offering 253,655 shares of Series D Preferred Stock. Such shares have a stated value of $20.50 per share on which dividends accrue at a rate of 9.5% per annum; dividends are cumulative. At any time prior to redemption, each share of the Series D Preferred Stock is convertible at the option of the holder into one share of UPC Common Stock. The Series D Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares have a liquidation preference of $20.50 per share plus unpaid dividends accrued thereon and, at UPC's option, with the prior approval of the Federal Reserve, are subject to redemption by UPC at any time and from time to time on or after July 1, 1995. Holders of Series D Preferred Stock have no voting rights except as required by law and in certain other limited circumstances.

     Series E Preferred Stock. In February, 1992, UPC issued in a public offering 2,200,000 shares of Series E Preferred Stock, all of which (except for 600 previously converted shares) are outstanding as of the date hereof. In the first two quarters of 1993, UPC issued 908,522 shares of Series E Preferred Stock in connection with UPC's acquisition of the remaining equity interest in Bank of East Tennessee and UPC's acquisition of Erin Bank & Trust Company in Erin, Tennessee, all of which are outstanding as of the date hereof. All shares of Series E Preferred Stock have a stated value of $25.00 per share. Dividends are payable at the rate of $.50 per share per quarter and are cumulative. The Series E Preferred Stock is convertible at the rate of 1.25 shares of UPC Common Stock for each share of Series E Preferred Stock. The Series E Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares have a liquidation preference of $25 per share plus unpaid dividends accrued thereon and, at UPC's option and with the prior approval of the Federal Reserve Board, are subject to redemption by UPC at any time or from time to time after March 31, 1997. Holders of Series E Preferred Stock have no voting rights except as required by law and in certain other limited circumstances.

CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT

     Certain provisions of UPC's charter and bylaws, and certain provisions of Tennessee law, may have an anti-takeover effect in that they could prevent, discourage or delay a change in control of UPC. The following summary briefly describes certain of those provisions. The summary is not intended to be complete and is qualified in its entirety by reference to UPC's Charter and Bylaws and to the Tennessee Code.

     Charter and Bylaw Provisions. Pursuant to UPC's Charter, the directors of UPC are elected for three-year terms of office, and approximately one-third of the members of the UPC Board are up for election each year. The Charter also restricts the removal of directors by shareholders.

     The Charter requires the affirmative votes of the holders of 66 2/3% of the outstanding stock for approval of a merger, consolidation or a sale or lease of all or substantially all of the assets of UPC if the other party to the transaction is a beneficial owner of 10% or more of the outstanding shares of UPC. The Charter also requires the affirmative votes of the holders of 66 2/3% of the outstanding stock to amend the Bylaws of UPC and the provisions of the Charter applicable to UPC's capital stock; to change the number, election and classification of directors; to give approval of certain transactions as described above; and to amend certain provisions of the Charter.

     Share Purchase Rights Plan. In 1989, the UPC Board adopted a Share Purchase Rights Plan and distributed a dividend of one Preferred Share Unit Purchase Right ("Right") for each outstanding share of UPC Common Stock. Moreover, one Right shall be, automatically and without further action by UPC, distributed in respect to each share of UPC Common Stock issued thereafter. The Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of UPC to treat each shareholder on a fair and equal basis. Each Right trades in tandem with the share of UPC Common Stock to which it relates until the occurrence of certain events indicating a potential change in control of UPC. Upon the occurrence of such an event, the Rights would separate from UPC Common Stock and each holder of a Right (other than the potential acquirer) would be entitled to purchase certain equity securities at prices below their market value. UPC has authorized 250,000 shares of Series A Preferred Stock for issuance under the Share Purchase Rights Plan, but no shares have been issued as of the date of this Prospectus. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of UPC, including the right to vote or to receive dividends.

     Provisions of the Tennessee Code. As a Tennessee corporation, UPC is or could be subject to various legislative acts set forth in Chapter 35 of Title 48 of the Tennessee Code, which imposes certain restrictions on business combinations, including, but not limited to, combinations with interested shareholders similar to those described above.

     The Tennessee Business Combination Act (the "Tennessee BCA") generally prohibits a "business combination" (generally defined to include mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions) by UPC or a subsidiary with an "Interested shareholder" (generally defined as any person or entity which beneficially owns 10% or more of the voting power of any class or series of UPC's stock then outstanding) within five years after the person or entity becomes an interested shareholder unless the business combination or the transaction pursuant to which the interested shareholder became such was approved by the UPC Board before the interested shareholder became such, and the business combination satisfies any other applicable requirements imposed by law or by UPC's Charter or Bylaws. The Tennessee BCA also severely limits the extent to which UPC or any of its officers or directors could be held liable for resisting any business combination.

     The Tennessee Control Share Acquisition Act (the "Tennessee CSAA") restricts the voting powers of shares acquired by a party once a specific level of control is acquired, unless certain conditions are met. Specifically, the Tennessee CSAA provides that "Control Shares" will not have the voting rights to which they normally would be entitled unless approved by the other shareholders at an annual or special meeting. "Control shares" are shares that, in the absence of the Tennessee CSAA, would give the acquirer voting power within any of the following ranges of all of the voting power of UPC: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or
(iii) a majority or more.

     In addition, the Tennessee Investor Protection Act places limitations on certain takeover offers by persons owning 5% or more of any class of equity securities of UPC.

     The provisions described above might be deemed to make UPC less attractive as a candidate for acquisition by another company than would otherwise be the case in the absence of such provisions. For example, if another company sought to acquire a controlling interest of less than 66 2/3% of the outstanding shares of UPC Common Stock, the acquirer would not thereby obtain the ability to replace a majority of the UPC Board until at least the second annual meeting of shareholders following the acquisition, and furthermore the acquirer would not obtain the ability immediately to effect a merger, consolidation or other similar business combination unless the described conditions were met. As a result, UPC's shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices in a takeover context. The provisions described above also may make it more difficult for UPC's shareholders to replace the UPC Board or management, even if the holders of a majority of the UPC Common Stock should believe that such replacement is in the interests of UPC. As a result, such provisions may tend to perpetuate the incumbent UPC Board and management.

                   EFFECT OF MERGER ON RIGHTS OF SHAREHOLDERS

     At the Effective Time of the Merger, the CAB Record Holders (except for any CAB Record Holder properly exercising his dissenters' rights) automatically will become holders of the UPC Common Stock, and their rights as holders of the UPC Common Stock will be determined by the Tennessee Business Corporation Act and by UPC's charter and Bylaws. The following is a summary of the material differences in the rights of shareholders of UPC and CAB.

REMOVAL OF DIRECTORS

     CAB's bylaws provide that its directors may be removed with cause by vote of a majority vote of the entire CAB Board. CAB's Directors may be removed with or without cause by the vote of a majority of the shareholders entitled to vote at a special meeting.

     UPC's bylaws provide that directors may be removed with or without cause by vote of the holders of 66 2/3% or more of the outstanding shares entitled to vote generally in the election of directors.

REQUIRED SHAREHOLDER VOTES

     CAB's charter and bylaws contain no provisions for more than a majority vote of all shares entitled to vote on any particular matter that may be subjected to a shareholder vote, unless the question is one upon which, by express provision of Arkansas law, a larger or different vote is required, in which case the express statutory provision shall govern. The Act provides for the affirmative vote of 66 2/3% of the shares entitled to vote to approve the merger of an Arkansas corporation into an unaffiliated corporation. The UPC charter provides that the vote of 66 2/3% or more of the shares entitled to vote will be required to approve any merger or consolidation of UPC with or into any other corporation or the sale, lease, exchange or other disposition of substantially all of UPC's assets, if on the date a binding agreement providing for such merger, sale or other disposition, the corporation, person or entity into which UPC would be merged or to which its assets would be sold is the beneficial owner of 10% or more of the outstanding capital stock of UPC.

ELECTION OF DIRECTORS

     CAB's bylaws provide for only one class of directors, and shareholders are entitled to elect all CAB directors annually. The number of directors may be fixed from time to time by a majority of the entire board of directors within the parameters set forth in the Bylaws.

     UPC's bylaws provide for a classified board of directors consisting of three classes with staggered terms of three years each. Therefore, UPC shareholders are entitled to elect only one-third of UPC's directors annually. The number of directors shall be not less than seven (7) nor more than twenty-five (25). To increase the number of directors, 66 2/3% of the directors then in office must concur.

METHOD OF CASTING VOTES

     Voting Rights. Except as provided by law or the charter of UPC, each holder of UPC Common Stock shall have one vote on all matters voted upon by shareholders in respect of each share of UPC Common Stock held. Holders of UPC Common Stock do not have cumulative voting rights.

     CAB's Bylaws provide that each common stockholder shall be entitled to one vote for each share of stock held by him. At all elections of directors, each stockholders shall be entitled to cast as many votes as shall equal the number of shares of CAB Common Stock multiplied by the number of directors to be elected, or to cumulate his votes.

     Reservation of Shares. Such number of shares of UPC Common Stock as may from time to time be required for such purpose shall be reserved for issuance
(i) upon conversion of any shares of UPC Preferred Stock or any other obligation of UPC convertible into shares of UPC Common Stock which is at the time outstanding, and (ii) upon exercise of any outstanding options or warrants to purchase shares of UPC Common Stock.

                           CLIN-ARK BANKSHARES, INC.

     Clin-Ark Bankshares, Inc. was organized as an Arkansas corporation in 1986, and is headquartered in Clinton, Arkansas. CAB is a one-bank holding company registered with and regulated by the Federal Reserve. First National Bank, Clinton, Arkansas was chartered as a national banking association in 1984. First National's main office is located at Highway 65 South (P.O. Box 789), Clinton, Arkansas 72031. First National had total assets as of September 30, 1993, of $49.8 million and total deposits of $45.5 million, and is engaged in the general banking business, including taking deposits from the public and using such deposits, together with other funds to make loans and investments. First National is a national bank and a member of the Federal Reserve System. The deposits of First National are insured by the FDIC up to the maximum allowed by law.

     All of the outstanding shares of common stock of First National are owned by CAB. First National has one wholly-owned subsidiary, First North Central Insurance, Inc. ("First North Central"), which until November 1, 1993 was a full service, independent insurance agency providing home, life and auto insurance, policies. On November 1, 1993 all of the assets of First North Central were sold to Clinton Insurance Agency.

     As of January 1, 1994, First National had approximately 33 full-time employees and 2 part-time employees operating out of four locations: the Clinton main office, the Bee Branch, the Fairfield Bay and Mountain View branches. CAB and First North Central have no employees. Management believes that First National has a good relationship with its employees. First National has a profit sharing plan and a flexible benefits plan for its employees as well as group health and life insurance coverage.

PROPERTY

     First National owns the property on which its main office and branch offices are located. First National also owns a parcel of land in Quitman, Arkansas to be used for a future branch location.

COMPETITION

     First National competes with numerous other commercial banks and other financial institutions in Van Buren and contiguous counties in Arkansas. Its main competitor is Clinton State Bank in Clinton. There are other commercial banks, savings and loan institutions, credit unions, and other companies offering financial services in Van Buren and surrounding counties.

DEPOSITS

     Management of First National does not believe there are any depositors whose withdrawals would have a significant effect on the deposits of First National.

LEGAL PROCEEDINGS

     As of the date of this proxy statement, neither CAB nor First National is involved as defendant in any legal matters that management of CAB deems would have a material impact on the financial position or results of operations of CAB.

MARKET PRICE OF CAB COMMON STOCK

     The CAB Common Stock has no established trading market, and relatively few transfers have occurred since CAB was organized in 1986.

     First National has historically declared and paid no dividends. First National declared and paid a cash dividend of $39,000 to CAB in October of 1993, and January of 1994. CAB declared and paid cash dividends in the amount of $.72 per share in April, July and October of 1993, and on January 10, 1994. For calendar years 1991 and 1992, CAB declared and paid no dividends.

CERTAIN BENEFICIAL HOLDERS OF CAB COMMON STOCK

     The following table sets forth certain information with respect to those known to CAB to be beneficial owners of more than five percent (5%) of the CAB Common Stock.

                            NAME AND ADDRESS OF                               NUMBER OF   % OF
                               BENEFICIAL OWNER                                SHARES     TOTAL
- ----------------------------------------------------------------------------  ---------   -----
Oather Fred Bowling Family Trust(1).........................................    4,000      7.35%
  Route 6, Box 206
  Clinton, AR 72031
G. Robert Garner(2).........................................................    7,050     12.95
  P.O. Box 524
  Clinton, AR 72031
John F. Hazelton............................................................    4,000      7.35
  109 Howard Court
  Fairfield Bay, AR 72088
Tommy Lewis.................................................................    3,850      7.07
  P.O. Box 252
  Conway, AR 72032
Bobby Joe Nixon(3)..........................................................    4,200      7.71
  Route 1, Box 335
  Shirley, AR 72153
Jimmy G. Smith..............................................................    4,000      7.35
  Route 1, Box 123
  Clinton, AR 72031
John B. Stacks(3)...........................................................    6,212     11.41
  Route 1, Box 44
  Damascus, AR 72039
William B. Williams(3)......................................................    4,200      7.71
  110 Howard Court
  Fairfield Bay, AR 72088

- ---------------

(1) The principal beneficiary of the trust is Oather F. Bowling, a director of CAB.
(2) The number of shares reflects 6,950 shares currently held in trusts for the benefit of Mr. Garner, Chairman of the Board of CAB and his wife, Elinor.
(3) The holder is a director of CAB.

HOLDINGS OF CAB COMMON STOCK BY CAB MANAGEMENT

     The following executive officers and directors of CAB held the following amounts and percentages of the outstanding CAB Common Stock as of January 19, 1994:

                                                                   NUMBER OF       % OF
                                NAME                                SHARES       TOTAL(1)
    -------------------------------------------------------------  ---------     --------
    Stephen J. Smith.............................................       175          .32%
    G. Robert Garner.............................................     7,050        12.95%
    Oather F. Bowling............................................     4,000         7.35%
    John F. Hazelton.............................................     4,000         7.35%
    Bobby Joe Nixon..............................................     4,200         7.71%
    John B. Stacks...............................................     6,212        11.41%
    William B. Williams..........................................     4,200         7.71%
                                                                   ---------     --------
                                                                   ---------     --------
    All Executive Officers and Directors as a Group (7
      persons)...................................................    29,837         54.8%

- ---------------

(1) Individual percentages may differ from total percentage due to rounding to the nearest hundredth.

                  CAB MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The discussion and tabular data presented below analyze major factors and trends regarding the financial condition and results of operations of CAB for each of the fiscal years ended December 31, 1992, 1991 and 1990 and the nine-month periods ended September 30, 1993 and 1992. This discussion should be read in conjunction with the consolidated financial statements and the notes thereto as of and for the three years ended December 31, 1992 and the unaudited interim financial statements as of September 30, 1993 and 1992, incorporated by reference in this Prospectus and Proxy Statement.

FINANCIAL CONDITION

     At September 30, 1993, total assets were $49.8 million, compared to $48.4 million at December 31, 1992 and $43.4 million at December 31, 1991. The overall increase in total assets is primarily due to an increase in loans which has resulted from an increase in loan demand. Total loans, net of unearned interest, at September 30, 1993 were $32.6 million, compared to $30.3 million and $25.1 million at December 31, 1992 and 1991, respectively. Also contributing to the change in total assets were increases in total investment securities and Federal funds sold which totaled $14.4 million at September 30, 1993, as compared to $14.1 million and $11.4 million at December 31, 1992 and 1991, respectively. At December 31, 1991, interest-bearing time deposits were $4.3 million. At December 31, 1992, interest-bearing time deposits maintained by CAB with other financial institutions decreased from 1991 by $3.4 million to $891,000. At September 30, 1993, interest-bearing time deposits decreased from 1992 by $891,000 to zero. At September 30, 1993, investment securities had a total market value of approximately $178,000 greater than their carrying value.

     Total deposits were $45.5 million as of September 30, 1993, a $914,000 increase over total deposits as of December 31, 1992 of $44.6 million. Total deposits as of December 31, 1992 reflected a 10.6% increase over total deposits of $40.3 million as of December 31, 1991. CAB's loan to deposit ratio at September 30, 1993 was 70.94%, compared to 68.07% and 62.43 at December 31, 1992 and 1991, respectively.

     Total shareholders' equity as of September 30, 1993 was $4.02 million, as compared to $3.5 million and $2.8 million as of December 31, 1992 and 1991, respectively. This represents an equity to average assets ratio of 8.19%, 7.58% and 7.26% as of September 30, 1993 and December 31, 1992 and 1991, respectively.

RESULTS OF OPERATIONS -- NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1993 AND 1992

     Net Income -- Net income for the nine-month period ended September 30, 1993 was $546,000 or $9.85 per share, an increase from $496,000 or $9.12 per share reported for the same period in 1992. A detailed analysis of the components of net income is included below. Net income for the nine-month period ended September 30, 1993 included $87,000 ($1.57 per share) which represented the cumulative effect of a change in accounting for income taxes.

     The annualized return on average assets for the nine-month period ended September 30, 1993 was 1.48% versus 1.46% for the same period in 1992 and 1.54% for the year ended December 31, 1992. The annualized return on average shareholders' equity for the nine-month period ended September 30, 1993 was 19.41% compared to 21.85% for the same period in 1992 and 22.55% for the year ended December 31, 1992.

     Net Interest Income -- Net interest income before the provision for loan losses was $1.49 million and $1.44 million for the nine-month periods ended September 30, 1993 and 1992, respectively. Total interest income decreased from $2.74 million for the nine-month period ended September 30, 1992 to $2.53 million for the same period in 1993. Total interest expense decreased from $1.30 million for the nine-month period ended September 30, 1993 to $1.05 million for the same period in 1992. The decrease in total interest income and interest expense are a result of the declining interest rate environment experienced in 1991 and 1992, continuing in 1993. The declining interest rate environment has reduced the yield on interest-bearing assets as well as decreasing the rate paid on interest-bearing liabilities. The impact of the decline in yield on interest-bearing assets has been partially offset by the overall increase in interest-bearing assets.

     Provision for Loan Losses -- The provision for loan losses for the nine-month periods ended September 30, 1993 and 1992 were $50,000 and $78,000, respectively. The $359,000 allowance for loan losses at September 30, 1993 represents 1.10% of outstanding loans, net of unearned income. The allowance for loan losses, is sufficient, in management's opinion, to support the loan portfolio and levels of nonperforming loans.

     A summary of the activity in the allowance for loan losses for the nine-month periods ended September 30, 1993 and 1992 is set forth below ($000's omitted):

                                                                            SEPTEMBER 30,
                                                                            -------------
                                                                            1993     1992
                                                                            ----     ----
    Balance -- January 1..................................................  $304     $242
    Provision charged to expense..........................................    50       78
    Net loans charged-off.................................................     5      (10)
                                                                            ----     ----
    Balance at period end.................................................  $359     $310
                                                                            ----     ----
                                                                            ----     ----

     No loans were on nonaccrual status at September 30, 1993, compared to $25,000 at December 31, 1992. Loans are placed on nonaccrual status when they become past-due as to principal and interest and in the opinion of management the loans are not in the process of collection or well-secured.

     Management has reviewed in detail all loans outstanding as of September 30, 1993, and believes there are no loans outstanding which are not past due or on nonaccrual status as of September 30, 1993, that would cause management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms.

     Other Operating Income -- Other operating income for the nine-month period ended September 30, 1993 was $282,000, a decrease of $63,000 from the $345,000 reported for the same period of 1992. During the period ended September 30, 1992, CAB restructured its securities portfolio which resulted in the recognition of gains on disposals of securities of $65,000. During the period ended September 30, 1993, gains on disposals of securities were $4,000 which represents the largest fluctuation in other operating income between the periods.

     Other Operating Expenses -- Other operating expenses for the nine-month period ended September 30, 1993 were $967,000, a $123,000 increase from the $844,000 reported for the same period in 1992. The primary components of other operating expenses are salaries and benefits and other miscellaneous operating expenses. The overall increase in other operating expenses was primarily due to an $81,000 increase in salaries and benefits resulting from an increase in personnel in anticipation of the retirement of a senior loan officer and the opening of a new branch. In addition, other miscellaneous operating expenses increased $45,000 primarily as a result of costs incurred in connection with the pending merger with UPC.

     Income Taxes -- The provision for income taxes for the nine-month period ended September 30, 1993 totaled $295,000, compared to $369,000 for the same period in 1992.

     Effective January 1, 1993, CAB adopted SFAS 109, "Accounting for Income Taxes" which did not have a material impact on CAB's financial position or results of operations. The cumulative effect of the accounting change of $87,000 is included in net income for the nine-month period ended September 30, 1993.

RESULTS OF OPERATIONS -- FOR THE YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990

     Net Income -- Net income for 1992 was $706,000, an increase of 35% over 1991 net income of $522,000. The 1991 net income reflected an increase of 42% over 1990 net income of $367,000. Earnings per share were $12.96 in 1992, compared to $9.69 in 1991 and $6.90 in 1990. The 1992 increase in net income over 1991 was primarily due to a $400,000 increase in net interest income. This additional income was partially offset by additional income tax expense on this income.

     The increase in net income of $155,000 in 1991 from 1990 was primarily attributable to an increase in net interest income of $372,000 which was partially offset by an increase in other operating expenses of $193,000.

A more detailed analysis of the components of net interest income and other operating expenses is addressed under the appropriate captions below.

     Return on average assets for the year ended December 31, 1992 was 1.54% versus 1.36% and 1.24% for 1991 and 1990, respectively. Return on average equity for 1992 was 22.55% compared with 20.71% and 17.68% for the years ended December 31, 1991 and 1990, respectively. Dividends were not paid in the years ended December 31, 1992, 1991, or 1990. The average equity to average asset ratio was 7.58% at December 31, 1992, compared to 7.26% and 7.64% at December 31, 1991 and 1990, respectively.

     Net Interest Income -- Net interest income is the amount by which interest and fees generated by earning assets exceed the total interest cost of funds used to carry them. Table 1 -- Interest Rates and Interest Differential, and Table 2 -- Volume and Yield/Rate Variances, set forth herein, provide analysis of net interest income.

     Provision for Loan Losses -- The provision for loan losses for 1992 of $77,000 represents a 64% increase over the 1991 provision for loan losses of $47,000. This increase was attributable to the additional provision recorded to cover higher net charge-offs and the overall increase in loan growth. The 1991 provision of $47,000 was a decrease of 22% from the 1990 provision of $60,000. This was primarily due to a decline in net charge-offs between the years.

     Other Operating Income -- Total other operating income for 1992 was $446,000 which represents a 58.7% increase over total other operating income for 1991 of $281,000. Total other operating income for 1991 was up $40,000 from the 1990 reported balance of $241,000. In 1992, the CAB restructured its investment portfolio which resulted in the recognition of significant gains on the sales of securities. The gains on the sales of these securities primarily accounted for the total securities gains of $76,000 which was recognized in 1992. During 1991, a municipal security was sold at a significant loss which accounted for the total loss on securities of $49,000 in 1991.

     Other Operating Expenses -- Total other operating expenses for 1992 were $1.15 million or $126,000 (12.4%) more than the $1.02 million reported for 1991. Total other operating expenses for 1990 were $827,000 resulting in an increase of $193,000 or 23.3% in 1991. The fluctuations in other operating expenses relate to the asset growth experienced over the past several years. In 1992, asset growth declined significantly from the annual growth rates experienced prior to 1992. Total salaries and pension and other benefits costs for 1992 were $606,000 as compared to $520,000 for 1991, an increase of $86,000 or 16.5%.
Total salaries and pension and other benefits costs for 1991 increased $88,000 or 20.4% over 1990 costs of $432,000.

                      TABLE 1 -- CLIN-ARK BANKSHARES, INC.
                    INTEREST RATES AND INTEREST DIFFERENTIAL
                        FOR THE YEARS ENDED DECEMBER 31,

                                                          1992                        1991                        1990
                                                -------------------------   -------------------------   -------------------------
                                                AVERAGE            YIELD/   AVERAGE            YIELD/   AVERAGE            YIELD/
                                                BALANCE  INTEREST   RATE    BALANCE  INTEREST   RATE    BALANCE  INTEREST   RATE
                                                -------  --------  ------   -------  --------  ------   -------  --------  ------
                                                                             (DOLLARS IN THOUSANDS)
                                                             ASSETS:
Interest earning assets
  Loans, net of unearned interest(1)..........  $28,018   $ 2,702   9.64%   $22,602   $ 2,517   11.14%  $18,101   $ 2,144   11.84%
  Taxable investment securities...............   11,274       751   6.66%     8,199       647    7.89%    5,817       539    9.27%
  Nontaxable investment securities............      552        32   5.80%       725        46    6.34%      729        42    5.76%
  Federal funds sold & deposits at financial
    institutions..............................    3,491       141   4.04%     4,605       409    8.88%    3,087       200    6.48%
                                                -------  --------  ------   -------  --------  ------   -------  --------  ------
        Total interest earning assets.........   43,335     3,626   8.37%    36,131     3,619   10.02%   27,734     2,925   10.55%
                                                -------  --------  ------   -------  --------  ------   -------  --------  ------
Noninterest earning assets:
  Cash and due from banks.....................    1,619                       1,119                         782
  Premises and equipment......................      696                         701                         690
  Other assets................................      540                         554                         530
  Less allowance for loan losses..............     (273)                       (220)                       (180)
                                                -------                     -------                     -------
        Total assets..........................  $45,917                     $38,285                     $29,556
                                                -------                     -------                     -------
                                                -------                     -------                     -------
                                              LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
  Money market accounts.......................  $ 6,438   $   220   3.42%   $ 4,737   $   218    4.60%  $ 2,974   $   167    5.62%
  Savings deposits............................    1,885        62   3.29%     1,365        57    4.18%      929        44    4.74%
  NOW accounts................................    5,891       194   3.29%     4,545       190    4.18%    3,383       162    4.79%
  Certificates of deposits of $100,000 and
    over......................................    4,217       213   5.05%     3,659       287    7.84%    3,657       234    6.40%
  Other time deposits.........................   20,627       974   4.72%    18,611     1,304    7.01%   14,197     1,127    7.94%
                                                -------  --------  ------   -------  --------  ------   -------  --------  ------
        Total interest-bearing liabilities....   39,058     1,663   4.26%    32,917     2,056    6.25%   25,140     1,734    6.90%
                                                -------  --------  ------   -------  --------  ------   -------  --------  ------
Noninterest-bearing liabilities:
  Domestic demand deposits....................    3,367                       2,521                       2,040
  Other liabilities...........................      362                         327                         300
Shareholders' equity..........................    3,130                       2,520                       2,076
                                                -------                     -------                     -------
        Total liabilities and shareholders'
          equity..............................  $45,917                     $38,285                     $29,556
                                                -------                     -------                     -------
                                                -------                     -------                     -------
NET INTEREST INCOME...........................            $ 1,963                     $ 1,563                     $ 1,191
                                                         --------                    --------                    --------
                                                         --------                    --------                    --------
NET YIELD ON INTEREST EARNING ASSETS..........                      4.53%                        4.33%                       4.29%
                                                                   ------                      ------                      ------
                                                                   ------                      ------                      ------

- ---------------

(1) Nonaccruing loans are included in the average loan amount outstanding and income on such loans is recognized as received. Loan fees for all three years are included in the interest amounts for loans, but in each case were immaterial in amount.

                      TABLE 2 -- CLIN-ARK BANKSHARES, INC.
                         VOLUME AND YIELD/RATE VARIANCE
                               DECEMBER 31, 1992

                                                            1992 COMPARED TO 1991    1991 COMPARED TO 1990
                                                           -----------------------   ----------------------
                                                             INCREASE (DECREASE)      INCREASE (DECREASE)
                                                                 DUE TO (1)                DUE TO (1)
                                                           -----------------------   ----------------------
                                                           VOLUME   RATE      NET    VOLUME   RATE     NET
                                                           ------   -----    -----   ------   -----    ----
                                                                        (DOLLARS IN THOUSANDS)
Interest earned on:
  Loans..................................................   $560    $(375)   $ 185    $517    $(144)   $373
  Taxable investment securities..........................    219     (115)     104     201      (93)    108
  Nontaxable investment securities.......................     (7)      (7)     (14)      1        3       4
  Federal funds sold and deposits at financial
    institutions.........................................    (72)    (196)    (268)    117       92     209
                                                           ------   -----    -----   ------   -----    ----
         Total income from interest-earning assets.......    700     (693)       7     836     (142)    694
                                                           ------   -----    -----   ------   -----    ----
Interest paid on:
  Money market accounts..................................     68      (67)       1      90      (39)     51
  Savings deposits.......................................     20      (15)       5      19       (6)     13
  NOW accounts...........................................     50      (46)       4      52      (24)     28
  Certificates of deposit................................    153     (556)    (403)    326      (96)    230
                                                           ------   -----    -----   ------   -----    ----
         Total exp. on interest-bearing liabilities......    291     (684)    (393)    487     (165)    322
                                                           ------   -----    -----   ------   -----    ----
Net interest income......................................   $409    $  (9)   $ 400    $349    $  23    $372
                                                           ------   -----    -----   ------   -----    ----
                                                           ------   -----    -----   ------   -----    ----

- ---------------

(1) The change in interest due to both rate and volume has been allocated on a consistent basis to rate.

     Investments -- As of December 31, 1992, the approximate market value of investment securities exceeded the book value by $95,000 or .7%. As of December 31, 1991, the book value exceeded the approximate market value by $226,000 or 2.1%. Table 3 sets forth the classification of investment securities based on book value as of December 31, 1992 and 1991. Table 4 provides an analysis of the investment securities portfolio maturities and yields as of December 31, 1992.

                      TABLE 3 -- CLIN-ARK BANKSHARES, INC.
                           INVESTMENTS AT BOOK VALUE
                               DECEMBER 31, 1992

                                                                            1992        1991
                                                                           -------     -------
                                                                               (DOLLARS IN
                                                                               THOUSANDS)
U.S. Treasury securities.................................................  $ 3,677     $ 3,261
Federal Agency securities................................................    3,016       3,274
Obligations of state and political subdivisions..........................      446         722
Other securities.........................................................    5,937       3,383
Reserve for bond losses..................................................      (32)        (32)
                                                                           -------     -------
          Total Investments..............................................  $13,044     $10,608
                                                                           -------     -------
                                                                           -------     -------

                      TABLE 4 -- CLIN-ARK BANKSHARES, INC.
             INVESTMENT SECURITIES PORTFOLIO MATURITIES AND YIELDS
                            AS OF DECEMBER 31, 1992

                                                                           BOOK       AVERAGE
                                                                           VALUE       YIELD
                                                                          -------     -------
                                                                              (DOLLARS IN
                                                                              THOUSANDS)
U.S. Treasury Securities and Federal Agency Securities(1)
  Within one year.......................................................  $   500     3.8675 %
  One to five years.....................................................    6,193     5.9405
                                                                          -------
          Total.........................................................    6,693     5.7856
                                                                          -------
Obligations of State and Political Subdivisions
  Within one year.......................................................      100     2.0643
  One to five years(2)..................................................      301     5.6328
  Five to ten years.....................................................       45     6.2570
                                                                          -------
          Total.........................................................      446     4.8957
                                                                          -------
Other Securities
  Within one year.......................................................    5,404     5.4966
  Over ten years........................................................      533     6.8976
                                                                          -------
          Total.........................................................    5,937     5.4717
          Reserve for bond losses.......................................      (32)
                                                                          -------
          Total Investments.............................................  $13,044
                                                                          -------
                                                                          -------

- ---------------

(1) The average yield is not presented on a tax-equivalent basis.
(2) The average yield reflects bonds currently in default and/or on nonaccrual status.

     There are no investment securities (other than securities of the U.S. Government and Federal agencies) which have an aggregate book value as of December 31, 1992 exceeding (10%) of shareholders' equity as of that date.

     Deposits -- Table 5 sets forth the monthly average balances on CAB deposit accounts for the periods indicated. Average rates paid on deposits by CAB are reflected in Table 1.

                      TABLE 5 -- CLIN-ARK BANKSHARES, INC.
                                AVERAGE DEPOSITS
                               DECEMBER 31, 1992

                                                                     1992      1991      1990
                                                                    -------   -------   -------
                                                                      (DOLLARS IN THOUSANDS)
Interest bearing:
  Demand..........................................................  $ 5,891   $ 4,545   $ 3,383
  Savings.........................................................    8,323     6,102     3,903
  Time............................................................   24,844    22,270    17,854
Noninterest bearing:
  Domestic Demand Deposits........................................    3,367     2,521     2,040
                                                                    -------   -------   -------
  Total deposits..................................................  $42,425   $35,438   $27,180
                                                                    -------   -------   -------
                                                                    -------   -------   -------

     Included in time deposits at December 31, 1992 are certificates of deposit of $100,000 or greater totaling $4.5 million, the maturities of which are set forth in Table 6 below.

                      TABLE 6 -- CLIN-ARK BANKSHARES, INC.
                                 TIME DEPOSITS
                               DECEMBER 31, 1992

                                 MATURING                                     1992       1991
- ---------------------------------------------------------------------------  ------     ------
                                                                                (DOLLARS IN
                                                                                THOUSANDS)
Three months or less.......................................................  $2,462     $1,859
3 months to 6 months.......................................................   1,744        806
6 months through 12........................................................     300      1,081
Over 12 months.............................................................       0        182
                                                                             ------     ------
          Totals...........................................................  $4,506     $3,928
                                                                             ------     ------
                                                                             ------     ------

     Loan Portfolio -- As shown in Table 7, loans net of unearned interest as of December 31, 1992 increased $5.3 million (20.7%) from net loans reported at December 31, 1991.

                      TABLE 7 -- CLIN-ARK BANKSHARES, INC.
                               LOANS BY CATEGORY
                               DECEMBER 31, 1992

                                                                            1992        1991
                                                                           -------     -------
                                                                               (DOLLARS IN
                                                                               THOUSANDS)
Commercial, financial and agricultural...................................  $ 4,534     $ 4,336
Real estate -- construction..............................................        1           4
Real estate -- mortgage..................................................   21,844      16,409
Installment..............................................................    4,266       4,642
                                                                           -------     -------
          Total..........................................................   30,645      25,391
Unearned interest........................................................        0           0
                                                                           -------     -------
          Total net loans................................................  $30,645     $25,391
                                                                           -------     -------
                                                                           -------     -------

     Loans made by CAB to directors, executive officers, and individuals or organizations that are related to them totaled $1.2 million and $1.0 million as of December 31, 1992 and 1991, respectively. All of these loans were made in the normal course of business under substantially the same terms to other customers of comparable size and financial status and the loans did not include more than a normal risk of collectibility or present any other unfavorable terms.

     Table 8 sets forth the loan maturity and interest rate sensitivity of loans as of December 31, 1992.

                      TABLE 8 -- CLIN-ARK BANKSHARES, INC.
                                 LOAN MATURITY
                               DECEMBER 31, 1992

                                                                         ONE TO    AFTER
                                                                          FIVE      FIVE
                                                              ONE YEAR    YEARS    YEARS     TOTAL
                                                              --------   -------   ------   -------
                                                                      (DOLLARS IN THOUSANDS)
Fixed rate loans............................................  $15,847    $13,918    $ 40    $29,805
Variable rate loans.........................................       54        264     522        840
Unearned interest...........................................        0          0       0          0
                                                              --------   -------   ------   -------
          Total net loans...................................  $15,901    $14,182    $562    $30,645
                                                              --------   -------   ------   -------
                                                              --------   -------   ------   -------

     Table 9 sets forth information on the nonperforming loans in CAB's portfolio as of December 31, 1992 and 1991. Although the amounts shown represent risks in the loan portfolio, the major portion of the loans are collateralized and should not be interpreted as losses.

                      TABLE 9 -- CLIN-ARK BANKSHARES, INC.
                              NONPERFORMING ASSETS
                               AS OF DECEMBER 31,

                                                                          1992           1991
                                                                         ------         ------
                                                                              (DOLLARS IN
                                                                              THOUSANDS)
Nonaccrual loans........................................................  $ 25           $136
Loans past due 90 days..................................................    75              1
Debt Securities & other assets (excluding ORE owned & other repossessed
  assets)...............................................................    33             65
Restructured loans......................................................     0              0
Other real estate owned.................................................     4             10
                                                                          ----           ----
          Total nonperforming assets....................................  $137           $212
                                                                          ----           ----
                                                                          ----           ----

     Commercial and real estate loans are placed on nonaccrual status when they become ninety days or more past due as to principal or interest unless in the opinion of management, the loan is both well secured and in the process of collection.

     At December 31, 1992, there were no concentrations of loans (loans to borrowers engaged in similar activities) exceeding 10% of the total loans outstanding.

                     TABLE 10 -- CLIN-ARK BANKSHARES, INC.
                        SUMMARY OF LOAN LOSS EXPERIENCE
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                          1992          1991
                                                                         -------       -------
                                                                              (DOLLARS IN
                                                                              THOUSANDS)
Allowance for loan losses, January 1...................................  $   242       $   198
Provision for loan losses..............................................       77            47
Loans charged off:
  Commercial...........................................................       10             0
  Real estate -- mortgage..............................................        0             0
  Installment..........................................................        7             6
                                                                         -------       -------
          Total loans charged off......................................       17             6
                                                                         -------       -------
Recoveries:
  Commercial...........................................................        1             1
  Real estate -- mortgage..............................................        0             0
  Installment..........................................................        1             2
                                                                         -------       -------
          Total recoveries.............................................        2             3
                                                                         -------       -------
Net charge-offs........................................................       15             3
                                                                         -------       -------
Allowance for loan losses, December 31,................................  $   304       $   242
                                                                         -------       -------
                                                                         -------       -------
Loans, net of unearned interest:
  Year end.............................................................  $30,645       $25,391
  Average during year..................................................   28,018        22,602
Net charge-offs to average loans, net of unearned interest.............      .05%          .01%
Provision for loan losses to net charge-offs...........................   513.33       1566.67
Allowance for loan losses to Y/E loans, net of unearned interest.......     0.99          0.95

     In determining the amount of the provision for loan losses and reserve for loan losses, management considers past loan charge offs, the level of past due and nonaccrual loans, the size and mix of the portfolio, adverse classification at recent regulatory examinations, general economic conditions in the market area, and most importantly, a review of individual loans to identify potential credit problems. The level of allowances for loan losses is believed adequate in relation to the size, mix and quality of the loan portfolio.

     Table 11 presents an allocation of the reserve for possible loan losses by different loan categories. The allocation is based on a number of qualitative factors, including management's review of the reserve. The amounts presented are not necessarily indicative of the actual amounts which will be charged to any particular loan category.

                     TABLE 11 -- CLIN-ARK BANKSHARES, INC.
                   ALLOCATION OF THE RESERVE FOR LOAN LOSSES
                               DECEMBER 31, 1992

                                                                   1992                1991
                                                              ---------------     ---------------
                                                              AMOUNT     %        AMOUNT     %
                                                              ------   ------     ------   ------
Commercial..................................................   $ 40     13.26%     $ 37     15.37%
Installment loans...........................................     57     18.65        49     20.33
Real estate.................................................    207     68.08       156     64.30
                                                              ------   ------     ------   ------
                                                               $304    100.00%     $242    100.00%
                                                              ------   ------     ------   ------
                                                              ------   ------     ------   ------

     Income Taxes -- Income tax expense totaled $480,000 and $255,000 in 1992 and 1991 respectively, compared to tax expense of $178,000 in 1990. The increase in tax expense was primarily attributable to an increase in taxable income.

     Liquidity and Asset/Liability Management -- CAB views liquidity and asset liability management as the ability to assure that funds are available to support bank requirements, that is the ability to allow depositors ready access to their monies and credit customers available funds to meet their credit needs. It is also the process by which CAB monitors and attempts to control the mix and maturities of its assets and liabilities in order to maximize net interest income. Management maintains a federal funds sold balance it believes necessary to meet CAB's daily cash needs. Management does not foresee any particular matters which might immediately threaten its ability to remain liquid.

     Interest rate sensitivity is measured by analyzing the maturity and timing of interest rate changes on assets and liabilities. Management's objective is to maintain the difference between interest-sensitive assets and liabilities at a level that will minimize the effects on the net interest margin of significant interest rate shifts. Table 12 sets forth the interest rate sensitivity of interest-earning assets and interest-bearing liabilities as of December 31, 1992.

                     TABLE 12 -- CLIN-ARK BANKSHARES, INC.
                              INTEREST SENSITIVITY
                            AS OF DECEMBER 31, 1992

                                                                          TOTAL       OVER ONE
                                                                          WITHIN      YEAR OR
                                              0-3 MONTHS   4-12 MONTHS   ONE YEAR   NONSENSITIVE    TOTAL
                                              ----------   -----------   --------   ------------   -------
                                                                 (DOLLARS IN THOUSANDS)
Earning assets:
  Loans (net of nonaccrual and unearned
     interest)..............................   $  5,567      $10,309     $15,876      $ 14,744     $30,620
  Certificates of Deposit Purchased.........        693          198         891            --         891
  Investment securities.....................      4,393        1,578       5,971         7,073      13,044
                                              ----------   -----------   --------   ------------   -------
          Total interest-earning assets.....   $ 10,653      $12,085     $22,738      $ 21,817     $44,555
                                              ----------   -----------   --------   ------------   -------
                                              ----------   -----------   --------   ------------   -------
Percent of total earning assets.............      23.91%       27.12%      51.03 %       48.97%     100.00%
                                              ----------   -----------   --------   ------------   -------
                                              ----------   -----------   --------   ------------   -------
Sources of funding:
  Non-Interest-Bearing Deposits.............   $     --      $    --     $    --      $  3,905     $ 3,905
  Interest-Bearing deposits.................      9,973       11,473      21,446        19,217      40,663
                                              ----------   -----------   --------   ------------   -------
          Total Sources of funding..........   $  9,973      $11,473     $21,446      $ 23,122     $44,568
                                              ----------   -----------   --------   ------------   -------
                                              ----------   -----------   --------   ------------   -------
Percent of total funding sources............      22.38%       25.74%      48.12 %       51.88%     100.00%
                                              ----------   -----------   --------   ------------   -------
                                              ----------   -----------   --------   ------------   -------
Difference..................................   $    680      $   612     $ 1,292      $(1,305)     $  (13)
                                              ----------   -----------   --------   ------------   -------
                                              ----------   -----------   --------   ------------   -------
Cumulative gap..............................   $    680      $ 1,292     $ 1,292      $   (13)     $  (13)
                                              ----------   -----------   --------   ------------   -------
                                              ----------   -----------   --------   ------------   -------

                          VALIDITY OF UPC COMMON STOCK

     The validity of the shares of UPC Common Stock offered hereby will be passed upon by Gary A. Simanson, Assistant Secretary and Associate General Counsel of UPC. Gary A. Simanson is an officer of UPC and UPNB and receives compensation from UPC.

                                    EXPERTS

     The consolidated financial statements of Union Planters Corporation incorporated in this Prospectus by reference to the Annual Report on Form 10-K of UPC for the year ended December 31, 1992, have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of Security Trust Federal Savings and Loan Association and SaveTrust Federal Savings Bank for the year ended December 31, 1992, incorporated in this Prospectus by reference to UPC's Annual Report on Form 10-K dated December 31, 1992, have been so incorporated in reliance upon the report of Horne CPA Group, independent accountants, given on authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Mid-South Bancorp, Inc. as of and for the year ended December 31, 1992, incorporated in this Prospectus by reference to the Current Report on Form 8-K of UPC dated September 27, 1993, have been so incorporated in reliance on the report of Baird, Kurtz & Dobson, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Bank of East Tennessee as of and for the year ended December 31, 1992, incorporated in this Prospectus by reference to the Current Report on Form 8-K of UPC dated September 27, 1993, have been so incorporated in reliance on the report of Coopers & Lybrand, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Central State Bancorp, Inc. as of and for the year ended December 31, 1992, incorporated in this Prospectus by reference to the Current Report on Form 8-K of UPC dated September 27, 1993, have been so incorporated in reliance on the report of Williams and Jerrolds, P.C., independent accountants, incorporated, given on the authority of said firm as experts in auditing and accounting.

     The consolidated balance sheets of First Federal Savings Bank and subsidiary, of Maryville, Tennessee, as of December 31, 1992 and 1991, and the related consolidated statements of operations, retained earnings, and cash flows for each of the years in the three-year period ended December 31, 1992, incorporated in this Prospectus by reference to the Current Report on Form 8-K of UPC dated September 27, 1993, have been incorporated in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Garrett Bancshares, Inc. as of and for the year ended December 31, 1992, incorporated in this Prospectus by reference to the Current Report on Form 8-K of UPC dated September 27, 1993, have been so incorporated in reliance on the report of Heathcott & Mullaly, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of First National Bancorp of Shelbyville, Inc. as of and for the year ended December 31, 1992, incorporated in this Prospectus by reference to the Current Report on Form 8-K of UPC dated October 14, 1993, have been so incorporated in reliance on the report of Winnett Associates, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Tennessee Bancorp, Inc. as of December 31, 1992 and 1991 and for the years ended December 31, 1992 and 1991, the six months ended December 31, 1990 and the year ended June 30, 1990 incorporated in this Prospectus by reference to the Current Report on Form 8-K of UPC dated October 14, 1993, have been audited by Deloitte & Touche, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated balance sheets of Liberty Bancshares, Inc. and subsidiary, as of December 31, 1992 and 1991, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1992, incorporated in this Prospectus by reference to the Current Report on Form 8-K of UPC dated January 10, 1994, have been incorporated in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Clin-Ark Bankshares, Inc. for the year ended December 31, 1992, incorporated in this Prospectus, have been audited by Frost & Company, independent auditors, as stated in their report, which is incorporated herein, and have been so incorporated in reliance on the report of such firm, given on the authority of said firm as experts in auditing and accounting.

                           UNION PLANTERS CORPORATION

                              INDEX TO APPENDICES

APPENDIX
 NUMBER
- --------
   A-1      --   Clin-Ark Bankshares, Inc. Audited Consolidated Financial Statements as of
                 December 31, 1992, and for the year ended December 31, 1992
   A-2      --   Clin-Ark Bankshares, Inc. Unaudited Consolidated Financial Statements as of
                 December 31, 1991 and 1990, and for the years ended December 31, 1991 and 1990
   A-3      --   Clin-Ark Bankshares, Inc. Unaudited Consolidated Financial Statements as of
                 September 30, 1993, and for the three and nine-month periods ended September
                 30, 1993 and 1992
     B      --   Agreement and Plan of Reorganization, along with the Plan of Merger annexed thereto as Exhibit A
     C      --   Excerpt from Arkansas Business Corporation Act of 1965, as amended -- Dissenters' Rights

                                FINANCIAL INDEX

                                                                                        PAGE
                                                                                        ----
APPENDIX A-1..........................................................................  F-2
  Independent Auditor's Report........................................................  F-3
  Consolidated Balance Sheet as of December 31, 1992..................................  F-4
  Consolidated Statement of Income for the Year Ended December 31, 1992...............  F-5
  Consolidated Statement of Changes in Stockholders' Equity for the Year Ended
     December 31, 1992................................................................  F-6
  Consolidated Statement of Cash Flow for the Year Ended December 31, 1992............  F-7
  Notes to Consolidated Financial Statements..........................................  F-8

APPENDIX A-2..........................................................................  F-15
  Consolidated Balance Sheet as of December 31, 1991 (Unaudited)......................  F-16
  Consolidated Statement of Income for the Years Ended December 31, 1991 and 1990
     (Unaudited)......................................................................  F-17
  Consolidated Statement of Changes in Stockholders' Equity for the Years Ended
     December 31, 1991 and 1990 (Unaudited)...........................................  F-18
  Consolidated Statement of Cash Flows for the Years Ended December 31, 1991 and 1990
     (Unaudited)......................................................................  F-19
  Notes to Consolidated Financial Statements..........................................  F-20

APPENDIX A-3..........................................................................  F-25
  Consolidated Balance Sheet as of September 30, 1993 (Unaudited).....................  F-26
  Statement of Income for the Quarterly Periods Ended September 30, 1993
     and 1992 (Unaudited).............................................................  F-27
  Statement of Income for the Nine Month Periods Ended September 30, 1993
     and 1992 (Unaudited).............................................................  F-28
  Consolidated Statement of Changes in Stockholders' Equity for the Nine Month Period
     Ended September 30, 1993 (Unaudited).............................................  F-29
  Consolidated Statement of Cash Flows for the Nine Month Periods Ended September 30,
     1993 and 1992 (Unaudited)........................................................  F-30
  Notes to Unaudited Consolidated Financial Statements................................  F-31

                                                                    APPENDIX A-1

                           CLIN-ARK BANKSHARES, INC.

                   AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                    AS OF DECEMBER 31, 1992 AND FOR THE YEAR
                            ENDED DECEMBER 31, 1992

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Clin-Ark Bankshares, Inc.
Clinton, Arkansas

     We have audited the accompanying consolidated balance sheet of Clin-Ark Bankshares, Inc. as of December 31, 1992, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Clin-Ark Bankshares, Inc. as of December 31, 1992, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          FROST & COMPANY
                                          Certified Public Accountants
Little Rock, Arkansas
February 19, 1993

                           CLIN-ARK BANKSHARES, INC.

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1992

                                                                                     1992
                                                                                ---------------
                                                                                (DOLLAR AMOUNTS
                                                                                 IN THOUSANDS)
                                            ASSETS
Cash and due from banks.......................................................      $ 1,856
                                                                                ---------------
Interest-bearing time deposits................................................          891
                                                                                ---------------
Investment securities
  United States Treasury securities...........................................        3,677
  Securities of United States government agencies and corporations............        3,016
  Obligations of state and political subdivisions.............................          414
  Other securities............................................................        5,937
                                                                                ---------------
          Total investment securities.........................................       13,044
                                                                                ---------------
Federal funds sold............................................................        1,035
                                                                                ---------------
Loans
  Loans, net of unearned income...............................................       30,645
  Reserve for loan losses.....................................................         (304)
                                                                                ---------------
Net loans.....................................................................       30,341
                                                                                ---------------
Premises and equipment, net of accumulated depreciation.......................          715
                                                                                ---------------
Other assets..................................................................          545
                                                                                ---------------
          Total assets........................................................      $48,427
                                                                                ---------------
                                                                                ---------------
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing deposits................................................      $ 3,905
  Interest-bearing deposits...................................................       40,663
                                                                                ---------------
          Total deposits......................................................       44,568
                                                                                ---------------
Accrued expenses and other liabilities........................................          379
                                                                                ---------------
          Total liabilities...................................................       44,947
                                                                                ---------------
Commitments and contingencies (Notes 8, 9, 11 and 13)
Stockholders' equity
  Common stock, par value, $1 per share; authorized, 52,000 shares; issued and
     outstanding, 51,442 shares...............................................           52
  Additional paid-in capital..................................................        1,260
  Retained earnings...........................................................        2,194
                                                                                ---------------
                                                                                      3,506
  Treasury stock, 558 shares at cost..........................................          (26)
                                                                                ---------------
          Total stockholders' equity..........................................        3,480
                                                                                ---------------
          Total liabilities and stockholders' equity..........................      $48,427
                                                                                ---------------
                                                                                ---------------

   The accompanying notes are an integral part of these financial statements.

                           CLIN-ARK BANKSHARES, INC.

                        CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1992

                                                                                    1992
                                                                             -------------------
                                                                               (DOLLAR AMOUNTS
                                                                             IN THOUSANDS EXCEPT
                                                                             PER SHARE AMOUNTS)
Interest income
  Interest and fees on loans...............................................        $ 2,701
  Interest on Federal funds sold...........................................             32
  Interest on time deposits................................................            109
     Interest and dividends on investment securities
       United States Treasury securities...................................            246
       Securities of United States government agencies and corporations....            219
       Obligations of state and political subdivisions.....................             33
       Other securities....................................................            286
                                                                                   -------
          Total interest income............................................          3,626
                                                                                   -------
Interest expense
  Interest on deposits.....................................................          1,661
  Interest on Federal funds purchased and securities sold under repurchase
     agreements............................................................              2
                                                                                   -------
          Total interest expense...........................................          1,663
                                                                                   -------
Net interest income........................................................          1,963
  Provision for loan losses................................................            (77)
                                                                                   -------
Net interest income after provision for loan losses........................          1,886
                                                                                   -------
Other operating income.....................................................
  Service charges on deposit accounts......................................            176
  Other service charges, commissions and fees..............................             92
  Securities gains.........................................................             76
  Other income.............................................................            102
                                                                                   -------
          Total other operating income.....................................            446
                                                                                   -------
Other operating expenses
  Salaries.................................................................            491
  Pension and other employee benefits......................................            115
  Net expense of premises and fixed assets.................................            127
  Other....................................................................            413
                                                                                   -------
          Total other operating expenses...................................          1,146
                                                                                   -------
Income before income taxes.................................................          1,186
Income taxes...............................................................            480
                                                                                   -------
Net income.................................................................        $   706
                                                                                   -------
                                                                                   -------
Primary earnings per share.................................................        $ 12.96
                                                                                   -------
                                                                                   -------

   The accompanying notes are an integral part of these financial statements.

                           CLIN-ARK BANKSHARES, INC.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1992

                                                              ADDITIONAL
                                                     COMMON    PAID-IN     RETAINED   TREASURY
                                                     STOCK     CAPITAL     EARNINGS    STOCK     TOTAL
                                                     ------   ----------   --------   --------   ------
                                                               (DOLLAR AMOUNTS IN THOUSANDS)
Balance -- January 1, 1992.........................   $ 52      $1,260      $1,488     $  (19)   $2,781
  Purchase of treasury stock.......................     --          --          --         (7)       (7)
  Net income.......................................     --          --         706         --       706
                                                     ------   ----------   --------   --------   ------
Balance -- December 31, 1992.......................   $ 52      $1,260      $2,194     $  (26)   $3,480
                                                     ------   ----------   --------   --------   ------
                                                     ------   ----------   --------   --------   ------

   The accompanying notes are an integral part of these financial statements.

                           CLIN-ARK BANKSHARES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1992

                                                                                        1992
                                                                            -----------------------------
                                                                                   (DOLLAR AMOUNTS
                                                                                    IN THOUSANDS)
Cash flows from operating activities
  Net income...............................................................       $        706
  Adjustments to reconcile net income to net cash provided (used) by operating activities:
     Provision for loan losses and losses on other real estate.............                 82
     Depreciation and amortization.........................................                 89
     Accretion of bond discounts...........................................                152
     Gain on sale of investment securities.................................                (76)
     Change in deferred income tax benefit.................................                 18
     Loss on sale of equipment.............................................                 (1)
     Increase in other assets..............................................                (54)
     Increase in accrued expenses and other liabilities....................                 32
                                                                                   -----------
Net cash provided (used) by operating activities...........................                948
                                                                                   -----------
Cash flows from investing activities
  Proceeds from sale of investment securities..............................              4,853
  Proceeds from maturities of investment securities........................              3,996
  Purchase of investment securities........................................            (11,362)
  Net increase in loans....................................................             (5,269)
  Net decrease in time deposits............................................              3,360
  Proceeds from sales of premises and equipment............................                 11
  Purchases of premises and equipment......................................               (113)
  Increase in Federal funds sold...........................................               (230)
                                                                                   -----------
Net cash provided (used) by investing activities...........................             (4,754)
                                                                                   -----------
Cash flows from financing activities
  Increase in deposits.....................................................              4,287
  Purchase of treasury stock...............................................                 (7)
                                                                                   -----------
Net cash provided (used) by financing activities...........................              4,280
                                                                                   -----------
Net increase in cash and cash equivalents..................................                474
Cash and cash equivalents -- beginning of year.............................              1,382
                                                                                   -----------
Cash and cash equivalents -- end of year...................................       $      1,856
                                                                                   -----------
                                                                                   -----------
SUPPLEMENTAL DISCLOSURES
  Cash paid during the year for:
     Interest..............................................................       $      1,732
     Income taxes..........................................................       $        390

   The accompanying notes are an integral part of these financial statements.

                           CLIN-ARK BANKSHARES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1992

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of Clin-Ark Bankshares, Inc. ("the Corporation") conform with generally accepted accounting principles and practices within the banking industry. The policies that materially affect financial position and the results of operations are summarized as follows:

     a. Basis of presentation -- The consolidated financial statements include the accounts of the Corporation, its wholly owned subsidiary First National Bank of Clinton and its majority owned subsidiary, First North Central Insurance, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

     b. Investment securities -- Investment securities are stated at cost, adjusted for amortization of premiums and accretion of discounts computed on the interest method. Although the quoted market values fluctuate, investment securities are held for investment purposes and gains and losses are recognized in the accounts upon realization or at such time that management determines that a permanent decline in value exists. The adjusted cost of the specific security is used to compute the gain or loss on sales of investment securities.

     c. Loans -- Interest on loans is credited to income based upon the principal amount outstanding.

     d. Reserve for loan losses -- For financial reporting purposes, the reserve for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the reserve for loan losses when management believes that the collectibility of the principal is unlikely. The reserve is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful. For income tax purposes, loans are charged to expense when management believes that the collectibility of the principal is unlikely.

     e. Premises and equipment -- Premises and equipment are stated at cost, less accumulated depreciation.

     For financial reporting purposes, depreciation is charged to operating expenses over the estimated useful lives of the assets and is computed on the straight-line method. For income tax purposes, depreciation is computed under the methods prescribed under the applicable tax laws.

     f. Income taxes -- The Corporation utilizes the liability method of accounting for deferred income taxes. The liability method provides for a deferred tax liability (benefit) on the balance sheet for the temporary differences between financial statement and tax return income at the tax rates which are in effect at the date of the financial statements.

     g. Real estate acquired through foreclosure -- Real estate acquired through foreclosure is reported at the lower of cost or estimated realizable value. During 1992, the Corporation acquired $125,000 of other real estate as a result of foreclosing on past due loans. At December 31, 1992, approximately $4,000 of other real estate is included in other assets.

     h. Cash and cash equivalents -- For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks.

     i. Earnings per common share -- Primary earnings per share are computed based on the weighted average number of shares that would be outstanding plus the shares that would be outstanding assuming exercise of dilutive stock options which are considered to be common stock equivalents. The number of shares

                           CLIN-ARK BANKSHARES, INC.

                               DECEMBER 31, 1992

that would be issued from the exercise of stock options has been reduced by the number of shares that could have been purchased from the proceeds at the average estimated number of shares used in the computations were $54,461 in 1992. Fully diluted earnings per share amounts are not presented because they are not materially dilutive.

2. INVESTMENT SECURITIES

     At December 31, 1992, the amortized cost and estimated market values of investment securities were as follows (in thousands):

                                                                          1992
                                                     -----------------------------------------------
                                                                   GROSS        GROSS      ESTIMATED
                                                     AMORTIZED   UNREALIZED   UNREALIZED    MARKET
                                                       COST        GAINS        LOSSES       VALUE
                                                     ---------   ----------   ----------   ---------
    United States Treasury securities..............   $ 3,677       $ 40         $ --       $ 3,717
    Securities of United States government agencies
      and corporations.............................     3,016         34            2         3,048
    Obligations of state and political
      subdivisions.................................       414         10           12           412
    Other securities...............................     5,937         36           10         5,963
                                                     ---------   ----------       ---      ---------
                                                      $13,044       $120         $ 24       $13,140
                                                     ---------   ----------       ---      ---------
                                                     ---------   ----------       ---      ---------

     The amortized cost and estimated market value of investment securities at December 31, 1992 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                    1992
                                                                            ---------------------
                                                                                        ESTIMATED
                                                                            AMORTIZED    MARKET
                                                                              COST        VALUE
                                                                            ---------   ---------
                                                                               (IN THOUSANDS)
Due in one year or less...................................................   $ 5,971     $ 5,977
Due after one year through five years.....................................     6,495       6,577
Due after five years through ten years....................................        45          46
Due after ten years.......................................................       533         540
                                                                            ---------   ---------
                                                                             $13,044     $13,140
                                                                            ---------   ---------
                                                                            ---------   ---------

     Proceeds from sales and maturities of investments in investment securities during the year ending December 31, 1992 were approximately $8,849,000. Gross gains of approximately $76,000 were realized on the sales.

     As required by law, investments carried at approximately $5,750,000 at December 31, 1992 were pledged to secure public deposits and for other purposes.

                           CLIN-ARK BANKSHARES, INC.

                               DECEMBER 31, 1992

3. LOANS

     The following is a summary of the loan portfolio by principal regulatory categories at December 31, 1992 (in thousands):

                                                                             1992
                                                                            -------
          Commercial, financial and agricultural..........................  $ 4,534
          Real estate -- construction.....................................        1
          Real estate -- mortgage.........................................   21,844
          Other...........................................................    4,266
                                                                            -------
          Loans, net of unearned income...................................  $30,645
                                                                            -------
                                                                            -------

     Loan maturities as of December 31, 1992 are as follows (in thousands):

                                                                             1992
                                                                            -------
          Within one year.................................................  $15,901
          One to five years...............................................   14,182
          After five years................................................      562
                                                                            -------
                    Total.................................................  $30,645
                                                                            -------
                                                                            -------

4. RESERVE FOR LOAN LOSSES

     A summary of transactions within the reserve for loan losses for the year ending December 31, 1992 is as follows (in thousands):

                                                                              1992
                                                                              ----
          Balance -- beginning of year......................................  $242
            Provision charged to operating expense..........................    77
            Recoveries on loans previously charged-off......................     2
                                                                              ----
                                                                               321
            Loans charged-off...............................................    17
                                                                              ----
          Balance -- end of year............................................  $304
                                                                              ----
                                                                              ----

5. PREMISES AND EQUIPMENT

     A summary of asset classifications and depreciable lives at December 31, 1992 is as follows (in thousands): Useful Lives

                                                                              1992    (YEARS)
                                                                             ------   --------
Land.......................................................................  $  134
Buildings and improvements.................................................     510   15 to 60
Furniture and equipment....................................................     397    3 to 15
Automobiles................................................................      13     3 to 5
                                                                             ------
                                                                              1,054
Accumulated depreciation...................................................    (339)
                                                                             ------
                                                                             $  715
                                                                             ------
                                                                             ------

     Depreciation, included in operating expenses, amounted to approximately 66,000 in 1992.

                           CLIN-ARK BANKSHARES, INC.

                               DECEMBER 31, 1992

6. TIME DEPOSITS

     The remaining maturities of time deposits at December 31, 1992 are as follows (in thousands):

Three months or less...............................................................  $ 9,973
Three through six months...........................................................    7,181
Six through twelve months..........................................................    4,292
Over twelve months.................................................................    3,945
                                                                                     -------
          Total....................................................................  $25,391
                                                                                     -------
                                                                                     -------

7. INCOME TAXES

     Income tax expense for the consolidated statement of income consists of (in thousands):

                                                                                        1992
                                                                                        ----
Current provision.....................................................................  $462
Deferred provision....................................................................    18
                                                                                        ----
                                                                                        $480
                                                                                        ----
                                                                                        ----

     The reasons for the difference between the actual tax expense and tax computed at the statutory Federal income tax rate are as follows (in thousands):

                                                                                 1992
                                                                           ----------------
                                                                           AMOUNT   PERCENT
                                                                           ------   -------
    Tax on pre-tax income................................................   $403      34.0%
    State income tax, net of Federal benefit.............................     33       2.8
    Interest and other items exempt from income tax......................    (28)     (2.4)
    Other................................................................     72       6.1
                                                                           ------   -------
                                                                            $480      40.5%
                                                                           ------   -------
                                                                           ------   -------

     The sources of timing differences that result in the deferred income tax benefits and the tax effects of each were as follows (in thousands):

                                                                                1992
                                                                                ----
        Provision for loan losses.............................................  $(24)
        Depreciation..........................................................     1
        Writedown of other real estate owned..................................    (2)
        Increase in unrecognized deferred tax benefit.........................    43
                                                                                ----
        Deferred income tax provision.........................................  $ 18
                                                                                ----
                                                                                ----

     In February 1992, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 109 -- Accounting for Income Taxes. This statement provides for, among other things, the recognition of a deferred tax liability or asset for the estimated tax effect attributable to temporary differences and carryforwards. The valuation of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that are not expected to be realized. This statement is effective for fiscal years beginning after December 15, 1992 although earlier application is allowed. As of December 31, 1992, the Corporation has not implemented this statement. Although the estimated benefit has not been quantified, management believes that the adoption of this statement will have a favorable impact on the Corporation's financial position.

                           CLIN-ARK BANKSHARES, INC.

                               DECEMBER 31, 1992

8. NONCOMPENSATING STOCK OPTION AGREEMENTS

     On January 13, 1988, the Corporation granted a director and officer of the Corporation an option to purchase 3,000 shares of the Corporation's common stock at a purchase price of $25.00 per share. The term of the option was for a period of five years from the date of the grant. On March 26, 1990, an additional option was granted to the director to purchase up to an additional 2,500 shares of common stock at a purchase price of $45.00 per share. The term of this option was also for a period of five years from the date of the grant.

     As of December 31, 1992, neither of the above noted option agreements had been exercised.

     In January, 1993, the director exercised the option to purchase 3,000 shares of the Corporations common stock at a purchase price of $25.00 per share.

9. COMMITMENTS AND CONTINGENCIES

     The Corporation is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuation in interest rates. These financial instruments include commitments to extend credit, standby letters of credit and interest rate caps and floors written.

     The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual notional amount of those instruments. The Corporation has the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. For interest rate caps and floors, the contract or notional amounts do not represent exposure to credit loss.

     Financial instruments, whose contract amount represents credit risk, consist of commitments to extend credit of approximately $1,650,000 at December 31, 1992.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require repayment of a fee. Since these commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management's credit evaluation of the counterpart. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

     The Corporation grants agribusiness, commercial, mortgage and consumer loans to customers within its lending region. The Corporation maintains a loan portfolio with a high concentration of real estate mortgage loans.

10. RELATED PARTY TRANSACTIONS

     Directors, officers and employees were customers of, and had other transactions with, the Corporation's subsidiaries in the ordinary course of business. Loan transactions with directors, officers and employees were made on substantially the same terms as those prevailing, at the time made, for comparable loans to other persons and did not involve more than normal risk of collectibility or present other unfavorable features. Loans to these related parties amounted to approximately $1,231,000 at December 31, 1992.

                           CLIN-ARK BANKSHARES, INC.

                               DECEMBER 31, 1992

11. EMPLOYEE BENEFIT PLAN

     The Corporation offers a profit sharing plan for all eligible employees. Employer contributions are based upon amounts determined at the sole discretion of the board of directors. Employees are not required or permitted to make contributions under the plan. Expenses relating to Corporation contributions to the plan were approximately $33,500 during the year ended December 31, 1992.

12. PARENT COMPANY FINANCIAL STATEMENTS

     The following are the condensed parent company only balance sheet as of December 31, 1992 and the parent only condensed statement of income and cash flows for the year then ended.

                           CLIN-ARK BANKSHARES, INC.
                  PARENT COMPANY ONLY CONDENSED BALANCE SHEET
                               DECEMBER 31, 1992

                                                                                     1992
                                                                                ---------------
                                                                                (DOLLAR AMOUNTS
                                                                                 IN THOUSANDS)
ASSETS
Cash and cash equivalents.....................................................      $     1
Land..........................................................................           68
Investments in subsidiary.....................................................        3,411
                                                                                    -------
                                                                                    $ 3,480
                                                                                    -------
                                                                                    -------
LIABILITIES AND STOCKHOLDERS' EQUITY
Income tax payable to subsidiary..............................................      $     1
Stockholders' equity..........................................................        3,479
                                                                                    -------
                                                                                    $ 3,480
                                                                                    -------
                                                                                    -------

                           CLIN-ARK BANKSHARES, INC.
               PARENT COMPANY ONLY CONDENSED STATEMENT OF INCOME
                               DECEMBER 31, 1992

                                                                                     1992
                                                                                ---------------
                                                                                (DOLLAR AMOUNTS
                                                                                 IN THOUSANDS)
Other operating income........................................................       $   2
Total operating expenses......................................................           7
                                                                                    ------
Operating loss before equity in undistributed earnings of subsidiary..........          (5)
Equity in undistributed earnings of subsidiary................................         711
                                                                                    ------
Net income....................................................................       $ 706
                                                                                    ------
                                                                                    ------

     At December 31, 1992, stockholders' equity of First National Bank of Clinton of approximately $1,557,000 was available for the payment of dividends to the Corporation without obtaining prior regulatory approval and while maintaining regulatory capital ratio requirements.

                           CLIN-ARK BANKSHARES, INC.

                               DECEMBER 31, 1992

                           CLIN-ARK BANKSHARES, INC.
             PARENT COMPANY ONLY CONDENSED STATEMENTS OF CASH FLOWS
                               DECEMBER 31, 1992

                                                                                     1992
                                                                                ---------------
                                                                                (DOLLAR AMOUNTS
                                                                                 IN THOUSANDS)
Cash flows from operating activities
  Operating loss..............................................................       $  (5)
  Adjustments to reconcile net income to net cash provided (used)
     by operating activities:
     Equity in undistributed earnings of subsidiary...........................         711
                                                                                   -------
Net cash provided (used) by operating activities..............................         706
                                                                                   -------
Cash flows from investing activities
  Purchase of fixed assets....................................................         (68)
  Increase in investment in subsidiary........................................        (632)
                                                                                   -------
Net cash provided (used) by investing activities..............................        (700)
                                                                                   -------
Cash flows from financing activities Purchase of treasury stock...............          (7)
                                                                                   -------
Net cash provided (used) by financing activities..............................          (7)
                                                                                   -------
Net decrease in cash and cash equivalents.....................................          (1)
Cash and cash equivalents -- beginning of year................................           2
                                                                                   -------
Cash and cash equivalents -- end of year......................................       $   1
                                                                                   -------
                                                                                   -------
SUPPLEMENTAL DISCLOSURES
  Cash paid during the year for:
     Interest.................................................................       $   7
     Income taxes.............................................................       $ 390

13. MERGER

     On December 16, 1992, the Corporation entered into a letter of intent with Union Planters Corporation ("UPC"), whereby UPC intends to acquire the Corporation's outstanding stock in exchange for shares of UPC. Consummation of this transaction is subject to regulatory and stockholder approval.

                                                                    APPENDIX A-2

                           CLIN-ARK BANKSHARES, INC.

                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                AS OF DECEMBER 31, 1991, 1990 AND FOR THE YEARS
                        ENDED DECEMBER 31, 1991 AND 1990

                           CLIN-ARK BANKSHARES, INC.

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1991
                                  (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                      1991
                                                                                     -------
                                           ASSETS
Cash and due from banks............................................................  $ 1,382
                                                                                     -------
Interest-bearing time deposits.....................................................    4,251
                                                                                     -------
Investment securities
  United States Treasury securities................................................    3,261
  Securities of United States government agencies and corporations.................    3,274
  Obligations of state and political subdivisions..................................      690
  Other securities.................................................................    3,383
                                                                                     -------
          Total investment securities..............................................   10,608
                                                                                     -------
Federal funds sold.................................................................      805
                                                                                     -------
Loans
  Loans, net of unearned income....................................................   25,391
  Reserve for loan losses..........................................................     (242)
                                                                                     -------
Net loans..........................................................................   25,149
                                                                                     -------
Premises and equipment, net of accumulated depreciation............................      678
                                                                                     -------
Other assets.......................................................................      536
                                                                                     -------
          Total assets.............................................................  $43,409
                                                                                     -------
                                                                                     -------
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing deposits.....................................................  $ 2,828
  Interest-bearing deposits........................................................   37,453
                                                                                     -------
          Total deposits...........................................................   40,281
                                                                                     -------
Accrued expenses and other liabilities.............................................      347
                                                                                     -------
          Total liabilities........................................................   40,628
                                                                                     -------
Commitments and contingencies (Note 7, 8 and 10)
Stockholders' equity
  Common stock, par value, $1 per share; authorized, 52,000 shares; issued and
     outstanding, 51,542 shares....................................................       52
  Additional paid-in capital.......................................................    1,260
  Retained earnings................................................................    1,488
                                                                                     -------
                                                                                       2,800
  Treasury stock, 458 shares at cost...............................................      (19)
                                                                                     -------
          Total stockholders' equity...............................................    2,781
                                                                                     -------
          Total liabilities and stockholders' equity...............................  $43,409
                                                                                     -------
                                                                                     -------

   The accompanying notes are an integral part of these financial statements.

                           CLIN-ARK BANKSHARES, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1991 AND 1990
                                  (UNAUDITED)
             (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                              1991       1990
                                                                             ------     ------
Interest income
  Interest and fees on loans...............................................  $2,516     $2,142
  Interest on Federal funds sold...........................................      55         77
  Interest on time deposits................................................     354        124
  Interest and dividends on investment securities
     United States Treasury securities.....................................     297        278
     Securities of United States government agencies and corporations......     240        224
     Obligations of state and political subdivisions.......................      49         52
     Other securities......................................................     108         28
                                                                             ------     ------
Total interest income......................................................   3,619      2,925
                                                                             ------     ------
Interest expense
  Interest on deposits.....................................................   2,056      1,734
                                                                             ------     ------
Total interest expense.....................................................   2,056      1,734
                                                                             ------     ------
Net interest income........................................................   1,563      1,191
  Provision for loan losses................................................     (47)       (60)
                                                                             ------     ------
Net interest income after provision for loan losses........................   1,516      1,131
                                                                             ------     ------
Other operating income
  Service charges on deposit accounts......................................     161        103
  Other service charges, commissions and fees..............................      77         48
  Securities losses........................................................     (49)        --
  Other income.............................................................      92         90
                                                                             ------     ------
Total other operating income...............................................     281        241
                                                                             ------     ------
Other operating expenses
  Salaries.................................................................     430        363
  Pension and other employee benefits......................................      90         69
  Net expense of premises and fixed assets.................................     128        111
  Other....................................................................     372        284
                                                                             ------     ------
Total other operating expenses.............................................   1,020        827
                                                                             ------     ------
Income before income taxes.................................................     777        545
Income taxes...............................................................     255        178
                                                                             ------     ------
Net income.................................................................  $  522     $  367
                                                                             ------     ------
                                                                             ------     ------
Primary earnings per share.................................................  $ 9.69     $ 6.90
                                                                             ------     ------
                                                                             ------     ------

    The accompanying notes are integral part of these financial statements.

                           CLIN-ARK BANKSHARES, INC.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1991 AND 1990
                                  (UNAUDITED)

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                         ADDITIONAL
                                              COMMON      PAID-IN       RETAINED     TREASURY
                                              STOCK       CAPITAL       EARNINGS      STOCK     TOTAL
                                              ------     ----------     --------     --------   ------
Balance -- January 1, 1990..................   $ 52        $1,260        $  599        $(19)    $1,892
  Net income................................     --            --           367          --        367
                                              ------     ----------     --------     --------   ------
Balance -- December 31, 1990................     52         1,260           966         (19)     2,259
  Net income................................     --            --           522          --        522
                                              ------     ----------     --------     --------   ------
Balance -- December 31, 1991................   $ 52        $1,260        $1,488        $(19)    $2,781
                                              ------     ----------     --------     --------   ------
                                              ------     ----------     --------     --------   ------

   The accompanying notes are an integral part of these financial statements.

                           CLIN-ARK BANKSHARES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1991 AND 1990
                                  (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                            1991        1990
                                                                           -------     -------
Cash flows from operating activities
  Net income.............................................................  $   522     $   367
  Adjustments to reconcile net income to net cash provided (used) by operating activities:
     Provision for loan losses and losses on other real estate...........       51          64
     Depreciation and amortization.......................................       93          85
     Accretion of bond discount..........................................       17          --
     Deferred income tax benefit.........................................      (18)         --
     Loss on sale of investment securities...............................       49          --
     (Gain) loss on sale of equipment....................................        1          (1)
     (Increase) decrease in other assets.................................       30        (115)
     Increase in accrued expenses and other liabilities..................       39          14
                                                                           -------     -------
Net cash provided (used) by operating activities.........................      784         414
                                                                           -------     -------
Cash flows from investing activities
  Proceeds from sale of investment securities............................       47          --
  Proceeds from maturities of investment securities......................    3,194       2,222
  Purchase of investment securities......................................   (6,675)     (3,610)
  Net increase in loans..................................................   (5,582)     (3,448)
  Net increase in time deposits..........................................     (597)     (3,059)
  Proceeds from sales of premises and equipment..........................       --          10
  Purchases of premises and equipment....................................      (25)       (139)
  (Increase) decrease in Federal funds sold..............................     (305)        925
                                                                           -------     -------
Net cash provided (used) by investing activities.........................   (9,943)     (7,099)
                                                                           -------     -------
Cash flows from financing activities
  Increase in deposits...................................................    9,685       6,834
                                                                           -------     -------
Net cash provided (used) by financing activities.........................    9,685       6,834
                                                                           -------     -------
Net increase in cash and cash equivalents................................      526         149
Cash and cash equivalents -- beginning of year...........................      856         707
                                                                           -------     -------
Cash and cash equivalents -- end of year.................................  $ 1,382     $   856
                                                                           -------     -------
                                                                           -------     -------
Supplemental disclosures
  Cash paid during the year for:
     Interest............................................................  $ 2,048     $ 1,685
     Income taxes........................................................  $   228     $   177

   The accompanying notes are an integral part of these financial statements.

                           CLIN-ARK BANKSHARES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1991 AND 1990
                                  (UNAUDITED)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of Clin-Ark Bankshares, Inc. ("the Corporation") conform with generally accepted accounting principles and practices within the banking industry. The policies that materially affect financial position and the results of operations are summarized as follows:

          a. Basis of presentation -- The consolidated financial statements include the accounts of the Corporation, its wholly owned subsidiary, First National Bank of Clinton and its majority owned subsidiary, First North Central Insurance, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

          b. Investment securities -- Investment securities are stated at cost, adjusted for amortization of premiums and accretion of discounts computed on the interest method. Although the quoted market values fluctuate, investment securities are held for investment purposes and gains and losses are recognized in the accounts upon realization or at such time that management determines that a permanent decline in value exists. The adjusted cost of the specific security is used to compute the gain or loss on sales of investment securities.

          c. Loans -- Interest on loans is credited to income based upon the principal amount outstanding.

          d. Reserve for loan losses -- For financial reporting purposes, the reserve for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the reserve for loan losses when management believes that the collectibility of the principal is unlikely. The reserve is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful. For income tax purposes, loans are charged to expense when management believes that the collectibility of the principal is unlikely.

          e. Premises and equipment -- Premises and equipment are stated at cost, less accumulated depreciation.

          For financial reporting purposes, depreciation is charged to operating expenses over the estimated useful lives of the assets and is computed on the straight-line method. For income tax purposes, depreciation is computed under the methods prescribed under the applicable tax laws.

          f. Income taxes -- The Corporation utilizes the liability method of accounting for deferred income taxes. The liability method provides for a deferred tax liability (benefit) on the balance sheet for the temporary differences between financial statement and tax return income at the tax rates which are in effect at the date of the financial statements.

          g. Real estate acquired through foreclosure -- Real estate acquired through foreclosure is reported at the lower of cost or estimated realizable value. During 1990, the Corporation acquired approximately $23,000 of other real estate as a result of foreclosing on past due loans. At December 31, 1991, approximately $10,000 of other real estate is included in other assets.

          h. Cash and cash equivalents -- For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks.

                           CLIN-ARK BANKSHARES, INC.

          i. Earnings per common share -- Primary earnings per share are computed based on the weighted average number of shares actually outstanding plus the shares that would be outstanding assuming exercise of dilutive stock options which are considered to be common stock equivalents. The number of shares that would be issued from the exercise of stock options has been reduced by the number of shares that could have been purchased from the proceeds at the average estimated market price of the Corporation's stock. The number of shares used in the computations were 53,846 and 53,162 in 1991 and 1990, respectively. Fully diluted earnings per share amounts are not presented for 1991 and 1990 because they are not materially dilutive.

2. INVESTMENT SECURITIES

     At December 31, 1991, the amortized cost and estimated market values of investment securities were as follows (in thousands):

                                                                          1991
                                                     -----------------------------------------------
                                                                   GROSS        GROSS      ESTIMATED
                                                     AMORTIZED   UNREALIZED   UNREALIZED    MARKET
                                                       COST        GAINS        LOSSES       VALUE
                                                     ---------   ----------   ----------   ---------
    United States Treasury securities..............   $ 3,261       $ 93         $ --       $ 3,354
    Securities of United States government agencies
      and corporations.............................     3,274         62           --         3,336
    Obligations of state and political
      subdivisions.................................   $   690       $ 27         $ --       $   717
    Other securities...............................     3,383         59          (15)        3,427
                                                     ---------   ----------   ----------   ---------
                                                      $10,608       $241         $(15)      $10,834
                                                     ---------   ----------   ----------   ---------
                                                     ---------   ----------   ----------   ---------

     Proceeds from sales and maturities of investments in investment securities during the year ending December 31, 1991 were approximately $3,241,000. Gross gains of approximately $1,000 and gross losses of approximately $50,000 were realized on the sales. Proceeds from sales and maturities of investments in investment securities during the year ending December 31, 1990 were approximately $2,222,000.

     As required by law, investments carried at approximately $4,449,000 at December 31, 1991 were pledged to secure public deposits and for other purposes.

3. LOANS

     Following is a summary of the loan portfolio by principal regulatory categories at December 31, 1991 (in thousands):

                                                                                  1991
                                                                                 -------
    Commercial, financial and agricultural.....................................  $ 4,336
    Real estate -- construction................................................        4
    Real estate -- mortgage....................................................   16,409
    Other......................................................................    4,642
                                                                                 -------
    Loans, net of unearned income..............................................  $25,391
                                                                                 -------
                                                                                 -------

                           CLIN-ARK BANKSHARES, INC.

4. RESERVE FOR LOAN LOSSES

     A summary of transactions within the reserve for loan losses for the years ending December 31, 1991 and 1990 is as follows (in thousands):

                                                                            1991     1990
                                                                            ----     ----
    Balance -- beginning of year..........................................  $198     $163
      Provision charged to operating expense..............................    47       60
      Recoveries on loans previously charged-off..........................     3        3
                                                                            ----     ----
                                                                             248      226
      Loans charged-off...................................................     6       28
                                                                            ----     ----
    Balance -- end of year................................................  $242     $198
                                                                            ----     ----
                                                                            ----     ----

5. PREMISES AND EQUIPMENT

     A summary of asset classifications and depreciable lives at December 31, 1991 is as follows (in thousands):

                                                                                USEFUL LIVES
                                                                        1991      (YEARS)
                                                                        -----   ------------
    Land..............................................................  $  61
    Buildings and improvements........................................    501     15 to 60
    Furniture and equipment...........................................    379      3 to 15
    Automobiles.......................................................     18       3 to 5
                                                                        -----
                                                                          959
    Accumulated depreciation..........................................   (281)
                                                                        -----
                                                                        $ 678
                                                                        -----
                                                                        -----

     Depreciation, included in operating expenses, amounted to approximately $70,400 and $61,100 in 1991 and 1990, respectively.

6. INCOME TAXES

     Income tax expense for the consolidated statement of income consists of (in thousands):

                                                                            1991     1990
                                                                            ----     ----
    Current provision.....................................................  $273     $178
    Deferred provision (benefit)..........................................   (18)      --
                                                                            ----     ----
                                                                            $255     $178
                                                                            ----     ----
                                                                            ----     ----

     The reasons for the difference between the actual tax expense and tax computed at the statutory Federal income tax rate are as follows (in thousands):

                                                                    1991                 1990
                                                              ----------------     ----------------
                                                              AMOUNT   PERCENT     AMOUNT   PERCENT
                                                              ------   -------     ------   -------
Tax on pre-tax income.......................................   $264      34.0%      $185      34.0%
State income taxes, net of Federal benefit..................     14       1.8          1       0.1
Interest and other items exempt from income tax.............    (38)     (4.9)       (35)     (6.4)
Other.......................................................     15       1.9         27       5.0
                                                              ------   -------     ------   -------
                                                               $255      32.8%      $178      32.7%
                                                              ------   -------     ------   -------
                                                              ------   -------     ------   -------

                           CLIN-ARK BANKSHARES, INC.

     The sources of timing differences that result in deferred income tax provisions (benefits) and the tax effects of each were as follows (in thousands):

                                                                            1991     1990
                                                                            ----     ----
    Provision for loan losses.............................................  $(17)    $(13)
    Depreciation..........................................................     7       11
    Reserve for securities losses.........................................   (11)      (2)
    Write-down of other real estate.......................................    (2)      (2)
    Change in unrecognized deferred tax benefit...........................     5        6
                                                                            ----     ----
    Deferred income tax provision (benefit)...............................  $(18)    $ --
                                                                            ----     ----
                                                                            ----     ----

7. NONCOMPENSATORY STOCK OPTION AGREEMENTS

     On January 13, 1988, the Corporation granted a director and officer of the Corporation an option to purchase 3,000 shares of the Corporation's common stock at a purchase price of $25.00 per share. The term of the option was for a period of five years from the date of the grant. On March 26, 1990, an additional option was granted to the director to purchase up to an additional 2,500 shares of common stock at a purchase price of $45.00 per share. The term of this option was also for a period of five years from the date of the grant.

     As of December 31, 1991, neither of the above noted option agreements had been exercised.

8. COMMITMENTS AND CONTINGENCIES

     The Corporation is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuation in interest rates. These financial instruments include commitments to extend credit, standby letters of credit, and interest rate caps and floors written.

     The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual notional amount of those instruments. The Corporation has the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. For interest rate caps and floors, the contract or notional amounts do not represent exposure to credit loss.

     Financial instruments, whose contract amount represents credit risk, consist of commitments to extend credit, of approximately $2,136,000 at December 31, 1991.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require repayment of a fee. Since these commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management's credit evaluation of the counterpart. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

     The Corporation grants agribusiness, commercial, mortgage and consumer loans to customers within its lending region. The Corporation maintains a loan portfolio with a high concentration of real estate mortgage loans.

                           CLIN-ARK BANKSHARES, INC.

9. RELATED PARTY TRANSACTIONS

     Directors, officers and employees were customers of, and had other transactions with, the Corporation's subsidiaries in the ordinary course of business. Loan transactions with directors, officers and employees were made on substantially the same terms as those prevailing, at the time made, for comparable loans to other persons and did not involve more than normal risk of collectibility or present other unfavorable features. Loans to these related parties amounted to approximately $1,005,000 at December 31, 1991.

10. EMPLOYEE BENEFIT PLAN

     The Corporation offers a profit sharing plan for all eligible employees. Employer contributions are based upon amounts determined at the sole discretion of the board of directors. Employees are not required or permitted to make contributions under the plan. Expenses relating to Corporation contributions to the plan were approximately $23,600 and $16,500 during the years ending December 31, 1991 and 1990, respectively.

                                                                    APPENDIX A-3

                           CLIN-ARK BANKSHARES, INC.

                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
           AS OF SEPTEMBER 30, 1993, AND FOR THE THREE AND NINE-MONTH
                   PERIODS ENDED SEPTEMBER 30, 1993 AND 1992

                           CLIN-ARK BANKSHARES, INC.

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1993

                                                                           (DOLLAR AMOUNTS IN THOUSANDS
                                                                                    (UNAUDITED)
                                                 ASSETS
Cash and due from banks...................................................        $    1,687
Interest -- bearing time deposits.........................................                --
Investment securities
  United States Treasury Securities.......................................             4,628
  Securities of United States government agencies and corporations........             2,503
  Obligations of state and political subdivisions.........................               442
  Other securities........................................................             6,390
                                                                                  ----------
          Total investment securities.....................................            13,963
                                                                                  ----------
Federal funds sold........................................................               425
                                                                                  ----------
Loans
  Loans, net of unearned income...........................................            32,624
  Reserve for loan losses.................................................              (359)
                                                                                  ----------
Net loans.................................................................            32,265
                                                                                  ----------
Premises and equipment, net of accumulated depreciation...................               894
                                                                                  ----------
Other assets..............................................................               599
                                                                                  ----------
          Total assets....................................................        $   49,833
                                                                                  ----------
                                                                                  ----------
                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest -- bearing deposits.........................................        $    4,471
  Interest -- bearing deposits............................................            41,011
                                                                                  ----------
          Total deposits..................................................            45,482
                                                                                  ----------
Accrued expenses and other liabilities....................................               328
                                                                                  ----------
          Total liabilities...............................................            45,810
                                                                                  ----------
Stockholders' equity
  Common stock, par value, $1 per share; authorized 55,000 shares; issued
     and outstanding, 54,442..............................................                55
  Additional paid-in capital..............................................             1,332
  Retained earnings.......................................................             2,662
                                                                                  ----------
                                                                                       4,049
  Treasury stock, 558 shares at cost......................................               (26)
                                                                                  ----------
          Total stockholders' equity......................................             4,023
                                                                                  ----------
          Total liabilities and stockholders' equity......................        $   49,833
                                                                                  ----------
                                                                                  ----------

    The accompanying notes are an integral part of these unaudited financial statements.

                           CLIN-ARK BANKSHARES, INC.

                              STATEMENT OF INCOME
          FOR THE QUARTERLY PERIODS ENDED SEPTEMBER 30, 1993 AND 1992

                                                                                1993     1992
                                                                                -----    -----
                                                                                   (DOLLAR
                                                                                  AMOUNTS IN
                                                                                  THOUSANDS,
                                                                                  EXCEPT PER
                                                                                SHARE AMOUNTS)
                                                                                 (UNAUDITED)
Interest income
  Interest and fees on loans..................................................  $ 676    $ 674
  Interest on Federal funds sold..............................................     20        1
  Interest on time deposits...................................................     --       18
  Interest and dividends on investment securities
     United States Treasury securities........................................     56       61
     Securities of United States government agencies and corporations.........     34       47
     Obligations of state and political subdivisions..........................      5        8
     Other securities.........................................................     59       86
                                                                                -----    -----
          Total interest income...............................................    850      895
                                                                                -----    -----
Interest expense
  Interest on deposits........................................................    355      401
  Interest on Federal fund purchased and securities sold under repurchase
     agreements...............................................................     --        1
                                                                                -----    -----
          Total interest expense..............................................    355      402
                                                                                -----    -----
Net interest income...........................................................    495      493
  Provision for loan losses...................................................    (11)     (20)
                                                                                -----    -----
Net interest income after provision for loan losses...........................    484      473
                                                                                -----    -----
Other operating income
  Service charges on deposit accounts.........................................     51       46
  Other service charges, commissions and fees.................................     26       23
  Securities gains............................................................     --       16
  Other income................................................................     16       19
                                                                                -----    -----
          Total other operating income........................................     93      104
                                                                                -----    -----
Other operating expenses
  Salaries....................................................................    143      125
  Pension and other employee benefits.........................................     35       28
  Net expenses of premises and fixed assets...................................     34       33
  Other.......................................................................    111      109
                                                                                -----    -----
          Total other operating expenses......................................    323      296
                                                                                -----    -----
Income before income taxes....................................................    254      282
Income taxes..................................................................     92      107
                                                                                -----    -----
Net income....................................................................  $ 162    $ 175
                                                                                -----    -----
                                                                                -----    -----
Earnings per share............................................................  $2.91    $3.21
                                                                                -----    -----
                                                                                -----    -----

    The accompanying notes are an integral part of these unaudited financial statements.

                           CLIN-ARK BANKSHARES, INC.

                              STATEMENT OF INCOME
          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1993 AND 1992

                                                                                1993     1992
                                                                               ------   ------
                                                                               (DOLLAR AMOUNTS
                                                                                IN THOUSANDS,
                                                                                 EXCEPT PER
                                                                               SHARE AMOUNTS)
                                                                                 (UNAUDITED)
Interest income
  Interest and fees on loans.................................................  $1,994   $1,992
  Interest on Federal funds sold.............................................      50       27
  Interest on time deposits..................................................       2       99
  Interest and dividends on investment securities
     United States Treasury securities.......................................     156      191
     Securities of United States government agencies and corporations........     105      177
     Obligations of state and political subdivisions.........................      17       25
     Other securities........................................................     210      225
                                                                               ------   ------
          Total interest income..............................................   2,534    2,736
                                                                               ------   ------
Interest expense
  Interest on deposits.......................................................   1,045    1,292
  Interest on Federal fund purchased and securities sold under repurchase
     agreements..............................................................      --        2
                                                                               ------   ------
          Total interest expense.............................................   1,045    1,294
                                                                               ------   ------
Net interest income..........................................................   1,489    1,442
  Provision for loan losses..................................................     (50)     (78)
                                                                               ------   ------
Net interest income after provision for loan losses..........................   1,439    1,364
                                                                               ------   ------
Other operating income
  Service charges on deposit accounts........................................     144      127
  Other service charges, commissions and fees................................      73       70
  Securities gains...........................................................       4       65
  Other income...............................................................      61       83
                                                                               ------   ------
          Total other operating income.......................................     282      345
                                                                               ------   ------
Other operating expenses
  Salaries...................................................................     415      356
  Pension and other employee benefits........................................     102       80
  Net expenses of premises and fixed assets..................................      97      100
  Other......................................................................     353      308
                                                                               ------   ------
          Total other operating expenses.....................................     967      844
                                                                               ------   ------
Income before income taxes and cumulative effect of accounting change........     754      865
Income taxes.................................................................     295      369
                                                                               ------   ------
Income before cumulative effect of accounting change.........................     459      496
Cumulative effect of accounting change (note 1)..............................      87       --
                                                                               ------   ------
Net income...................................................................  $  546   $  496
                                                                               ------   ------
                                                                               ------   ------
Earnings per share:
  Income before cumulative effect of accounting change.......................  $ 8.28   $ 9.12
                                                                               ------   ------
                                                                               ------   ------
  Net income.................................................................  $ 9.85   $ 9.12
                                                                               ------   ------
                                                                               ------   ------

    The accompanying notes are an integral part of these unaudited financial statements.

                           CLIN-ARK BANKSHARES, INC.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        FOR THE NINE MONTH PERIOD ENDED
                               SEPTEMBER 30, 1993

                                                              ADDITIONAL
                                                     COMMON    PAID-IN     RETAINED   TREASURY
                                                     STOCK     CAPITAL     EARNINGS    STOCK     TOTAL
                                                     ------   ----------   --------   --------   ------
                                                               (DOLLAR AMOUNTS IN THOUSANDS)
                                                                        (UNAUDITED)
Balance -- January 1, 1992.........................   $ 52      $1,260      $2,194      $(26)    $3,480
  Issuance of common stock.........................      3          72          --        --         75
  Dividends paid...................................     --          --         (78)       --        (78)
  Net income.......................................     --          --         546        --        546
                                                     ------   ----------   --------   --------   ------
Balance -- September 30, 1993......................   $ 55      $1,332      $2,662      $(26)    $4,023
                                                     ------   ----------   --------   --------   ------
                                                     ------   ----------   --------   --------   ------

    The accompanying notes are an integral part of these unaudited financial statements.

                           CLIN-ARK BANKSHARES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                        FOR THE NINE MONTH PERIODS ENDED
                          SEPTEMBER 30, 1993 AND 1992

                                                                          1993          1992
                                                                         -------       -------
                                                                          (DOLLAR AMOUNTS IN
                                                                              THOUSANDS)
                                                                              (UNAUDITED)
Cash lows from operating activities
  Net income.........................................................    $   546       $   496
  Adjustments to reconcile net income to net cash provided (used) by operating activities:
     Provision for loan losses and losses on other real estate.......         50            78
     Depreciation and amortization...................................         62            83
     Accretion of bond discounts.....................................         73           114
     Gain on sale of investment securities...........................         (4)          (65)
     Change in deferred tax benefit..................................        (87)           18
     Loss on sale of equipment.......................................         --            (1)
     Increase in other assets........................................         16           (85)
     Increase in accrued expenses and liabilities....................        (50)          792
                                                                         -------       -------
          Net cash provided (used) by operating activities...........        606         1,430
                                                                         -------       -------
Cash flows from investing activities Proceeds from sale of investment
  securities.........................................................        256         4,076
  Proceeds from maturities of investment securities..................      2,813         3,896
  Purchase of investment securities..................................     (4,056)      (11,210)
  Net increase in loans..............................................     (1,975)       (4,794)
  Net decrease in time deposits......................................        891         3,261
  Proceeds from sales of premises and equipment......................         --            11
  Purchases of premises and equipment................................       (225)         (113)
  Decrease (increase) in Federal funds sold..........................        610           805
                                                                         -------       -------
          Net cash provided (used) by investing activities...........     (1,686)       (4,068)
                                                                         -------       -------
Cash flows from financing activities
  Increase in deposits...............................................        914         2,573
  Proceeds from issuance of common stock.............................         75            --
  Payment of dividends...............................................        (78)           --
                                                                         -------       -------
          Net cash provided (used) by financing activities...........        911         2,573
                                                                         -------       -------
Net increase in cash and cash equivalents............................       (169)          (65)
Cash and cash equivalents -- beginning of period.....................      1,856         1,382
                                                                         -------       -------
Cash and cash equivalents -- end of period...........................    $ 1,687       $ 1,317
                                                                         -------       -------
                                                                         -------       -------
SUPPLEMENTAL DISCLOSURES
- ---------------------------------------------------------------------
Cash paid during the year for:
  Interest...........................................................    $ 1,027       $ 1,388
  Income taxes.......................................................    $   382       $   283

    The accompanying notes are an integral part of these unaudited financial statements.

                           CLIN-ARK BANKSHARES, INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1993 AND 1992

1. BASIS OF PRESENTATION

     The unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to summarize fairly the financial position of Clin-Ark Bankshares, Inc. ("the Corporation") as of September 30, 1993 and the results of its operations and changes in its cash flows for the nine months ended September 30, 1993 and September 30, 1992. The accounting policies followed by the Corporation for interim financial reporting are consistent with the accounting policies followed for annual financial reporting, except as noted below. These financial statements should be read in conjunction with the corporation's 1992 annual financial statements and related notes included therein.

     Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the rules of the Securities and Exchange Commission.

     Effective March 31, 1993, the Corporation adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes ("FASB 109") which supercedes Statement of Financial Accounting Standards No. 96, "Accounting for Income Taxes" (FASB 96) which is currently used by the Corporation. Adoption of FASB 109 resulted in the Corporation recording previously unrecognized tax benefits totaling approximately $87,000. The previously unrecognized tax benefit of $87,000 was attributable to cumulative differences which existed between reported book and tax income. The realization of this benefit is dependent on the Corporation having future taxable income. The disclosures required by FASB 109 are substantially similar to those previously disclosed under FASB 96.

2. DIVIDENDS

     During the nine month period ended September 30, 1993, dividends of $.72 per share per quarter were declared and paid for the second and third quarters of 1993.

3. PENDING MERGER

     In April, 1993, the Board of Directors of the Corporation approved an agreement to merge with another bank holding company whereby the two parties intend to effectuate the merger of the Corporation with and into the other bank holding company. The merger, which is to be accounted for as a pooling of interests, is dependent upon the approval of the stockholders of the Corporation and various regulatory agencies.

                                                                      APPENDIX B

                      AGREEMENT AND PLAN OF REORGANIZATION

                              DATED APRIL 30, 1993

                                 BY AND BETWEEN

                          UNION PLANTERS CORPORATION,

                        NORTH ARKANSAS BANCSHARES, INC.

                           CLIN-ARK BANKSHARES, INC.

                                      AND

                         FIRST NATIONAL BANK OF CLINTON

                         ALONG WITH THE PLAN OF MERGER
                          ANNEXED THERETO AS EXHIBIT A

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
                       AGREEMENT AND PLAN OF REORGANIZATION.............................    1
                                     AGREEMENT..........................................    2
                                        ARTICLE 1
                                     DEFINITIONS........................................    2
     1.1  Definitions...................................................................    2
                                        ARTICLE 2
                                      TERMS OF THE MERGER...............................    5
     2.1  The Merger....................................................................    5
     2.2  Articles of Incorporation, Bylaws, Directors, Officers and Name of the
          Surviving Corporation.........................................................    5
          (a)   Articles of Incorporation...............................................    5
          (b)   Bylaws..................................................................    5
          (c)   Directors and Officers..................................................    5
          (d)   Name....................................................................    6
                                        ARTICLE 3
                                DESCRIPTION OF TRANSACTION..............................    6
     3.1  Terms of the Merger...........................................................    6
          (a)   Satisfaction of Conditions to Closing...................................    6
          (b)   Effective Time of the Merger............................................    6
          (c)   Shares of NABS Shall Remain Outstanding.................................    6
          (d)   Conversion and Cancellation of Shares of CAB............................    6
          (e)   Conversion and Exchange of CAB Shares; Exchange Ratio...................    6
          (f)   Mechanics of Payment of Purchase Price..................................    7
          (g)   Stock Transfer Books....................................................    8
          (h)   Effects of the Merger...................................................    8
          (i)   Transfer of Assets......................................................    8
          (j)   Assumption of Liabilities...............................................    8
          (k)   Dissenting Shareholders' Rights.........................................    8
          (l)   CAB Stock Options.......................................................    9
     3.2  Time and Place of Closing.....................................................    9
                                        ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES OF UPC............................    9
     4.1  Organization and Corporate Authority..........................................    9
     4.2  Authorization, Execution and Delivery; Reorganization Agreement Not in
          Breach........................................................................   10
     4.3  No Legal Bar..................................................................   10
     4.4  Government Approvals..........................................................   10
     4.5  Capitalization................................................................   10
     4.6  UPC Financial Statements......................................................   11
     4.7  Exchange Act Filings..........................................................   11
     4.8  The UPC Common Stock..........................................................   11
     4.9  Intentionally Omitted.........................................................   11
    4.10  Disclosure....................................................................   11

                                                                                          PAGE
                                                                                          ----
                                        ARTICLE 5
        REPRESENTATIONS AND WARRANTIES OF CAB AND FIRST NATIONAL........................   12
     5.1  Organization and Qualification of CAB and Subsidiaries........................   12
     5.2  Authorization, Execution and Delivery; Reorganization Agreement Not in
          Breach........................................................................   12
     5.3  No Legal Bar..................................................................   13
     5.4  Government and Other Approvals................................................   13
     5.5  Compliance With Law...........................................................   13
     5.6  Charter Documents.............................................................   13
     5.7  CAB Financial Statements......................................................   13
     5.8  Absence of Certain Changes....................................................   14
     5.9  Deposits......................................................................   15
    5.10  Properties....................................................................   15
    5.11  CAB Subsidiaries..............................................................   15
    5.12  Condition of Fixed Assets and Equipment.......................................   15
    5.13  Tax Matters...................................................................   15
    5.14  Litigation....................................................................   16
    5.15  Hazardous Materials...........................................................   16
    5.16  Insurance.....................................................................   18
    5.17  Labor and Employment Matters..................................................   18
    5.18  Records and Documents.........................................................   18
    5.19  Capitalization of CAB.........................................................   19
    5.20  Sole Agreement................................................................   19
    5.21  Disclosure....................................................................   19
    5.22  Absence of Undisclosed Liabilities............................................   19
    5.23  Allowance for Possible Loan or ORE Losses.....................................   20
    5.24  Compliance with Laws..........................................................   20
    5.25  Employee Benefit Plans........................................................   20
    5.26  Material Contracts............................................................   22
    5.27  Material Contract Defaults....................................................   22
    5.28  Reports.......................................................................   22
    5.29  Statements True and Correct...................................................   22
                                        ARTICLE 6
                                        COVENANTS OF UPC................................   23
     6.1  Regulatory Approvals..........................................................   23
     6.2  Registration of UPC Common Stock under the Securities Laws....................   23
     6.3  Employee Benefits.............................................................   23
                                        ARTICLE 7
                        COVENANTS OF CAB AND FIRST NATIONAL.............................   23
     7.1  Proxy Statement; CAB Shareholder Approval.....................................   23
     7.2  Conduct of Business -- Affirmative Covenants..................................   24
     7.3  Conduct of Business -- Negative Covenants.....................................   25

                                                                                          PAGE
                                                                                          ----
                                        ARTICLE 8
                                     CONDITIONS TO CLOSING..............................   27
     8.1  Conditions to the Obligations of CAB..........................................   27
          (a)   Performance.............................................................   27
          (b)   Representations and Warranties..........................................   27
          (c)   Documents...............................................................   27
          (d)   Consideration...........................................................   27
          (e)   Opinion of UPC's and NABS' Counsel......................................   28
     8.2  Conditions to the Obligations of UPC and NABS.................................   28
          (a)   Performance.............................................................   28
          (b)   Representations and Warranties..........................................   28
          (c)   Documents...............................................................   28
          (d)   Destruction of Property.................................................   29
          (e)   Inspections Permitted...................................................   29
          (f)   No Material Adverse Change..............................................   29
          (g)   Opinion of CAB's Counsel................................................   29
          (h)   Other Business Combinations, Etc........................................   30
          (i)   Maintenance of Certain Covenants, Etc...................................   30
          (j)   Non-Compete Agreements..................................................   30
          (k)   Stock Option Agreement..................................................   30
     8.3  Conditions to Obligations of All Parties......................................   30
          (a)   No Pending or Threatened Claims.........................................   30
          (b)   Governmental Approvals and Acquiescences Obtained.......................   30
          (c)   Pooling of Interests Accounting Treatment...............................   30
                                        ARTICLE 9
                                       TERMINATION......................................   31
     9.1  Termination...................................................................   31
     9.2  Effect of Termination.........................................................   32
                                        ARTICLE 10
                                      GENERAL PROVISIONS................................   32
    10.1  Notices.......................................................................   32
    10.2  Assignability and Parties in Interest.........................................   33
    10.3  Governing Law.................................................................   33
    10.4  Counterparts..................................................................   33
    10.5  Best Efforts..................................................................   33
    10.6  Publicity.....................................................................   33
    10.7  Entire Agreement..............................................................   33
    10.8  Severability..................................................................   33
    10.9  Modifications, Amendments and Waivers.........................................   34
   10.10  Interpretation................................................................   34
   10.11  Payment of Expenses...........................................................   34
   10.12  Finders and Brokers...........................................................   34
   10.13  Equitable Remedies............................................................   34
   10.14  Attorneys' Fees...............................................................   34
   10.15  Survival of Representations and Warranties....................................   34
   10.16  No Waiver.....................................................................   35
   10.17  Remedies Cumulative...........................................................   35

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement") dated as of the 30th day of April, 1993, by and between UNION PLANTERS CORPORATION ("UPC"), a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Cordova, Shelby County, Tennessee 38018; NORTH ARKANSAS BANCSHARES, INC. ("NABS" or "Surviving Corporation" as the context may require), whose principal place of business is located at 300 South Church Street, Jonesboro, Craighead County, Arkansas 72403, an Arkansas-chartered corporation which is a registered bank holding company and a wholly-owned subsidiary of UPC; CLIN-ARK BANKSHARES, INC. ("CAB"), a corporation chartered and existing under the laws of the State of Arkansas which is a registered bank holding company and whose principal offices are located at Highway 65 South (P. O. Box 810), Clinton, Van Buren County, Arkansas 72031; and FIRST NATIONAL BANK OF CLINTON, ARKANSAS ("FIRST NATIONAL"), a national banking association chartered and existing under the laws of the United States of America, having its principal place of business at Highway 65 South (P. O. Box 810), Clinton, Van Buren County, Arkansas 72031 and a wholly-owned subsidiary of CAB.

     FIRST NATIONAL, for a valuable consideration, the receipt and sufficiency of which is hereby acknowledged by it, has joined in this Reorganization Agreement for the sole purpose of making certain warranties and representations set forth in Article 5 and binding itself to perform certain covenants set forth in Article 7 as provided hereinafter. UPC, NABS, CAB and FIRST NATIONAL are sometimes referred to herein as the "Parties."

                                    RECITALS

     A. CAB is the beneficial owner and holder of record of 52,000 shares of the common stock of FIRST NATIONAL which constitute all of the shares of common stock of FIRST NATIONAL issued and outstanding (the "FIRST NATIONAL Common Stock"), and desires to have itself and FIRST NATIONAL acquired by UPC on the terms and subject to the conditions set forth in this Reorganization Agreement and the accompanying Plan of Merger (attached hereto as Exhibit A) (the "Plan of Merger").

     B. The Boards of Directors of CAB and FIRST NATIONAL deem it desirable and in the best interests of CAB and FIRST NATIONAL and the shareholders of CAB (the "CAB Shareholders") that CAB be merged with and into NABS (which would survive the merger) on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger.

     C. The Boards of Directors of UPC and NABS deem it desirable and in the best interests of UPC, NABS and the shareholders of UPC that CAB be merged with and into NABS on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and Plan of Merger.

     D. The respective Boards of Directors of UPC, NABS, CAB and FIRST NATIONAL have each adopted (or will each adopt) resolutions setting forth and adopting this Reorganization Agreement and Plan of Merger, and have directed that this Reorganization Agreement and Plan of Merger and all resolutions adopted by said Boards of Directors and by the CAB Shareholders related to this Reorganization Agreement, be submitted with appropriate applications to, and filed with the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Arkansas State Bank Department (the "ASBD") and such other regulatory agencies or authorities as may be necessary in order to obtain all governmental authorizations required to consummate the proposed Merger (as defined herein) in accordance with this Reorganization Agreement, the Plan of Merger and applicable law.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                   AGREEMENT

                                   ARTICLE 1
                                  DEFINITIONS

     1.1 Definitions. As used in this Reorganization Agreement, the following terms have the definitions indicated:

     "AFFILIATE" of a party means any person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by or under common Control, as that term is defined herein, with that party.

     "APPLICABLE ENVIRONMENTAL LAWS" shall have the meaning assigned to such term in Section 5.15(a) of this Reorganization Agreement.

     "ASBD" shall mean the Arkansas State Bank Department.

     "ARKANSAS CODE" means the Arkansas Code Annotated, as amended.

     "ARKANSAS COMMISSIONER" shall mean the Commissioner of the Arkansas State Bank Department.

     "AUDITED FINANCIAL STATEMENTS OF CAB" shall have the meaning assigned to such term in Section 5.7 of this Reorganization Agreement.

     "BALANCE SHEET DATE" shall have the meaning assigned to such term in
Section 5.8 of this Reorganization Agreement.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "BUSINESS DAY" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a federal or state holiday generally recognized by banks in Tennessee.

     "CAB" means Clin-Ark Bankshares, Inc., an Arkansas-chartered corporation registered as a bank holding company and headquartered at Highway 65 South (P.
O. Box 810), Clinton, Van Buren County, Arkansas 72031.

     "CAB COMMON STOCK" has the meaning assigned to such term in Section 3.1(d) of this Reorganization Agreement.

     "CAB COMPANIES" shall mean CAB and all of its Subsidiaries, including FIRST NATIONAL and all FIRST NATIONAL Subsidiaries.

     "CAB EMPLOYEE PLANS" shall mean any pension plans, profit sharing plans, deferred compensation plans, stock option plans, cafeteria plans, and any other such or related benefit plans or arrangements offered or funded by CAB or any CAB Subsidiaries, including, but not limited to, FIRST NATIONAL, to or for the benefit of the officers, directors or employees of CAB or any CAB Subsidiary.

     "CAB RECORD HOLDERS" means the holders of record of all of the issued and outstanding shares of CAB Common Stock immediately prior to the Effective Time of the Merger.

     "CAB SHAREHOLDERS" shall have the meaning assigned to such term in Recital B of this Reorganization Agreement.

     "CAB STOCK OPTIONS" shall have the meaning assigned to such term in Section 3.1(l) of this Reorganization Agreement.

     "CERCLA" shall have the meaning set forth in Section 5.15(a) of this Reorganization Agreement.

     "CLOSING" shall have the meaning assigned to such term in Section 3.1(a) of this Reorganization Agreement.

     "CLOSING DATE" shall have the meaning assigned to such term in Section 3.2 of this Reorganization Agreement.

     "COMPTROLLER" shall mean the Office of the Comptroller of the Currency.

     "CONSIDERATION" shall mean the value to be received by the CAB Record Holders in exchange for their CAB Common Stock, such value to be determined as provided in Article 3, Section 3.1(e), of this Reorganization Agreement.

     "CONTROL" shall have the meaning assigned to such term in Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended.

     "CURRENT MARKET PRICE PER SHARE" shall have the meaning set forth in
Section 3.1(e)(i) of this Reorganization Agreement.

     "DEPOSITS" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of FIRST NATIONAL.

     "EFFECTIVE DATE" shall mean that date on which the Effective Time of the Merger shall have occurred.

     "EFFECTIVE TIME OF THE MERGER" shall have the meaning assigned in Section
3.3 of the Plan of Merger and Section 3.1(b) of this Reorganization Agreement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE AGENT" shall mean Union Planters National Bank, Memphis, Tennessee, acting through its Corporate Trust Department.

     "EXCHANGE RATIO" shall have the meaning assigned to such term in Section 3.1(e) of this Reorganization Agreement.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FEDERAL RESERVE" shall mean the Board of Governors of the Federal Reserve System and shall include the Federal Reserve Bank of St. Louis acting under delegated authority.

     "FIRST NATIONAL" means First National Bank of Clinton, Arkansas, a national banking association chartered and existing under the laws of the United States of America and a wholly-owned Subsidiary of CAB, having its principal place of business at Highway 65 South (P.O. Box 810), Clinton, Van Buren County, Arkansas 72031.

     "FIRST NATIONAL COMMON STOCK" shall have the meaning assigned to such term in Recital A of this Reorganization Agreement.

     "GAAP" shall mean generally accepted accounting principles, consistently applied.

     "GOVERNMENTAL APPROVALS" shall have the meaning assigned to such term in
Section 4.4 of this Reorganization Agreement.

     "HAZARDOUS SUBSTANCES" shall have the meaning set forth in Section 5.15(a) of this Reorganization Agreement.

     "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "MERGER" shall, as described in Section 2.1 of this Reorganization Agreement, mean the merger of CAB with and into NABS, which shall survive the Merger as the Surviving Corporation.

     "NABS" shall mean NORTH ARKANSAS BANCSHARES, INC., an Arkansas-chartered bank holding company having its principal place of business in Jonesboro, Craighead County, Arkansas, and a wholly-owned Subsidiary of UPC.

     "NABS COMMON STOCK" shall have the meaning assigned to such term in Section 3.1(c) of this Reorganization Agreement.

     "NYSE" shall mean the New York Stock Exchange, or its successor, upon which shares of the UPC Common Stock are listed for trading.

     "1933 ACT" shall mean the Securities Act of 1933, as amended.

     "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "OFFICER" shall have the meaning set forth in Section 5.8(k) of this Reorganization Agreement.

     "PARTIES" shall mean CAB, FIRST NATIONAL, UPC, and NABS collectively; FIRST NATIONAL and CAB on the one hand, or UPC and NABS on the other hand, may sometimes be referred to as a "PARTY."

     "PENSION PLAN" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

     "PERSON" shall mean any natural person, fiduciary, corporation, partnership, joint venture, association, business trust or any other entity of any kind.

     "PLAN OF MERGER" shall mean the Plan of Merger substantially in the form of Exhibit A hereto to be executed by authorized representatives of CAB, UPC and NABS and filed with the Arkansas Secretary of State along with the Articles of Merger in accordance with Section 4-26-1004 of the Arkansas Code and providing for the Merger of CAB with and into NABS as contemplated by Section 2.1 of this Reorganization Agreement.

     "PROPERTY" shall have the meaning assigned to such term in Section 5.15(a) of this Reorganization Agreement.

     "PROXY STATEMENT" shall mean the proxy statement to be used by CAB to solicit proxies with a view to securing the approval of the CAB Shareholders of this Reorganization Agreement and the Plan of Merger.

     "REALTY" means the real property of FIRST NATIONAL or CAB owned or leased by FIRST NATIONAL or CAB or any Subsidiary of FIRST NATIONAL or CAB.

     "RECORDS" means all available records, original instruments and other documentation, pertaining to CAB, CAB's assets (including plans and specifications relating to the Realty), CAB's liabilities, the CAB Common Stock, the Deposits and the Loans, and all other business and financial records which are necessary or customary for use in the conduct of CAB's or FIRST NATIONAL's business by UPC and CAB on and after the Effective Time of the Merger as it was conducted prior to the Closing Date.

     "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Reserve, the ASBD, the SEC, or any other state or federal governmental or quasi-governmental entity which has, or may hereafter have, jurisdiction over any of the transactions described in this Reorganization Agreement.

     "RELEASE" shall have the meaning assigned to such term in Section 5.15(b)(i) of this Reorganization Agreement.

     "REORGANIZATION AGREEMENT" means this Agreement and Plan of Reorganization together with the Plan of Merger (Exhibit A), and all Exhibits and Schedules annexed to, and incorporated by specific reference as a part of, this Reorganization Agreement.

     "SEC" shall mean the Securities and Exchange Commission.

     "SEC DOCUMENTS" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a Party or one of its Subsidiaries pursuant to the Securities Laws, whether filed, or required to be filed, with the SEC, the Comptroller or with any other Regulatory Authority pursuant to the Securities Laws.

     "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as the similar state securities laws and any similar rules and regulations promulgated by the applicable federal bank Regulatory Authorities.

     "SHAREHOLDERS MEETING" shall mean the meeting of the CAB Shareholders to be held pursuant to Section 7.1 of this Reorganization Agreement, including any adjournment or adjournments thereof.

     "SUBSIDIARIES" shall mean all of those corporations, banks, associations or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity acquired through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, any such entity that is a joint venture of the parent or of a Subsidiary of the parent, or any such entity the equity securities of which are owned or controlled in a fiduciary capacity or through a small business investment corporation.

     "SURVIVING CORPORATION" shall mean NABS as the corporation resulting from the consummation of the Merger as set forth in Section 2.1 of this Reorganization Agreement.

     "UPC" shall mean Union Planters Corporation, a Tennessee-chartered bank holding company which is also registered as a savings and loan holding company having its principal place of business in Cordova, Shelby County, Tennessee.

     "UPC COMMON STOCK" shall have the meaning set forth in Section 4.5 of this Reorganization Agreement.

     "UPC FINANCIAL STATEMENTS" shall mean (i) the audited consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its Subsidiaries as of December 31, 1991 and 1992 and each subsequent December 31 prior to the Effective Time of the Merger, and (ii) the related unaudited consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its Subsidiaries for each of the quarters ended or ending after January 1, 1993, as filed by UPC in SEC Documents.

     "UPC PREFERRED STOCK" shall have the meaning assigned to such term in
Section 4.5 of this Reorganization Agreement.

                                   ARTICLE 2

                              TERMS OF THE MERGER

     2.1 The Merger.

     Subject to the satisfaction (or lawful waiver) of all of the conditions to the obligations of each of the Parties to this Reorganization Agreement, at the Effective Time of the Merger, CAB shall be merged with and into NABS (the "Merger"), which latter corporation (the "Surviving Corporation") shall survive the Merger.

     2.2 Articles of Incorporation, ByLaws, Directors, Officers and Name of the Surviving Corporation.

     (a) Articles of Incorporation. Immediately after the Effective Time of the Merger, the Articles of Incorporation of NABS, as in effect immediately prior to the Effective Time of the Merger, shall constitute the Articles of Incorporation of NABS as the Surviving Corporation, unless and until the same shall be amended thereafter as provided by law and the terms of such Articles of Incorporation.

     (b) Bylaws. At the Effective Time of the Merger, the Bylaws of NABS, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Bylaws of NABS as the Surviving Corporation, unless and until amended or repealed as provided by law, its Articles of Incorporation and such Bylaws.

     (c) Directors and Officers. The directors and officers of NABS in office immediately prior to the Effective Time of the Merger shall continue to be the directors and officers of the Surviving Corporation, to hold office as provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided therein.

     (d) Name. The name of NABS as the Surviving Corporation following the Merger shall remain unchanged and continue to be:

                        NORTH ARKANSAS BANCSHARES, INC.

                                   ARTICLE 3

                           DESCRIPTION OF TRANSACTION

     3.1 Terms of the Merger.

     (a) Satisfaction of Conditions to Closing. After the transactions contemplated herein have been approved by the shareholders of NABS and CAB, and each other condition to the obligations of the Parties hereto has been satisfied or, if lawfully permitted, waived by the Party or Parties entitled to the benefits thereof, other than those conditions which are to be satisfied by delivery of documents by any Party to any other Party, a closing (the "Closing") will be held on the date (the "Closing Date") and at the time of day and place referred to in Section 3.2 of this Reorganization Agreement. At the Closing the Parties shall use their respective best efforts to deliver the certificates, letters and opinions which constitute conditions to the Merger and each Party will provide the other Parties with such proof or indication of satisfaction of the conditions of such other Parties to consummate the Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties have been satisfied or lawfully waived by the Party entitled to the benefits thereof, the Parties shall, at the Closing, duly execute Articles of Merger for filing with the Secretary of State of the State of Arkansas and promptly thereafter, NABS and CAB shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules and regulations and the Plan of Merger which is attached hereto as Exhibit A and incorporated by reference as part of this Reorganization Agreement. The Parties shall thereupon take such other and further actions as UPC shall direct or as may be required by law or this Agreement to consummate the transactions contemplated herein.

     (b) Effective Time of the Merger. Upon the satisfaction of all conditions to Closing, the Merger shall become effective on the date and at the time of filing of Articles of Merger with the Secretary of State of the State of Arkansas or at such later date and/or time as may be agreed upon by the Parties and set forth in the Articles of Merger so filed (the "Effective Time of the Merger").

     (c) Shares of NABS Shall Remain Outstanding. Subsequent to the Effective Time of the Merger, each share of $1.00 par value common stock of NABS (the "NABS Common Stock") then issued and outstanding shall remain as the issued and outstanding common stock of NABS as the Surviving Corporation.

     (d) Conversion and Cancellation of Shares of CAB. As of the Effective Time of the Merger, each share of $1.00 par value common stock of CAB (the "CAB Common Stock") validly issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 3.1(e) hereof.

     (e) Conversion and Exchange of CAB Shares; Exchange Ratio. As of the Effective Time of the Merger, the outstanding shares of CAB Common Stock held by the CAB Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in CAB and shall automatically be converted exclusively into, and constitute only the right of the CAB Record Holders to receive in exchange for their shares of CAB Common Stock, whole shares of UPC Common Stock and a cash payment in settlement of any remaining fractional share of UPC Common Stock in accordance with the terms and conditions of this Section 3.1(e). The shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC to the CAB Record Holders pursuant to the terms of this Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."

     The number of shares of UPC Common Stock to be exchanged for each share of CAB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be four (4) shares of

UPC Common Stock for each share of CAB Common Stock (based on an aggregate of no more than 56,942 shares of CAB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger and, for purposes of this paragraph, counting all CAB Stock Options issued and outstanding immediately prior to the Effective Time of the Merger as shares of CAB Common Stock) so converted and exchanged (the "Exchange Ratio") (thus, in accordance with the Exchange Ratio, at the Effective Time of the Merger, UPC would issue in the aggregate no more than 227,768 shares of UPC Common Stock as Consideration in the Merger); provided, however, that no fractional shares of UPC Common Stock shall be issued and if, after aggregating all of the shares of UPC Common Stock to which a CAB Record Holder is entitled based upon the Exchange Ratio, there shall be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Purchase Price set forth in Section 3.1(f) hereof, which shall be calculated based upon the Current Market Price Per Share of one (1) full share of UPC Common Stock.

          (i) DEFINITION OF "CURRENT MARKET PRICE PER SHARE." The "Current Market Price Per Share" shall be the average price per share of the "last" real time trades (i.e., closing price) of the UPC Common Stock on the NYSE (as published in The Wall Street Journal ) for each of the ten (10) NYSE general market trading days next preceding the Closing Date on which the NYSE was open for business (the "Pricing Period"). In the event the UPC Common Stock does not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average price per share of UPC Common Stock and the average shall be based upon the "last" real time trades and number of days on which the UPC Common Stock actually traded during the Pricing Period.

          (ii) EFFECTS OF DISSENTER'S RIGHTS ON THE EXCHANGE RATIO. Should any CAB Record Holder perfect such CAB Record Holder's dissenter's rights pursuant to the Arkansas Code and maintain the perfected status of such dissenter's rights through the Closing Date, UPC and NABS shall have the right, exercisable in their sole discretion, to either terminate this Agreement or reduce the number of shares of UPC Common Stock to be delivered by UPC hereunder by an amount sufficient to off-set against the Consideration any amounts paid, or to be paid, by UPC in satisfaction of such dissenter's rights.

          (iii) EFFECT OF STOCK SPLITS, REVERSE STOCK SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF UPC OR CAB. Should either UPC or CAB effect any stock splits, reverse stock splits, stock dividends or similar changes in their respective capital accounts subsequent to the date of this Reorganization Agreement but prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes.

     (f) Mechanics of Payment of Purchase Price. As soon as reasonably practicable after the Effective Time of the Merger, the Corporate Trust Department of Union Planters National Bank, Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the CAB Record Holders such materials and information deemed necessary by the Exchange Agent to advise the CAB Record Holders of the procedures required for proper surrender of their certificates evidencing and representing shares of the CAB Common Stock in order for the CAB Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return mailing envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by United States mail to the CAB Record Holders at the addresses set forth on a certified shareholder list to be delivered by CAB to UPC at the Closing (the "Shareholder List"). As soon as reasonably practicable thereafter, the CAB Record Holders of all of the outstanding shares of CAB Common Stock, shall deliver, or cause to be delivered, to the Exchange Agent, pursuant to the Shareholder Materials, the certificates formerly evidencing and representing all of the shares of CAB Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of CAB Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of CAB Common Stock, the Exchange Agent shall, on or prior to the 30th day after the Effective Time of the Merger, mail to the former CAB Shareholders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such CAB Shareholder's shares of CAB Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of CAB Common Stock of an CAB Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such CAB Record Holder's shares of CAB Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time of the Merger evidenced and represented the CAB Record Holder's CAB Common Stock shall have been surrendered as provided above, the Consideration payable to the CAB Record Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the CAB Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. Each CAB Shareholder will be responsible for all federal, state and local taxes which may be incurred by him on account of his receipt of the Consideration to be paid in the Merger. The CAB Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Section, receive the Consideration to which each such CAB Record Holder is entitled, provided that each such CAB Record Holder shall deliver to UPC and to the Exchange Agent: (i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which has been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the CAB Shareholder.

     (g) Stock Transfer Books. At the Effective Time of the Merger, the stock transfer books of CAB shall be closed and no transfer of shares of CAB Common Stock shall be made thereafter.

     (h) Effects of the Merger. As of the Effective Time of the Merger, the separate existence of CAB shall cease, and CAB shall be merged with and into NABS which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both CAB and NABS.

     (i) Transfer of Assets. At the Effective Time of the Merger, all rights, assets, licenses, permits, franchises and interests of CAB and NABS in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to choses in action shall be deemed to be vested in NABS as the Surviving Corporation by virtue of the Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

     (j) Assumption of Liabilities. At the Effective Time of the Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of CAB as well as those of NABS, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of CAB or NABS.

     (k) Dissenting Shareholders' Rights. Any CAB Record Holder of shares of CAB Common Stock who shall comply strictly with the provisions of Section 4-26-1007 et seq. of the Arkansas Code, shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Arkansas Code. Such an CAB Shareholder is referred to herein as an "CAB Dissenting Shareholder." However, UPC and NABS shall not be obligated to consummate the Merger if CAB Record Holders holding or controlling more than five percent (5%) of the shares of the CAB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall have perfected and maintained in perfected status their dissenter's rights in accordance with the Arkansas Code and the perfected status of said dissenter's rights shall have continued to the time of Closing.

     (l) CAB Stock Options. As of the date of this Reorganization Agreement, Mr. G. Robert Garner, Chairman of the Board of CAB, holds beneficially and of record stock options (the "CAB Stock Options") to purchase 2,500 shares of CAB Common Stock at a purchase price of $45.00 per share of CAB Common Stock (the "Exercise Price"), there being no other options, rights, warrants, scrip or similar rights issued and outstanding. At the Effective Time of the Merger, any outstanding and unexercised CAB Stock Options held beneficially and of record by Mr. G. Robert Garner to purchase shares of CAB Common Stock at the Exercise Price shall cease to represent the right to purchase shares of CAB Common Stock and shall automatically and without any further action on the part of anyone be converted into the right of the holder of the CAB Stock Options to purchase from UPC the equivalent number of shares of UPC Common Stock that the holder of the CAB Stock Options would have been entitled to receive if, immediately prior to the Effective Time of the Merger, the holder of the CAB Stock Options had exercised his rights under the CAB Stock Options to purchase shares of CAB Common Stock and subsequently, after the Effective time of the Merger, as a CAB Record Holder, exchanged the shares of CAB Common Stock purchased under the CAB Stock Options for shares of UPC Common Stock in accordance with the terms of exchange and the Exchange Ratio set forth in Section 3.1(e) of this Reorganization Agreement. UPC shall reserve on its books and records that number of shares of UPC Common Stock necessary to satisfy the exercise of the converted CAB Stock Options. The number of shares of UPC Common Stock deliverable by UPC to the CAB Record Holders pursuant to the terms of Section 3.1(e) of this Reorganization Agreement shall be reduced by the number of shares of UPC Common Stock reserved on the books and records of UPC for satisfaction of the converted CAB Stock Options.

     The per share purchase price for each share of UPC Common Stock purchased pursuant to the converted CAB Stock Option shall be the Exercise Price divided by the Exchange Ratio as such terms are defined in this Reorganization Agreement.

     3.2 Time and Place of Closing. The Closing shall take place at 10:00 a.m. on the Business Day next preceding the date on which the Effective Time of the Merger is expected to occur, or at such other time as the Parties, acting through their chief executive officers, presidents or chief financial officers, may mutually agree (the "Closing Date"). The place of Closing shall be at Union Planters Corporation, Administrative Center, Executive Offices (Fourth Floor), 7130 Goodlett Farms Parkway, Cordova, Shelby County, Tennessee 38018. The Closing may be held at such other time and place as may be mutually agreed upon by the Parties.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF UPC

     As of the date hereof and as of the Effective Time of the Merger, UPC and NABS represent and warrant to CAB as follows:

     4.1 Organization and Corporate Authority. UPC and NABS are corporations duly organized, validly existing and in good standing under the laws of the State of Tennessee and the State of Arkansas, respectively, and (i) have, in all material respects, all requisite corporate power and authority to own, operate and lease their material properties and carry on their businesses as they are currently being conducted; (ii) are in good standing and are duly qualified to do business in each jurisdiction where the character of their properties owned or held under lease or the nature of their business makes such qualification necessary; and (iii) have in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their properties and assets and to carry on their businesses as they are currently being conducted. The corporate Charters and Bylaws of UPC and NABS, as amended to date, are in full force and effect as of the date of this Reorganization Agreement.

     4.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

     (a) UPC and NABS have all requisite corporate power and authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. This Reorganization Agreement, and all other agreements contemplated to be executed in connection herewith by UPC and/or NABS, have been (or upon execution will have been) duly executed and delivered by UPC and/or NABS, have been (or upon execution will have been) effectively authorized by all necessary action, corporate or otherwise, and, other than the approval of UPC as sole shareholder of NABS and UPC's Board of Directors, no other corporate proceedings on the part of UPC or NABS are (or will be) necessary to authorize such execution and delivery, and constitute (or upon execution will constitute) legal, valid and enforceable obligations of UPC and NABS, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion.

     (b) The execution and delivery of this Reorganization Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice or both, would constitute a default under), or conflict with, or permit the acceleration of any obligation under, any material mortgage, lease, covenant, agreement, indenture or other instrument to which UPC or NABS is a party or by which they or their property or any of their assets are bound; the corporate Charters or Bylaws of UPC or NABS; or any material judgment, decree, order or award of any court, governmental body or arbitrator by which UPC or NABS is bound; or any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to UPC or NABS or their properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of UPC or NABS, except that the approval of Citibank, N.A. under an existing loan agreement and the Government Approvals shall be required in order for UPC or NABS to consummate the Acquisition.

     4.3 No Legal Bar. Neither UPC nor NABS is a party to, subject to or bound by any agreement, judgment, order, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction which would prevent the execution of this Reorganization Agreement by UPC or NABS, its delivery to CAB and FIRST NATIONAL or the consummation of the transactions contemplated hereby, and no action or proceeding is pending against UPC or NABS in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby is at issue.

     4.4 Government Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by UPC or NABS in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby by UPC or NABS, except for: (a) the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") of the Merger under the Bank Holding Company Act of 1956, as amended; and (b) the prior approval of the Arkansas State Bank Department ("ASBD") under Section 23-32-1801 et seq of the Arkansas Code and the regulations promulgated by the ASBD thereunder (collectively, the "Government Approvals").

     4.5 Capitalization. (a) The authorized capital stock of UPC consists of 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock"), and 50,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock"). As of December 31, 1992, UPC had issued and outstanding: 44,000 shares of $8.00 Nonredeemable Cumulative Convertible Preferred Stock, Series B; 690,000 shares of 10 3/8% Increasing Rate, Redeemable, Cumulative Preferred Stock, Series C; 253,655 shares of 9.5% Redeemable, Cumulative Preferred Stock, Series D; and 2,200,000 shares of 8% Cumulative, Convertible Preferred Stock, Series E. On January 4, 1993, UPC issued an additional 331,741 shares of its Series E Preferred Stock in connection with its acquisition of a 44% equity interest in the Bank of East Tennessee. In addition, 250,000 shares of UPC Preferred Stock have been reserved for issuance as Series A Preferred Stock pursuant to the UPC Share Purchase Rights Agreement dated January 19, 1989, between

UPC and Union Planters National Bank as Rights Agent (the "UPC Share Purchase Rights Agreement"). As of December 31, 1992, 16,788,758 UPC Common Stock were validly issued and outstanding.

     Except as previously described in this Section and except as described in
Schedule 4.5 to this Reorganization Agreement, as of the date hereof, UPC is the holder, directly or indirectly, of all of the outstanding capital stock of its Subsidiaries except for directors' qualifying shares and except for approximately 38% of the outstanding shares of common stock of the Bank of East Tennessee which UPC has contracted to acquire in a separate and independent transaction.

     (b) The authorized capital stock of NABS consists of 1,000 shares of common stock having a par value of $1.00 per share (the "NABS Common Stock") and no preferred stock. As of the date hereof, NABS had issued all 1,000 shares of the authorized NABS Common Stock to UPC. Therefore, UPC is the record holder and beneficial owner of all of the NABS Common Stock outstanding.

     4.6 UPC Financial Statements. UPC has delivered and, to the extent reference is made to financial statements not yet available or capable of development, will deliver to CAB true and complete copies of: (i) UPC's audited Consolidated Financial Statements for the calendar years ended December 31, 1991 and 1992 (as originally issued, but without giving effect to subsequently effected business combinations accounted for as poolings of interests); (ii) UPC's unaudited consolidated financial statements for each of the calendar quarters ending in calendar year 1993 and thereafter, ending prior to the Closing Date; and (iii) upon issuance thereof, UPC's audited Consolidated Financial Statements for the calendar year ending December 31, 1993. Such financial statements and the notes thereto present fairly, or will present fairly when issued, in all material respects, the consolidated financial position of UPC at the respective dates thereof and the consolidated results of operations and consolidated cash flow of UPC for the periods indicated, and in each case in conformity with GAAP consistently applied and maintained.

     4.7 Exchange Act Filings. The outstanding shares of UPC Common Stock are registered with the SEC pursuant to the 1934 Act and UPC has filed with the SEC all material forms and reports required by law to be filed by UPC with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     4.8 The UPC Common Stock. All shares of UPC Common Stock to be issued by UPC and delivered to the CAB Record Holders in exchange for all of the CAB Common Stock held by the CAB Record Holders will be duly authorized, validly issued, fully paid and non-assessable, and none of such shares of UPC Common Stock will have been issued in violation of any preemptive rights of any UPC shareholders. The shares of UPC Common Stock to be delivered in payment of the Consideration shall have in all material respects such distinguishing characteristics as those of the shares of UPC Common Stock outstanding immediately prior to the Effective Time of the Merger.

     4.9 Intentionally Omitted.

     4.10 Disclosure. The information concerning, and the representations or warranties made by UPC and/or NABS as set forth in this Reorganization Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by UPC and/or NABS to CAB and FIRST NATIONAL pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to CAB and FIRST NATIONAL by UPC and/or NABS pursuant hereto were or will be complete and accurate copies of such documents.

                                   ARTICLE 5
            REPRESENTATIONS AND WARRANTIES OF CAB AND FIRST NATIONAL

     Both as of the date hereof and as of the Effective Time of the Merger, FIRST NATIONAL and CAB represent and warrant to UPC and NABS as follows:

     5.1 Organization and Qualification of CAB and Subsidiaries. CAB is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas and (a) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted; (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary; and (c) is a registered bank holding company with the Federal Reserve. Each CAB Subsidiary is duly chartered, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation and
(a) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary. CAB and each of its Subsidiaries have in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their respective properties and assets and to carry on their business as it is currently being conducted. FIRST NATIONAL is a national banking association duly organized, validly existing and is in good standing under the laws of the United States of America and engages only in activities (and holds properties only of the types) permitted by the United States Code and the rules and regulations promulgated by the Comptroller hereunder for national banks. FIRST NATIONAL's deposit accounts are insured by the FDIC to the fullest extent permitted under applicable law.

     5.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

     (a) CAB and FIRST NATIONAL have all requisite power and authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the proposed transaction have been duly authorized by majorities of the entire Boards of Directors of both CAB and FIRST NATIONAL and, except for the approval of the CAB Shareholders, no other corporate proceedings on the part of CAB are necessary to authorize the execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by FIRST NATIONAL and CAB have been (or upon execution will have been) duly executed and delivered by FIRST NATIONAL and CAB and constitute (or upon execution will constitute) legal, valid and enforceable obligations of FIRST NATIONAL and CAB, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

     (b) The execution and delivery of this Reorganization Agreement and the Plan of Merger, the consummation of the transaction contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), or conflict with, or permit the acceleration of, any obligation under any mortgage, lease, covenant, agreement, indenture or other instrument to which CAB or any CAB Subsidiary is a party or by which CAB or any CAB Subsidiary is bound; the Charter or Bylaws of FIRST NATIONAL or CAB; or any judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which CAB or any CAB Subsidiary is bound; or any permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to CAB or any CAB Subsidiary or the properties of any of them; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of CAB or any CAB Subsidiary.

     5.3 No Legal Bar. Neither FIRST NATIONAL nor CAB is a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body which would prevent the execution of this Reorganization Agreement or the Plan of Merger by FIRST NATIONAL or CAB, the delivery thereof to UPC and NABS, or the consummation of the transaction contemplated hereby and thereby, and no action or proceeding is pending against FIRST NATIONAL or CAB in which the validity of this Reorganization Agreement, the transaction contemplated hereby or any action which has been taken by any of the parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

     5.4 Government and Other Approvals. Except for the Government Approvals described in Section 4.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by FIRST NATIONAL or CAB in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated by this Reorganization Agreement nor is any consent or approval required from any landlord, licensor or other non-governmental party which has granted rights to FIRST NATIONAL or CAB in order to avoid forfeiture or impairment of such rights.

     5.5 Compliance With Law. CAB and all CAB Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses, and CAB and FIRST NATIONAL as the owners of the Realty have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over CAB's or FIRST NATIONAL's properties or over any other part of CAB's or FIRST NATIONAL's assets, liabilities or operations. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by CAB and FIRST NATIONAL subsequent to the Closing of the transactions contemplated herein without any consent or approval. Neither CAB nor any CAB Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

     5.6 Charter Documents. Included in Schedule 5.6 hereto are true and correct copies of the Articles and Bylaws of CAB and FIRST NATIONAL, respectively. The Articles and Bylaws of CAB and FIRST NATIONAL, as amended to date, are in full force and effect.

     5.7 CAB Financial Statements.   Accompanying Schedule 5.7 hereto are true
copies of the audited consolidated balance sheets of CAB as of December 31, 1992, the unaudited consolidated balance sheets of CAB as of December 31, 1991, and selected financial data for CAB as of December 31, 1990, 1989 and 1988, and the related consolidated statements of income and changes in stockholders' equity and cash flows of CAB and FIRST NATIONAL for the years ended December 31, 1992, 1991 and 1990 (the "Audited Financial Statements of CAB") and the comparative interim (or annual) financial statements for any subsequent quarter (or year) ending after December 31, 1992 and prior to the Closing Date. Such financial statements (i) were (or will be) prepared from the books and records of CAB and FIRST NATIONAL; (ii) were (or will be) prepared in accordance with generally accepted accounting principles consistently applied; (iii) accurately present (or will present) CAB's and FIRST NATIONAL's consolidated financial condition and the consolidated results of its operations, changes in stockholders' equity and cash flows as at the relevant dates thereof and for the periods covered thereby; (iv) do contain or reflect (or will contain and reflect) all necessary adjustments and accruals for an accurate presentation of CAB's and FIRST NATIONAL's consolidated financial condition and the consolidated results of CAB's and FIRST NATIONAL's operations and cash flows for the periods covered by such Financial Statements; (v) do contain and reflect (or will contain and reflect) adequate provisions for loan losses, for ORE reserves and for all reasonably anticipatable liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended; and (vi) do contain and reflect (or will contain and reflect) adequate provisions for all reasonably anticipated liabilities for Post Retirement Benefits Other Than Pensions ("OPEB") pursuant to FASB 106 and 112.

     5.8 Absence of Certain Changes. Except as disclosed in Schedule 5.8 or as provided for or contemplated in this Reorganization Agreement, since December 31, 1992 (the "Balance Sheet Date") there has not been:

          (a) any transaction by CAB or FIRST NATIONAL not in the ordinary course of business and in conformity with past practice;

          (b) any material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of CAB or FIRST NATIONAL;

          (c) any damage, destruction or loss, whether or not covered by insurance, which has had or may have a material adverse effect on any of the properties, business or prospects of CAB or FIRST NATIONAL or their future use and operation by CAB or FIRST NATIONAL;

          (d) any acquisition or disposition by CAB or FIRST NATIONAL of any property or asset of CAB or FIRST NATIONAL, whether real or personal, having a fair market value, singularly or in the aggregate, in an amount greater than Twenty Thousand Dollars ($20,000), except in the ordinary course of business and in conformity with past practice;

          (e) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any of the respective properties or assets of CAB or FIRST NATIONAL, except to secure extensions of credit in the ordinary course of business and in conformity with past practice;

          (f) any amendment, modification or termination of any contract or agreement, relating to CAB or FIRST NATIONAL, to which CAB or FIRST NATIONAL is a party which would have an adverse effect upon the financial condition or operations of CAB or FIRST NATIONAL.

          (g) any increase in, or commitment to increase, the compensation payable or to become payable to any officer, director, employee or agent of CAB or FIRST NATIONAL, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of ten percent (10%) per annum or $6,000 for any of them individually;

          (h) any incurring of, assumption of, or taking of, by CAB or FIRST NATIONAL, any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice;

          (i) any material alteration in the manner of keeping the books, accounts or Records of CAB or FIRST NATIONAL, or in the accounting policies or practices therein reflected;

          (j) any release or discharge of any obligation or liability of any person or entity related to or arising out of any loan made by CAB or FIRST NATIONAL of any nature whatsoever, except in the ordinary course of business and in conformity with past practice; or

          (k) any loan (except credit card loans, passbook loans or home loans) by CAB or FIRST NATIONAL to any Officer, director or 2% shareholder of CAB or FIRST NATIONAL or any Affiliate of CAB or FIRST NATIONAL; or to any member of the immediate family of such Officer, director or 2% shareholder of CAB or FIRST NATIONAL or any Affiliate of CAB; or to any Person in which such Officer, director or 2% shareholder directly or indirectly owns beneficially or of record ten percent (10%) or more of any class of equity securities in the case of a corporation, or of any equity interest, in the case of a partnership or other non-corporate entity; or to any trust or estate in which such Officer, director or 2% shareholder has a ten percent (10%) or more beneficial interest; or as to which such Officer, director or 2% shareholder serves as a trustee or in a similar capacity. As used in this Section, "Officer" shall refer to a person who holds the title of chairman, president, executive vice president, senior vice president, controller, secretary, cashier or treasurer or who performs the normal duties of such officer whether or not he or she is compensated for such service or has an official title.

     5.9 Deposits. None of the FIRST NATIONAL Deposits is a "brokered" Deposit or subject to any encumbrance, legal restraint or other legal process. Except as set forth in Schedule 5.9, no portion of the Deposits represents a Deposit by any Affiliate of CAB or FIRST NATIONAL.

     5.10 Properties. Except as described in Schedule 5.10 hereto or adequately reserved against in the CAB Financial Statements, CAB and each CAB Subsidiary has good and marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the CAB Financial Statements as being owned by CAB or any CAB Subsidiary as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of CAB and its Subsidiaries on a consolidated basis, held under leases or subleases by CAB or any CAB Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be pending). The policies of fire, theft, liability, and other insurance maintained with respect to the properties, assets or businesses of the CAB Companies provide adequate coverage against loss, and the fidelity bonds in effect as to which any of the CAB Companies is a named insured are believed to be sufficient.

     5.11 CAB Subsidiaries. Schedule 5.11 hereto lists all of the active and inactive CAB Subsidiaries (including any FIRST NATIONAL Subsidiary) as of the date of this Reorganization Agreement and describes generally the business activities conducted, or permitted to be conducted, by each CAB Subsidiary. No equity securities of any of the CAB Subsidiaries are or may become required to be issued (other than to CAB or FIRST NATIONAL) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any CAB Subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any CAB Subsidiary is bound to issue (other than to CAB) any additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. All of the shares of capital stock of each CAB Subsidiary held by CAB or by any CAB Subsidiary are fully paid and nonassessable and are owned by CAB or such CAB Subsidiary free and clear of any claim, lien, or encumbrance of any nature whatsoever, whether perfected or not.

     5.12 Condition of Fixed Assets and Equipment.  Except as disclosed in
Schedule 5.12 hereto, each item of CAB's or FIRST NATIONAL's fixed assets and equipment having a net book value in excess of Five Thousand Dollars ($5,000) included in the Fixed Assets is in good operating condition and repair, normal wear and tear excepted.

     5.13 Tax Matters.  Except as described in Schedule 5.13 hereto:

          (a) all federal, state, local, and foreign tax returns required to be filed by or on behalf of CAB and each CAB Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to CAB or any CAB Subsidiary except as fully reserved for in the CAB Financial Statements. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

          (b) Neither CAB nor any CAB Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

          (c) Adequate provision for any federal, state, local, or foreign taxes due or to become due for CAB and all CAB Subsidiaries for all periods through and including December 31, 1992, has been made and is reflected on the December 31, 1992 financial statements included in the CAB Financial Statements, and have been and will continue to be made with respect to periods ending after December 31, 1992.

          (d) Deferred taxes of CAB and each CAB Subsidiary have been and will be provided for in accordance with GAAP.

          (e) To the best knowledge of CAB and FIRST NATIONAL, neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against CAB or any CAB Subsidiary any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon CAB by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by CAB or any CAB Subsidiary, either have been paid in full, or have been properly accrued and reflected in CAB's Financial Statements referred to in Section 5.7 of this Reorganization Agreement.

     5.14 Litigation. Except as set forth in Schedule 5.14 hereto, there is no action, suit or proceeding pending against CAB or any CAB Subsidiary, or to the best knowledge of CAB or FIRST NATIONAL threatened against or affecting CAB, any CAB Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official that (i) would, if decided against CAB or the CAB Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of CAB or FIRST NATIONAL and that are not reflected in the Financial Statements or (ii) has been brought by or on behalf of any employee employed or formerly employed by CAB or any CAB Subsidiary.

     5.15 Hazardous Materials.

     (a) CAB and all CAB Subsidiaries have obtained all permits, licenses and other authorizations which are required to be obtained by CAB or its Subsidiaries with respect to the Property (as defined herein) under all Applicable Environmental Laws (as defined herein). All Property controlled, directly or indirectly, by CAB or any CAB Subsidiary is in compliance with the terms and conditions of all of such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in detail in Schedule
5.15 hereto. For purposes hereof, the following terms shall have the following meanings:

     "APPLICABLE ENVIRONMENTAL LAWS" shall mean all federal, state, local and municipal environmental laws, rules or regulations to the extent applicable to the Property, including, but not limited to, (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. "RCRA"; (c) the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 et seq.; (d) the Clean Air Act, 42 U.S.C. Section 7401 et seq.; (e) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1471 et seq.; (f) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (g) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (h) the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.;
(i) the Rivers and Harbours Act of 1899, 33 U.S.C. Section 401 et seq.; (j) the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; (k) the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; (l) the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; (m) the Arkansas Water and Air Pollution Control Act, Section 8-4-101 et seq. of the Arkansas Code of 1987 Annotated; (n) the Arkansas Solid Waste Management Act, Section 8-6-201 et seq. of the Arkansas Code of 1987 Annotated; (o) the Hazardous Waste Management Act of 1979, Section 8-7-301 et seq. of the Arkansas Code of 1987 Annotated; (p) the Arkansas Resource Reclamation Act of 1979, Section 8-7-301 et seq. of the Arkansas Code of 1987 Annotated; (q) the Emergency Response Fund Act, Section 8-7-401 et seq. of the Arkansas Code of 1987 Annotated; (r) Remedial Act Trust Fund Act, Section 8-7-501 et seq. of the Arkansas Code of 1987 Annotated; (s) the Arkansas statute dealing with Regulated Substance Storage Tanks, 8-7-801 et seq. of the Arkansas Code of 1987 Annotated; (t) the Petroleum Storage Tank Trust Fund Act, Sections 8-7-901 et seq. of the Arkansas Code of 1987 Annotated;
(u) any amendments to the foregoing Acts as adopted from time to time on or before the Closing; and (v) any rule, regulation, order, injunction, judgment, declaration or decree implementing or interpreting any of the foregoing Acts, as amended.

     "HAZARDOUS SUBSTANCES" shall mean any substance, material, waste, or pollutant that is now (or prior to the Closing) listed, defined, characterized or regulated as hazardous, toxic or dangerous under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Property of CAB or any CAB Subsidiary or its use or operation, including, without limitation, (a) any substance, material, element, compound, mixture, solution, waste, chemical or pollutant listed, defined, characterized or regulated as hazardous, toxic or dangerous under any Applicable Environmental Laws, (b) petroleum, petroleum derivatives or by-products, and other hydrocarbons, (c) polychlorinated biphenyls (PCBs), asbestos and urea formaldehyde, and (d) radioactive substances, materials or waste.

     "PROPERTY" shall be deemed to include, but shall not be limited to, all real property owned, controlled, leased or held by CAB or a CAB Subsidiary, in whole or in part, solely or in a joint venture or other business arrangement, either for operational or investment purposes, and whether assigned, purchased, or obtained through foreclosure (or similar action) or in satisfaction of debts previously contracted.

     (b) In addition, except as set forth in Schedule 5.15(b) hereto:

          (i) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending by any governmental or other entity with respect to any alleged failure by CAB or any CAB Subsidiary to have any permit, license or authorization required in connection with the conduct of the business of CAB or any CAB Subsidiary or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C.
     Section 9601(22) ("Release"), of any Hazardous Substances generated by CAB or any Affiliate of CAB at the Property;

          (ii) None of the Property has received or held any Hazardous Substances in such amount and in such manner as to constitute a violation of the Applicable Environmental Laws, and no Hazardous Substances have been Released or disposed of on, in or under any of the Property during CAB's or any CAB Subsidiary's occupancy thereof, or during the occupancy thereof by any assignee or sublessee of CAB or any CAB Subsidiary, except in compliance with all Applicable Environmental Laws;

          (iii) There are no Hazardous Substances being stored at any Property or located in, on or upon, any Property (including the subsurface thereof) or installed or affixed to structures or equipment on the Property; and there are no underground storage tanks for Hazardous Substances, active or abandoned, at any Property; and

          (iv) No Hazardous Substances have been Released in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any Property.

     (c) Neither CAB nor any Affiliate of CAB has transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the CERCLA Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the owner of the Property for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

     (d) Except as set forth in Schedule 5.15(d), no Hazardous Substances have been generated, recycled, treated, stored, disposed of or Released by, CAB or any Affiliate of CAB in violation of Applicable Environmental Laws.

     (e) No oral or written notification of a Release of Hazardous Substances has been filed by or on behalf of CAB or any Affiliate of CAB relating to the Property and no Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

     (f) There are no liens arising under or pursuant to any Applicable Environmental Laws on any Property, and no government actions have been taken or, to the best knowledge of CAB, threatened, or are in process which could subject any of such properties to such liens and none of the Property would be required to place any notice or restriction relating to the presence of Hazardous Substances at any Property in any deed to such Property.

     (g) Except as described in Schedule 5.15(g) hereto, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of CAB or any Affiliate of CAB in relation to any Property, which have not been made available to UPC.

     (h) Neither CAB nor FIRST NATIONAL is aware of any facts which might suggest that CAB or any CAB Subsidiary has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject CAB or any CAB Subsidiary or the Property to any liability, either directly or indirectly, under the principles of law as set forth in United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990) as modified by 40 C.F.R. Part 300.

     5.16 Insurance. CAB and FIRST NATIONAL have paid all material amounts due and payable under any insurance policies and guaranties applicable to CAB and FIRST NATIONAL and CAB's or FIRST NATIONAL's assets and operations; all such insurance policies and guaranties are in full force and effect; and CAB and FIRST NATIONAL and all of CAB's and FIRST NATIONAL's material Realty and other material properties are insured against fire, casualty, theft, loss, and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and consistent with past practice and experience.

     5.17 Labor and Employment Matters. Except as reflected in Schedule 5.17 hereto, there is no (i) collective bargaining agreement or other labor agreement to which CAB or any CAB Subsidiary is a party or by which any of them is bound;
(ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which CAB or any CAB Subsidiary is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of CAB or any CAB Subsidiary. No party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither CAB nor any CAB Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. CAB and each CAB Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, and CAB and each CAB Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of CAB and each CAB Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Schedule 5.17, there is no unfair labor practice complaint against CAB or any CAB Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or other labor trouble affecting CAB or any CAB Subsidiary; labor grievance pending against CAB or any CAB Subsidiary; pending representation question respecting the employees of CAB or any CAB Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which CAB or any CAB Subsidiary is a party; or to the best knowledge of CAB, any basis for which a claim may be made under any collective bargaining agreement to which CAB or any CAB Subsidiary is a party.

     5.18 Records and Documents. The Records of FIRST NATIONAL are and will be sufficient to enable FIRST NATIONAL to continue conducting its business as a national banking association under similar standards as FIRST NATIONAL has heretofore conducted such business.

     5.19 Capitalization of CAB. The authorized capital stock of CAB consists of 100,000 shares of common stock having a par value of $1.00 per share (the "CAB Common Stock") and no shares of preferred stock or any other class of equity security. As of the date of this Reorganization Agreement, 54,442 shares of CAB Common Stock were issued and outstanding and no CAB Common Stock was held by CAB as treasury stock. All of the outstanding CAB Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any CAB Shareholder. Except as described in Section 3.1(l) of this Reorganization Agreement or as described on Schedule 5.19 hereto, as of the date hereof, there are no outstanding securities or other obligations which are convertible into CAB Common Stock or into any other equity or debt security of CAB, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued CAB Common Stock or any other equity or debt security of CAB. Accordingly, immediately prior to the Effective Time of the Merger, there will be not more than 56,942 shares of CAB Common Stock issued and outstanding (for purposes of this paragraph, counting all CAB Stock Options issued and outstanding immediately prior to the Effective Time of the Merger as shares of CAB Common Stock) so converted and exchanged. Except as set forth in
Schedule 5.19 hereto, CAB beneficially owns and is the record holder of, and has good and freely transferable title to, all of the 52,000 shares of FIRST NATIONAL Common Stock outstanding, recorded on the books and Records of FIRST NATIONAL as being held in its name, free and clear of all liens, charges or encumbrances, and such stock is not subject to any voting trusts, agreements or similar arrangements or other claims which could effect the ability of CAB to freely vote such stock in support of the transactions contemplated herein.

     5.20 Sole Agreement. With the exception of this Reorganization Agreement, neither CAB, nor FIRST NATIONAL, nor any Subsidiary of either has been, is or will become a party to any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of CAB or FIRST NATIONAL or any Subsidiary of either (or any of their assets) in any business combination of any kind; or any agreement obligating CAB or FIRST NATIONAL to issue or sell or authorize the sale or transfer of CAB Common Stock or the capital stock of FIRST NATIONAL. Except as described in Schedule 5.20 hereto, there are no (nor will there be at the Effective Time of the Merger any) shares of capital stock or other equity securities of CAB outstanding, except for shares of CAB Common Stock presently issued and outstanding, and there are no (nor will there be at the Effective Time of the Merger any) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of CAB or FIRST NATIONAL, or contracts, commitments, understandings, or arrangements by which CAB or FIRST NATIONAL is or may be bound to issue additional shares of their capital stock or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There are no (nor will there be at the Effective Time of the Merger any) contracts, commitments, understandings, or arrangements by which CAB or any CAB Subsidiary is or may be bound to transfer or issue to any third party any shares of the capital stock of any CAB Subsidiary, and there are no (nor will there be at the Effective Time of the Merger any) contracts, agreements, understandings or commitments relating to the right of CAB to vote or to dispose of any such shares.

     5.21 Disclosure. The information concerning, and representations and warranties made by, CAB and FIRST NATIONAL set forth in this Reorganization Agreement, or in the Schedules of Exceptions of CAB hereto, or in any document, statement, certificate or other writing furnished or to be furnished by CAB or FIRST NATIONAL to UPC and NABS pursuant hereto, does not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to UPC by CAB or FIRST NATIONAL pursuant hereto were or will be complete and accurate copies of such documents.

     5.22 Absence of Undisclosed Liabilities.  Except as described in Schedule
5.22 hereto, neither CAB nor any CAB Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of CAB or any CAB Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of CAB or any CAB Subsidiary (i) except as disclosed in the CAB Financial Statements delivered to UPC prior to the date of this Reorganization Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Since December 31, 1992, neither CAB nor any CAB Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of CAB or such CAB Subsidiary, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to CAB or any CAB Subsidiary.

     5.23 Allowance for Possible Loan or ORE Losses. The allowance for possible loan losses shown on the consolidated CAB Financial Statements is (with respect to periods ended on or before December 31, 1992) or will be (with respect to periods ending subsequent to December 31, 1992) adequate in all respects to provide for anticipated losses inherent in Loans outstanding or for commitments to extend credit or similar off-balance-sheet items (including accrued interest receivable) as of the dates thereof. Except as disclosed in Schedule 5.23 hereto, as of the date thereof, neither CAB nor FIRST NATIONAL has any Loan which has been criticized or classified by its bank examiners or by its independent auditors as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss" or as a "Potential Problem Loan."

     The allowance for possible losses on other real estate ("ORE") shown on the consolidated CAB Financial Statements is (with respect to periods ended on or before December 31, 1992) or will be (with respect to periods ending subsequent to December 31, 1992) adequate in all respects to provide for anticipated losses inherent in ORE owned or held by CAB or any CAB Subsidiary and the net book value of ORE on the Balance Sheet of CAB Financial Statements is the net realizable value of the ORE in accordance with Statement of Position 92-3.

     5.24 Compliance with Laws.  CAB and each CAB Subsidiary:

          (a) Is in compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of CAB or any CAB Subsidiary, or which would or could reasonably be expected to subject CAB or any CAB Subsidiary or any of its directors or officers to civil money penalties; and

          (b) Has received no notification or communication from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that CAB or any CAB Subsidiary is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on CAB or any CAB Subsidiary, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of CAB or any CAB Subsidiary, or (iii) requiring CAB or any CAB Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding.

     5.25 Employee Benefit Plans. (a) CAB has previously provided to UPC true and complete copies of each "employee benefit plan," as defined in ERISA, which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of CAB or any CAB Subsidiary, together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans", and each such Employee Plan is listed in Schedule 5.25(a) hereto. Each Employee Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code, is so qualified. Except as disclosed in Schedule 5.25(a) hereto, all Employee Plans were in effect for substantially all of calendar year 1992 and there has been no material amendment thereof (other than amendments required to comply with applicable law) or material increase in the cost thereof or benefits thereunder on or after January 1, 1993.

     (b) CAB has furnished to UPC true and complete copies and descriptions of each plan or arrangement maintained or otherwise contributed to by CAB or any CAB Subsidiary which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, benefit, retirement, incentive, group health or insurance, welfare plan (including, but not limited to, "employee welfare benefit plans" as that term is defined in ERISA), or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of CAB or any CAB Subsidiary (such plans and arrangements being collectively referred to herein as "Benefit Arrangements" and all such Benefit Arrangements of CAB and CAB's Subsidiaries are listed on Schedule 5.25(b) hereto). Except as disclosed in Schedule 5.25(b) hereto, there are no other Benefit Arrangements of the CAB Companies and all Benefit Arrangements which are in effect were in effect for substantially all of calendar year 1992. Except as disclosed in Schedule 5.25(b) hereto or as was required by applicable law, there has been with respect to Benefit Arrangements no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1993, and no material increase in the base salary and wage levels of CAB or any CAB Subsidiary and except in the ordinary course of business, no change in the terms or conditions of employment (including severance benefits) compared, in each case, to those prevailing for substantially all of calendar year 1992. Except as disclosed in
Schedule 5.25(b) hereto, there has been no material increase in the compensation of or benefits payable to any senior executive employee of CAB or any CAB Subsidiary since January 1, 1993, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since January 1, 1993. Except as disclosed in Schedule 5.25(b) hereto, there is no contract, agreement or Benefit Arrangement covering any employee of CAB or any CAB Subsidiary which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in Section 280(G) of the Internal Revenue Code.

     (c) With respect to all Employee Plans and Benefit Arrangements, CAB and each CAB Subsidiary are in substantial compliance with the requirements prescribed by any and all statutes, governmental or court orders, or rules or regulations currently in effect, including but not limited to ERISA and the Internal Revenue Code, applicable to such Employee Plans or Benefit Arrangements. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by CAB or any CAB Subsidiary which is covered by Title I of ERISA, which could subject any person (other than a person for whom neither CAB nor any CAB Subsidiary is directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Internal Revenue Code which could have an adverse effect on the business, assets, financial condition, results of operations or prospects of any CAB Company; no Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Internal Revenue Code, or both, has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived; neither CAB nor any CAB Subsidiary has failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement; no Benefit Arrangement has incurred, nor does any Benefit Arrangement have, any unfunded plan liabilities, whether or not waived; neither CAB nor any CAB Subsidiary has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of UPC or any of its Affiliates (including CAB or any CAB Subsidiary) at or after the Effective Time of the Merger. Except as disclosed in Schedule 5.25(c) hereto, to the best knowledge, information and belief of CAB, no condition exists that could subject any person (other than a person for whom neither CAB nor any CAB Subsidiary is directly or indirectly responsible) to liabilities, damages, losses, taxes or sanctions that arise under Sections 106(b), 162(i) and 4980B of the Internal Revenue Code or Sections 601 through 608 of ERISA for failure to comply with the continuation health care coverage requirements of Sections 162(k) and 4980B of the Internal Revenue Code with respect to any current or former employee, including their beneficiaries, of CAB or any CAB Subsidiary.

     (d) Except as described in Schedule 5.25(d) hereto, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by FIRST NATIONAL (or by NABS as the Surviving Corporation) within a period of 30 days following the Effective Time of the Merger, without payment of any amount as a penalty, bonus, premium, severance pay or other compensation for such termination. Any amounts representing or attributable to overfunding for a CAB defined benefit plan may be returned to CAB or any CAB Subsidiary in accordance with the respective plan's arrangements as described in the respective plan's organic documents.

     5.26 Material Contracts. Except as reflected in the CAB Financial Statements, or as described in Schedule 5.26 hereto, neither CAB nor any CAB Subsidiary, nor any of their respective assets, businesses, or operations, is as of the date of this Reorganization Agreement a party to, or is bound or affected by, or receives benefits under any contract or agreement or amendment thereto that in each case would (assuming that each were a reporting company under the 1934 Act, whether or not it is so registered) be required to be filed as an exhibit to an Annual Report on Form 10-K filed by CAB as of the date of this Reorganization Agreement that has not already been filed as an exhibit to CAB's Form 10-K filed for the fiscal year ended December 31, 1992, or in any other SEC Document filed prior to the date of this Reorganization Agreement.

     5.27 Material Contract Defaults. Neither CAB nor any CAB Subsidiary is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on CAB or any CAB Subsidiary, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     5.28 Reports. Since January 1, 1988, CAB and FIRST NATIONAL have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the Comptroller of the Currency; (ii) the FDIC; (iii) the Federal Reserve, including, but not limited to, Annual Reports on Form F.R. Y-6, Quarterly Reports on Form F.R. Y-9SP and Reports on Forms F.R. 2900 and FFIEC 034 and proxy statements; and (iv) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings that are not material). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. CAB has previously provided to UPC true and correct copies of all such reports filed by CAB or FIRST NATIONAL after January 1, 1988.

     5.29 Statements True and Correct. None of the information prepared by, or on behalf of, CAB or any CAB Subsidiary regarding CAB, FIRST NATIONAL or any other CAB Subsidiary included or to be included in the Proxy Statement to be mailed to CAB's shareholders in connection with the Shareholders Meeting, and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transaction contemplated herein, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of CAB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders Meeting. All documents which CAB or any CAB Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations issued thereunder.

                                   ARTICLE 6

                                COVENANTS OF UPC

     6.1 Regulatory Approvals. Within a reasonable time after execution of this Reorganization Agreement, UPC shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the Government Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Reorganization Agreement and the Plan of Merger with reasonable promptness. UPC shall pay all fees and expenses arising in connection with such applications for regulatory approval. UPC agrees to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with UPC's applications for regulatory approval and UPC agrees to use its best efforts to obtain such regulatory approvals, and any other approvals and consents as may be required for the Closing, as promptly as practicable; provided, however, that nothing in this Section 6.1 shall be construed to obligate UPC to take any action to meet any condition required to obtain prior regulatory approval if UPC shall, in UPC's sole discretion, deem such condition to be unreasonable or to constitute a significant impediment upon UPC's ability to carry on its business or acquisition programs or to require UPC to increase UPC's capital ratios to amounts in excess of the Federal Reserve's minimum capital ratio guidelines which may be in effect from time to time.

     6.2 Registration of UPC Common Stock under the Securities Laws. UPC shall cooperate with CAB in the preparation of the CAB Proxy Statement to be used at the Shareholders Meeting (and which shall serve also as UPC's prospectus with respect to UPC's issuance of shares of the UPC Common Stock) and shall cause a registration statement on the appropriate form of the SEC to be prepared and filed so as to cause any shares of UPC Common Stock which may be delivered to the CAB Record Holders in payment of the Consideration to be registered under the 1933 Act and to be duly qualified under appropriate state securities laws. UPC shall also list for trading on the New York Stock Exchange the UPC Common Stock. Such registration, qualification and listing shall be effected prior to the Closing.

     6.3 Employee Benefits. Following the consummation of the transactions contemplated herein, UPC shall not be obligated to make further contributions to any of the Employee Plans or Benefit Arrangements of CAB or the CAB Subsidiaries and all employees of CAB and the CAB Subsidiaries immediately prior to the Effective Time of the Merger who shall continue as employees of NABS as the Surviving Corporation or as employees of any other UPC Subsidiary will be afforded the opportunity to participate in any employee benefit plans maintained by UPC or UPC's Subsidiaries, including but not limited to any "employee benefit plan," as that term is defined in ERISA, on an equal basis with employees of UPC or any UPC Subsidiaries with comparable positions, compensation, and tenure. Service with CAB or with any CAB Subsidiary prior to the Effective Time of the Merger by such former CAB Company employees will be deemed service with UPC for purposes of determining eligibility for participation and vesting in such employee benefit plans of UPC and UPC's Subsidiaries. In its sole discretion, UPC may elect to postpone until the first day of January next following the Effective Time of the Merger the participation of the employees of CAB and CAB's Subsidiaries in the employee benefit plans maintained by UPC or UPC's Subsidiaries; provided, however, during any such postponement period, The CAB Employee Plans and all related employee benefit plans shall continue in full force and effect, except as expressly modified or amended by the terms of this Reorganization Agreement, or until such time as the plan is replaced by a benefit plan maintained by UPC.

                                   ARTICLE 7

                      COVENANTS OF CAB AND FIRST NATIONAL

     7.1 Proxy Statement; CAB Shareholder Approval. CAB shall call the Shareholders Meeting to be held as soon as reasonably practicable after the date of this Reorganization Agreement and shall use its best efforts to ensure that such meeting is held not later than September 30, 1993, for the purpose of (i) approving this Reorganization Agreement and the Plan of Merger, and (ii) such other related matters as it deems appropriate. In connection with the Shareholders Meeting, (i) CAB shall, with UPC's assistance, prepare a Proxy Statement to be filed with the SEC as part of UPC's registration statement and with any other appropriate Regulatory Authority; shall mail or cause to be mailed such Proxy Statement to its shareholders and shall provide UPC the opportunity to review and comment on the Proxy Statement at least five (5) business days prior to the filing of the Proxy Statement with the Regulatory Authorities for prior review and at least five (5) business days prior to the mailing of the Proxy Statement to the CAB Shareholders; (ii) the Parties shall furnish to each other all information concerning them that the other Party may reasonably request in connection with the preparation of such Proxy Statement; (iii) the Board of Directors of CAB shall recommend (subject to compliance with their legal and fiduciary duties as advised by counsel) to CAB Shareholders the approval of this Reorganization Agreement and the Plan of Merger; and (iv) CAB shall use its best efforts, subject to compliance with its legal and fiduciary duty as advised by counsel, to obtain such CAB Shareholders' approvals.

     7.2 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of UPC shall have been obtained and, except as otherwise contemplated herein:

          (a) CAB and FIRST NATIONAL shall, and shall cause each CAB Subsidiary to:

             (i) Operate its business only in the usual, regular, and ordinary course;

             (ii) Preserve intact its business organizations and assets and to maintain its rights and franchises;

             (iii) Take no action, unless otherwise required by law, rules or regulation, that would (A) adversely affect the ability of any of them or UPC to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Reorganization Agreement, or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Reorganization Agreement;

             (iv) Except as they may terminate in accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

             (v) Keep in full force and effect insurance coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of CAB or such CAB Subsidiary and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

             (vi) Use its best efforts to retain FIRST NATIONAL's present customer base and to facilitate the retention of such customers by FIRST NATIONAL and its branches after the Effective Time of the Merger; and

             (vii) Maintain, renew, keep in full force and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to CAB, FIRST NATIONAL or UPC and UPC's Subsidiaries at and after the Effective Time of the Merger, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of FIRST NATIONAL's customer relationships;

          (b) CAB and FIRST NATIONAL agree to use their best efforts to assist UPC in obtaining the Government Approvals necessary to complete the transactions contemplated hereby, and CAB and FIRST NATIONAL shall provide to UPC or to the appropriate governmental authorities all information reasonably required to be submitted in connection with obtaining such approvals;

          (c) CAB and FIRST NATIONAL, at their own cost and expense, shall use their best efforts to secure all necessary consents and all consents and releases, if any, required of CAB, FIRST NATIONAL or third parties and shall comply with all applicable laws, regulations and rulings in connection with this Reorganization Agreement and the consummation of the transactions contemplated hereby;

          (d) At all times to and including, and as of, the Closing, CAB and FIRST NATIONAL shall inform UPC in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the Schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of CAB and FIRST NATIONAL; provided, however, that any such updates to Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Schedules and the information contained therein; and provided further, that before such amendment, supplement or update may be deemed to be a part of this Reorganization Agreement, UPC shall have agreed in writing to each amendment, supplement or update to the Schedules made subsequent to the date of this Reorganization Agreement as an amendment to this Reorganization Agreement;

          (e) On and after the Closing Date, CAB and FIRST NATIONAL shall give such further assistance to UPC and shall execute, acknowledge and deliver all such documents and instruments as UPC may reasonably request and take such further action as may be necessary or appropriate effectively to consummate the transaction contemplated by this Reorganization Agreement;

          (f) Between the date of this Reorganization Agreement and the Closing Date, CAB and FIRST NATIONAL shall afford UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to CAB and FIRST NATIONAL. CAB and FIRST NATIONAL shall provide reasonable assistance to UPC in its investigation of matters relating to CAB and FIRST NATIONAL; and

          (g) Subject to the terms and conditions of this Reorganization Agreement, CAB and FIRST NATIONAL agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transaction contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Reorganization Agreement. CAB shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

     7.3 Conduct of Business -- Negative Covenants. From the date of this Reorganization Agreement until the earlier of the Effective Time of the Merger or the termination of this Reorganization Agreement, CAB and FIRST NATIONAL covenant and agree that they will neither do, nor agree or commit to do, nor permit any CAB Subsidiary to do or commit or agree to do any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of UPC, which consent will not be unreasonably withheld:

          (a) Except as expressly contemplated by this Reorganization Agreement or the Plan of Merger, amend its Articles of Incorporation or Charter or Bylaws; or

          (b) Impose, or suffer the imposition, on any share of capital stock held by it or by any of its Subsidiaries of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or

          (c) (i) Repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities except as expressly permitted by this Reorganization Agreement or the Plan of Merger; or (ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or (iv) declare a stock dividend on the CAB Common Stock; or

          (d) Except as expressly permitted by this Reorganization Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions, or other transactions approved in writing by UPC, (ii) internal reorganizations or consolidations involving existing Subsidiaries,
     (iii) foreclosures in the ordinary course of business and not knowingly exposing it to liability by reason of Hazardous Substances,
     (iv) acquisitions of control in its fiduciary capacity, or (v) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Reorganization Agreement; or

          (e) Except as expressly permitted by this Reorganization Agreement or the Plan of Merger, to (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of CAB Common Stock, or any other capital stock of CAB or of any CAB Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, unless any such shares of such stock are sold or otherwise transferred to CAB or any CAB Subsidiary, or (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of CAB or of any CAB Subsidiary; or (iii) sell, agree to sell, or otherwise dispose of any asset of CAB or any CAB Subsidiary other than in the ordinary course of business for reasonable and adequate consideration; or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity; or

          (f) Incur, or permit any CAB Subsidiary to incur, any additional debt obligation or other obligation for borrowed money [other than (i) in replacement of existing short-term debt with other short-term debt of an equal or lesser amount, (ii) financing of banking related activities consistent with past practices, or (iii) indebtedness of CAB or any CAB Subsidiary to CAB or another CAB Subsidiary] in excess of an aggregate of $50,000 (for CAB and its Subsidiaries on a consolidated basis) except in the ordinary course of the business of CAB or such CAB Subsidiary consistent with past practices (and such ordinary course of business shall include, but shall not be limited to, creation of deposit liabilities, entry into repurchase agreements or reverse repurchase agreements, purchases or sales of federal funds, Federal Reserve advances, and sales of certificates of deposit); or

          (g) Grant any increase in compensation or benefits to any of its employees or officers, except in accordance with past practices or as required by law; pay any bonus except in accordance with past practices; enter into any severance agreements with any of its officers or employees; grant any material increase in fees or other increases in compensation or other benefits to any director of CAB or of any CAB Subsidiary; or effect any change in retirement benefits for any class of its employees or officers, unless such change is required by applicable law; or

          (h) Amend any existing employment contract between it and any person having a salary thereunder in excess of $30,000 per year (unless such amendment is required by law) to increase the compensation or benefits payable thereunder; or to enter into any new employment contract with any person having an annual salary thereunder in excess of $30,000 that CAB or FIRST NATIONAL (or their respective successors) do not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time of the Merger; or

          (i) Adopt any new employee benefit plan or terminate or make any material change in or to any existing employee benefit plan other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan; or

          (j) Enter into any new lease agreements that are material to CAB or any CAB Subsidiary; or

          (k) Make any capital expenditure except for ordinary purchases, repairs, renewals or replacements; or

          (l) Enter into any transactions other than in the ordinary course of business; or

          (m) Grant or commit to grant any new extension of credit to any officer, director or holder of 2% or more of the outstanding CAB Common Stock, or to any corporation, partnership, trust or other entity controlled by any such person, if such extension of credit, together with all other credits then outstanding to the same borrower and all affiliated persons of such borrower, would exceed two percent (2%) of the capital of CAB or amend the terms of any such credit outstanding on the date hereof; or

          (n) Except as expressly provided for in this Agreement, pay or declare a cash dividend on the CAB Common Stock. CAB shall have the right (unless otherwise prohibited by law or a Regulatory

     Authority) to pay or declare a quarterly cash dividend on the CAB Common Stock in an amount not to exceed 72 Cents per quarter for any quarterly period ending subsequent to the date of this Agreement and prior to January 1, 1994; provided, however, any dividends paid by CAB pursuant to the terms of this Section 7.3(n) shall derive from ordinary earnings and shall not exceed the quarterly dividend payout ratio of UPC (i.e. UPC quarterly dividend payout to UPC quarterly earnings) for the same period or be in violation of the requirements of pooling of interests accounting principles established under the rules and regulations promulgated by the SEC, APBO 16 or GAAP.

                                   ARTICLE 8

                             CONDITIONS TO CLOSING

     8.1 Conditions to the Obligations of CAB. Unless waived in writing by CAB, the obligation of CAB to consummate the transaction contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) Performance. Each of the material acts and undertakings of UPC and NABS to be performed at or before the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;

          (b) Representations and Warranties. The representations and warranties of UPC and NABS contained in Article 4 of this Reorganization Agreement shall be true and complete, in all material respects, on and as of the Effective Time of the Merger with the same effect as though made on and as of the Effective Time of the Merger;

          (c) Documents. In addition to the other deliveries of UPC or NABS described elsewhere in this Reorganization Agreement, CAB shall have received the following documents and instruments:

             (i) a certificate signed by the Secretary or an assistant secretary of UPC and NABS dated as of the Closing Date certifying that:

                (A) UPC's and NABS' respective Boards of Directors have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                (B) each person executing this Reorganization Agreement on behalf of UPC or NABS is an officer of UPC or NABS, as the case may be, holding the office or offices specified therein and that the signature of each person set forth on such certificate is his or her genuine signature;

                (C) the charter documents of UPC and NABS attached to such certificate remain in full force and effect; and

                (D) UPC and NABS are in good standing under their respective corporate charters; and

             (ii) a certificate signed respectively by duly authorized officers of UPC or NABS stating that the conditions set forth in Section 8.1(a) and Section 8.1(b) of this Reorganization Agreement have been fulfilled;

          (d) Consideration. CAB shall have received a certificate executed by an authorized officer of the Exchange Agent to the effect that the Exchange Agent has received and holds in its possession certificates evidencing and representing that number of shares of UPC Common Stock and cash funds sufficient to meet the obligations of UPC to the CAB Record Holders to deliver the Consideration under this Reorganization Agreement and the Plan of Merger; and

          (e) Opinion of UPC's and NABS' Counsel. CAB shall have been furnished with an opinion of legal counsel to UPC and NABS, dated as of the Closing Date, addressed to and in form and substance satisfactory to CAB, to the effect that:

             (i) UPC is a Tennessee corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee; and NABS is an Arkansas corporation duly organized, validly existing, and in good standing under the laws of the State of Arkansas;

             (ii) this Reorganization Agreement has been duly and validly authorized, executed and delivered by UPC and NABS and (assuming this Reorganization Agreement is a binding obligation of CAB and FIRST NATIONAL) constitutes a valid and binding obligation of UPC and NABS enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion;

             (iii) neither the execution and delivery by UPC or NABS of this Reorganization Agreement nor any of the documents to be executed and delivered by UPC or NABS in connection herewith violates or conflicts with UPC's or NABS' corporate charters or bylaws or, to the best of the knowledge, information and belief (without making special inquiry) of such legal counsel, any material contracts, agreements or other commitments of UPC or NABS, including that certain Loan Agreement with Citibank, N.A.;

             (iv) to the knowledge of such counsel after due inquiry, no consent or approval by any Governmental Authority which has not already been obtained is required for execution and delivery by UPC and NABS of this Reorganization Agreement or any of the documents to be executed and delivered by UPC or NABS in connection herewith; and

             (v) the shares of UPC Common Stock to be issued in the names of the CAB Record Holders and delivered in exchange for their CAB Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

        Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of UPC or NABS or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the State of Tennessee; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991).

     8.2 Conditions to the Obligations of UPC and NABS. Unless waived in writing by UPC and NABS, the obligation of UPC and NABS to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) Performance. Each of the material acts and undertakings of CAB and/or FIRST NATIONAL to be performed at or before the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;

          (b) Representations and Warranties. The representations and warranties of CAB and/or FIRST NATIONAL contained in Article 5 of this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

          (c) Documents. In addition to the documents described elsewhere in this Reorganization Agreement, UPC shall have received the following documents and instruments:

             (i) a certificate signed by the respective Chief Executive Officers or an Executive Vice President of each of CAB and FIRST NATIONAL stating that the conditions set forth in Section 8.2(a) and Section 8.2(b) of this Reorganization Agreement have been satisfied; and

             (ii) the consent to the transactions contemplated hereunder by Citibank, N.A.;

          (d) Destruction of Property. Between the date of this Reorganization Agreement and the Closing Date, there shall have been no damage to or destruction of real property, improvements or personal property of CAB or FIRST NATIONAL which materially reduces the market value of such property, and no zoning or other order, limitation or restriction imposed against the same that might have a material adverse impact upon the operations, business or prospects of CAB or FIRST NATIONAL; provided, however, that the availability of insurance coverage shall be taken into account in determining whether there has been such a material adverse impact or material reduction in market value. In the event of such damage, destruction, order, limitation or restriction, UPC or NABS may elect either
     (i) to close the contemplated transaction in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

          (e) Inspections Permitted. Between the date of this Reorganization Agreement and the Closing Date, CAB and FIRST NATIONAL shall have afforded UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to CAB and FIRST NATIONAL. CAB and FIRST NATIONAL shall have caused all CAB or FIRST NATIONAL personnel to provide reasonable assistance to UPC in its investigation of matters relating to CAB and FIRST NATIONAL;

          (f) No Material Adverse Change. No material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or condition (financial or otherwise) of CAB or FIRST NATIONAL taken as a whole shall have occurred since the date of this Reorganization Agreement. In the event of such a material adverse change with respect to CAB or FIRST NATIONAL, UPC may elect either (i) to close the contemplated transaction in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

          (g) Opinion of CAB's Counsel. UPC shall have been furnished with an opinion of M. Edward Morgan, Esq., counsel to CAB and FIRST NATIONAL, dated the Closing Date, addressed to and in form and substance satisfactory to UPC, to the effect that:

             (i) CAB is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas;

             (ii) FIRST NATIONAL is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America;

             (iii) this Reorganization Agreement has been duly and validly authorized, executed and delivered by CAB and FIRST NATIONAL and (assuming that this Reorganization Agreement is a binding obligation of UPC and NABS and the Plan of Merger is a binding obligation of UPC and
        NABS) constitutes a valid and binding obligation of CAB and FIRST NATIONAL enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion; and

             (iv) to the knowledge of such counsel after due inquiry, no consent or approval, which has not already been obtained, by any governmental authority is required for execution and delivery by CAB or FIRST NATIONAL of this Reorganization Agreement or any of the documents to be executed and delivered by CAB and FIRST NATIONAL in connection herewith.

        Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of CAB or FIRST NATIONAL or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the State of Arkansas; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991); and

          (h) Other Business Combinations, Etc. Neither CAB nor FIRST NATIONAL shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which CAB or FIRST NATIONAL would merge; consolidate with; effect a business combination with; sell any substantial part of CAB's or FIRST NATIONAL's assets; acquire a significant part of the shares or assets of any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of CAB or FIRST NATIONAL or the benefits of acquiring the CAB Common Stock; and

          (i) Maintenance of Certain Covenants, Etc. At the time of Closing (i) the total assets of FIRST NATIONAL shall be not less than $47,000,000; (ii) the tangible equity capital of FIRST NATIONAL shall be not less than $3,700,000; (iii) the tangible equity capital of CAB shall be not less than $3,800,000; (iv) neither CAB nor FIRST NATIONAL shall have issued from the date hereof any additional equity or debt securities, or any rights to purchase such securities, except as set forth in this Agreement; (iv) from the date hereof, there shall have been no extraordinary sale of assets, nor any investment portfolio restructuring or dividend declaration (except as expressly provided for in this Agreement) by either CAB or FIRST NATIONAL; and (v) the Merger can be accounted for on the financial statements of UPC as a "pooling of interests". The criteria and calculations set forth above shall be determined in accordance with GAAP assuming that CAB and FIRST NATIONAL shall have been operated consistently in the normal course of their business; provided, however, that the effects of any balance sheet expansion through abnormal, unusual or out of the ordinary borrowings or by the realization of extraordinary gains or other income from the disposition of assets or liabilities or through similar transactions shall be eliminated from the calculations; and

          (j) Non-Compete Agreements. Each member of the Board of Directors of CAB shall have entered into a non-compete agreement with UPC and/or FIRST NATIONAL substantially in the form of UPC's standard form of non-compete agreement, providing for a term of not less than two (2) years and covering the general geographic region(s) in which CAB and FIRST NATIONAL currently operate and do business in or have a present intention to do business in; and

          (k) Stock Option Agreement. Mr. Robert G. Garner shall have entered into a written agreement with CAB and UPC providing for the conversion of any CAB Stock Options unexercised prior to the Effective Time of the Merger into the exclusive right to purchase shares of UPC Common Stock in accordance with the terms and conditions of Section 3.1(l) of this Reorganization Agreement.

     8.3 Conditions to Obligations of All Parties. The obligation of each party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

          (a) No Pending or Threatened Claims. That no claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Reorganization Agreement or the obtaining of material damages or other relief in connection therewith; and

          (b) Governmental Approvals and Acquiescences Obtained. The Parties hereto shall have received all applicable Governmental Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired.

        (c) Pooling of Interests Accounting Treatment.  UPC shall have received
     (i) from Price Waterhouse, or other independent accountants acceptable to UPC, a letter dated within five (5) days prior to the Closing Date, in form and substance acceptable to UPC, stating the accountants' opinion that, based upon the information furnished to them, the Reorganization and Merger should be accounted for by UPC as a "pooling of interests" for financial statement purposes and that such accounting treatment is in accordance with generally accepted accounting principles and (ii) from CAB's regularly retained independent accountants or other independent accountants acceptable to UPC, a letter dated within five (5) days prior to the Closing Date stating that, upon a review of CAB's books and records, the accountants are aware of no reason why a business combination, such as the one contemplated in this Reorganization Agreement, to which CAB is a party may not be accounted for as a "pooling of interests" under generally accepted accounting principles.

                                   ARTICLE 9

                                  TERMINATION

     9.1 Termination. This Reorganization Agreement and the Plan of Merger may be terminated at any time prior to the Closing, as follows:

          (a) By mutual consent in writing of the Parties;

          (b) By UPC or NABS, should CAB or any CAB Subsidiary fail to conduct its business pursuant to CAB's and FIRST NATIONAL's Covenants made in
     Article 7;

          (c) By UPC, NABS or CAB in the event the Closing shall not have occurred by March 31, 1994 (the "Target Date"), unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Agreement to perform its obligations hereunder in a timely manner. If UPC shall have filed any and all applications to obtain the requisite Government Approvals within sixty (60) days of the date hereof, and if the Closing shall not have occurred solely because of a delay caused by a government regulatory agency or authority in its review of the application before it, then CAB and FIRST NATIONAL shall, upon UPC's written request, extend the Closing Date until such time as all Government Approvals have been obtained and any stipulated waiting periods have expired. Notwithstanding anything in this Reorganization Agreement to the contrary, during any extension period as provided for in this Section 9.1(c) CAB shall have the right (unless otherwise prohibited by law or a Regulatory Authority) to pay or declare a quarterly cash dividend on the CAB Common Stock equivalent to the amount of any cash dividends the CAB Shareholders would have received on the UPC Common Stock had the Closing occurred on the Closing Date for any period subsequent to the Target Date until such time as the Closing shall have occurred or this Reorganization shall have been terminated; provided, however, any dividends paid by CAB pursuant to the terms of this Section 9.1(c) shall derive from ordinary earnings and shall not exceed the quarterly dividend payout ratio of UPC (i.e. UPC quarterly dividend payout to UPC quarterly earnings) for the same period or be in violation of the requirements of pooling of interests accounting principles established under the rules and regulations promulgated by the SEC, APBO 16 or GAAP.

          (d) By either UPC, NABS or CAB, upon written notice to the other Party, upon denial of any Governmental Approval necessary for the consummation of the Merger (or should such approval be conditioned upon a substantial deviation from the transaction contemplated); provided, however, that either UPC or CAB may, upon written notice to the other, extend the term of this Reorganization Agreement for only one sixty (60) day period to prosecute diligently and overturn such denial, provided that such denial has been appealed within ten (10) business days of the receipt thereof;

          (e) By UPC or NABS if the conditions set forth in Sections 8.2 or 8.3 are not satisfied in all material respects as of the Closing Date, or by CAB if the conditions set forth in Section 8.1 or 8.3 are not satisfied in all material respects as of the Closing Date, and such failure has not been waived prior to the Closing;

          (f) By UPC or NABS in the event that there shall have been, in UPC's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of CAB or FIRST NATIONAL taken as a whole or upon the occurrence of any event or circumstance which may have the effect of limiting or restricting UPC's voting power or other rights normally enjoyed by the registered holders of the CAB Common Stock which are the subject of the instant Acquisition;

          (g) By UPC, NABS or CAB in the event that there shall have been a material breach of any obligation of the other Party hereunder and such breach shall not have been remedied within thirty

     (30) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

          (h) By UPC or NABS should CAB or any CAB Subsidiary enter into any letter of intent or agreement with a view to being acquired by or effecting a business combination with any other Person; or any agreement to merge, to consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise; or

          (i) By UPC or NABS should CAB or FIRST NATIONAL or any CAB Subsidiary enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring CAB or FIRST NATIONAL to raise additional capital or to sell a substantial portion of its assets.

        If a Party should elect to terminate this Reorganization Agreement pursuant to subsections (b), (c), (d), (e), (f), (g), (h) or (i) of this
        Section 9.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Section 10.1 ("Notices") of this Reorganization Agreement.

     9.2 Effect of Termination. In the event that this Reorganization Agreement should be terminated pursuant to Section 9.1 hereof, all further obligations of the Parties under this Reorganization Agreement shall terminate without further liability of any Party to another; provided, however, that a termination under
Section 9.1 hereof shall not relieve any Party of any liability for a breach of this Reorganization Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.

                                   ARTICLE 10

                               GENERAL PROVISIONS

     10.1 Notices. Any notice, request, demand and other communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:

If to CAB or FIRST NATIONAL:

                           Clin-Ark Bankshares, Inc.
                        Highway 65 South (P.O. Box 789)
                            Clinton, Arkansas 72031
                              Fax: (501) 745-5868
                       Attn: Stephen J. Smith, President

With a copy to:

                             M. Edward Morgan, Esq.
                              608 East Main Street
                            Clinton, Arkansas 72031
                              Fax: (501) 745-5358

If to UPC or NABS:

                           Union Planters Corporation
                         P.O. Box 387 (mailing address)
                            Memphis, Tennessee 38147
or

                    7130 Goodlett Farms Parkway (deliveries)
                            Cordova, Tennessee 38018
                       Attn: Jackson W. Moore, President
                  Gary A. Simanson, Associate General Counsel
                              Fax: (901) 383-2877

or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

     10.2 Assignability and Parties in Interest. This Reorganization Agreement shall not be assignable by any of the Parties hereto; provided, however, that UPC may assign, set over and transfer all, or any part of its rights and obligations under this Reorganization Agreement to any one or more of its present or future Affiliates. This Reorganization Agreement shall inure to the benefit of, and be binding only upon the Parties hereto and their respective successors and permitted assigns and no other Persons.

     10.3 Governing Law. This Reorganization Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Tennessee, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Reorganization Agreement shall be heard in a court of competent jurisdiction located in Shelby County, Tennessee.

     10.4 Counterparts. This Reorganization Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

     10.5 Best Efforts. FIRST NATIONAL, CAB and UPC each agrees to use its best efforts to complete the transactions contemplated by this Reorganization Agreement; provided, however, that the use of best efforts by UPC shall not obligate UPC to obtain or to provide CAB additional capital in an amount, to divest any Subsidiary or branch, or to meet any other condition which may be imposed by any Regulatory Authority as a condition to approval which UPC shall deem, in good faith, to be unreasonable in the circumstances.

     10.6 Publicity. The Parties agree that press releases and other public announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement. Notwithstanding the foregoing, each of the Parties hereto may respond to inquiries relating to this Reorganization Agreement and the transactions contemplated hereby by the press, employees or customers without any notice or further consent of the other Parties.

     10.7 Entire Agreement. This Reorganization Agreement, together with the Plan of Merger which is Exhibit A hereto, the Schedules, Exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with Section 10.9 hereof constitute the entire agreement of the Parties hereto pertaining to the transaction contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The Schedules, Annexes, Exhibits and certificates attached hereto or furnished pursuant to this Reorganization Agreement are hereby incorporated as integral parts of this Reorganization Agreement. Except as provided herein, by specific language and not by mere implication, this Reorganization Agreement is not intended to confer upon any other person not a Party to this Reorganization Agreement any rights or remedies hereunder.

     10.8 Severability. If any portion or provision of this Reorganization Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Reorganization Agreement invalid, illegal or unenforceable in any other jurisdiction.

     10.9 Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Reorganization Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

          (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto;

          (b) waive any inaccuracies in the representations and warranties made by the other Party contained in this Reorganization Agreement or in the Annexes, Schedules or Exhibits hereto or any other document delivered pursuant to this Reorganization Agreement;

          (c) waive compliance with any of the covenants or agreements of the other Party contained in this Reorganization Agreement; and

          (d) amend or add to any provision of this Reorganization Agreement or the Plan of Merger; provided, however, that no provision of this Reorganization Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Reorganization Agreement.

     10.10 Interpretation. The headings contained in this Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

     10.11 Payment of Expenses. Except as set forth herein, UPC and CAB shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

     10.12 Finders and Brokers. UPC, NABS, FIRST NATIONAL and CAB represent and warrant to each other that they have employed no broker or finder in connection with the transactions described in this Reorganization Agreement under an arrangement pursuant to which a fee is, or may be due to such broker or finder as a result of the execution of this Reorganization Agreement or the closing of the transaction contemplated herein. This section shall survive the termination of this Reorganization Agreement.

     10.13 Equitable Remedies. The Parties hereto agree that, in the event of a breach of this Reorganization Agreement by CAB or FIRST NATIONAL, UPC and NABS will be without an adequate remedy at law by reason of the unique nature of CAB and FIRST NATIONAL. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to UPC and NABS, UPC and NABS shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Reorganization Agreement by CAB or FIRST NATIONAL, and no attempt on the part of UPC or NABS to obtain such equitable relief shall be deemed to constitute an election of remedies by UPC or NABS which would preclude UPC or NABS from obtaining any remedies at law to which it would otherwise be entitled. CAB and FIRST NATIONAL covenant that they shall not contend in any such proceeding that UPC or NABS is not entitled to a decree of specific performance by reason of having an adequate remedy at law.

     10.14 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Reorganization Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

     10.15 Survival of Representations and Warranties. All representations and warranties made by the Parties hereto or in any instrument or document furnished in connection herewith, shall survive the Closing and any investigation at any time made by or on behalf of the Parties hereto and shall expire at the Effective Time of the Merger except as to any matter which is based upon willful fraud with respect to which the representations and warranties set forth in this Reorganization Agreement shall expire only upon expiration of the applicable statutes of limitation. Nothing in this Section 10.15 shall limit CAB's, FIRST NATIONAL's, UPC's or NABS' rights or remedies for misrepresentations, breaches of this Reorganization Agreement or any other improper action or inaction by the other Party hereto prior to its termination.

     10.16 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Reorganization Agreement must be in writing and must be executed by the Parties to this Reorganization Agreement and shall be effective only to the extent specifically set forth in such writing.

     10.17 Remedies Cumulative. All remedies provided in this Reorganization Agreement, by law or otherwise, shall be cumulative and not alternative.

     IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Reorganization Agreement or has caused this Reorganization Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.

                                          CLIN-ARK BANKSHARES, INC.

                                          By:     /s/  STEPHEN J. SMITH
                                                      Stephen J. Smith

                                          Its: President
ATTEST:

         /s/  LORIE MEAZL
             Lorie Meazl
Secretary

                                          FIRST NATIONAL BANK OF CLINTON,
                                          ARKANSAS

                                          By:     /s/  STEPHEN J. SMITH
                                                      Stephen J. Smith

                                          Its: President
ATTEST:

         /s/  LORIE MEAZL
             Lorie Meazl
Secretary

                                          UNION PLANTERS CORPORATION

                                          By:     /s/  JACKSON W. MOORE
                                                      Jackson W. Moore

                                          Its: President
ATTEST:

    /s/  JAMES F. SPRINGFIELD
         James F. Springfield
Secretary

                                          NORTH ARKANSAS BANCSHARES, INC.

                                          By:      /s/  G. L. LIEBLONG
                                                       G. L. Lieblong

                                          Its: President
ATTEST:

       /s/  JOHN C. FREEMAN
           John C. Freeman
Secretary

                                                                       EXHIBIT A

                                 PLAN OF MERGER

                        SETTING FORTH THE PLAN OF MERGER

                                       OF

                           CLIN-ARK BANKSHARES, INC.
                           (AN ARKANSAS CORPORATION)

                                 WITH AND INTO

                        NORTH ARKANSAS BANCSHARES, INC.
                           (AN ARKANSAS CORPORATION)

     THIS PLAN OF MERGER ("Plan of Merger") is made and entered into as of the 30th day of April, 1993, by and between CLIN-ARK BANKSHARES, INC. ("CAB"), a corporation organized and existing under the laws of the State of Arkansas having its principal office at Highway 65 South, Clinton, Van Buren County, Arkansas 72031 and which is a registered bank holding company under the Bank Holding Company Act; UNION PLANTERS CORPORATION ("UPC"), a corporation organized and existing under the laws of the State of Tennessee having its principal office at 7130 Goodlett Farms Parkway, Cordova, Shelby County, Tennessee 38018 and which is registered as a bank holding company under the Bank Holding Company Act; and NORTH ARKANSAS BANCSHARES, INC. ("NABS"), a corporation organized and existing under the laws of the State of Arkansas having its principal office at 300 South Church Street, Jonesboro, Craighead County, Arkansas 72403. All of the authorized, issued and outstanding shares of capital stock of NABS are owned and held of record by UPC.

                                    PREAMBLE

     WHEREAS, UPC, NABS and CAB have entered into an Agreement and Plan of
Reorganization dated as of the 30th day of April   , 1993 ("Reorganization
Agreement") to which this Plan of Merger is Exhibit A and is incorporated by reference as a part thereof providing for the merger of CAB with and into NABS (which would be the Surviving Corporation) and the acquisition of all of the CAB Common Stock outstanding immediately prior to the Effective Time of the Merger by UPC for the Consideration set forth in the Reorganization Agreement; and

     WHEREAS, As provided in the Reorganization Agreement, UPC has caused NABS to join in this Plan of Merger by executing and delivering same; and

     WHEREAS, The Boards of Directors of UPC, NABS and CAB are each of the opinion that the interests of their respective corporations and their corporations' respective shareholders would best be served if CAB were to be merged with and into NABS, which would survive the Merger, on the terms and conditions provided in the Reorganization Agreement and in this Plan of Merger, and as a result of such Merger becoming effective, the Surviving Corporation would become a wholly-owned subsidiary of UPC.

     NOW, THEREFORE, in consideration of the covenants and agreements of the Parties contained herein, CAB, UPC, and NABS hereby make, adopt and approve this Plan of Merger in order to set forth the terms and conditions for the merger of CAB with and into NABS (the "Merger").

                                   ARTICLE 1

                                  DEFINITIONS

     1.1 As used in this Plan of Merger and in any amendments hereto, all capitalized terms herein shall have the meanings assigned to such terms in the Reorganization Agreement unless otherwise defined herein.

                                   ARTICLE 2

                                 CAPITALIZATION

     2.1 North Arkansas Bancshares, Inc. The authorized capital stock of NABS consists of 1,000 shares of common stock having a par value of $1.00 per share (the "NABS Common Stock") and no shares of preferred stock. As of the date of this Plan of Merger, 1,000 shares of NABS Common Stock are issued and outstanding, and no shares of NABS Common Stock are held by it as treasury stock. All such issued and outstanding shares of NABS Common Stock are owned beneficially and of record by UPC.

     2.2 Union Planters Corporation. The authorized capital stock of UPC consists of 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock"), and 50,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock"). As of December 31, 1992, UPC had issued and outstanding: 44,000 shares of $8.00 Nonredeemable, Cumulative, Convertible Preferred Stock, Series B; 690,000 shares of 10 3/8% Increasing Rate, Redeemable, Cumulative Preferred Stock, Series C; 253,655 shares of 9.5% Redeemable, Cumulative, Convertible Preferred Stock, Series D; and 2,200,000 shares of 8% Cumulative, Convertible Preferred Stock, Series E. On January 4, 1993, UPC issued an additional 331,741 shares of its Series E Preferred Stock in connection with its acquisition of a 44% equity interest in the Bank of East Tennessee. In addition, 250,000 shares of UPC Series A Preferred Stock have been reserved for issuance as Series A Preferred Stock pursuant to the UPC Share Purchase Rights Agreement dated January 19, 1989, between UPC and Union Planters National Bank as Rights Agent (the "UPC Share Purchase Rights Agreement"). As of December 31, 1992, 16,788,758 shares of UPC Common Stock were validly issued and outstanding; approximately 2,500,000 shares of UPC Common Stock were reserved for issuance pursuant to outstanding stock option plans and certain other employee benefit plans; and approximately 200,000 shares of UPC Common Stock have been reserved for issuance in connection with UPC's Dividend Reinvestment Plan.

     2.3 CLIN-ARK Bankshares, Inc. The authorized capital stock of CAB consists of 100,000 shares of common stock having a par value of $1.00 per share (the "CAB Common Stock") and no shares of preferred stock. As of the date hereof, 54,442 shares of shares of CAB Common Stock were issued and outstanding, and no shares of CAB Common Stock were held by it as CAB treasury stock.

                                   ARTICLE 3

                                 PLAN OF MERGER

     3.1 Constituent Corporations. The name of each constituent corporation to the Merger is:

                        NORTH ARKANSAS BANCSHARES, INC.

                                      and

                           CLIN-ARK BANKSHARES, INC.

     3.2 Surviving Corporation.  The Surviving Corporation shall be:

                        NORTH ARKANSAS BANCSHARES, INC.

which as of the Effective Time of the Merger shall continue to be named:

                        NORTH ARKANSAS BANCSHARES, INC.

     3.3 Terms and Conditions of Merger. The Merger shall be consummated only pursuant to, and in accordance with this Plan of Merger and the Reorganization Agreement. Conditioned upon the satisfaction or lawful waiver (by the Party or Parties entitled to the benefit thereof) of all conditions precedent to consummation of the Merger, the Merger will become effective on the date and at the time (the "Effective Time of the Merger") of the filing of Articles of Merger with the Secretary of State of the State of Arkansas, or at such later time and/or date as may be agreed upon by the parties and set forth in the Articles of Merger. At the Effective Time of the Merger, CAB shall be merged with and into NABS which will survive the Merger, and the separate existence of CAB shall cease thereupon, and without further action, NABS shall thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of both NABS and CAB, whether of a public or private nature, and shall be subject to all of the liabilities, restrictions, disabilities, and duties of both NABS and CAB.

     3.4 Articles of Incorporation. At the Effective Time of the Merger, the Articles of Incorporation of NABS, as in effect immediately prior to the Effective Time of the Merger, shall constitute the Articles of Incorporation of NABS as the Surviving Corporation, unless and until the same shall be amended as provided by law and the terms of such Articles of Incorporation.

     3.5 Bylaws. At the Effective Time of the Merger, the Bylaws of NABS, as in effect immediately prior to the Effective Time, shall continue to be its Bylaws as the Surviving Corporation, unless and until amended or repealed as provided by law, its Articles of Incorporation and such Bylaws.

     3.6 Directors and Officers. The directors and officers of NABS in office immediately prior to the Effective Time of the Merger shall continue to be the directors and officers of the Surviving Corporation, to hold office as provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or they shall be removed as provided therein.

     3.7 Name. The name of NABS as the Surviving Corporation following the Merger, shall remain:

                        NORTH ARKANSAS BANCSHARES, INC.

                                   ARTICLE 4

                         DESCRIPTION OF THE TRANSACTION

     4.1 Shares of NABS Shall Remain Outstanding. Subsequent to the Effective Time of the Merger, each share of $1.00 par value common stock of NABS then issued and outstanding shall remain as the issued and outstanding common stock of NABS as the Surviving Corporation.

     4.2 Conversion and Cancellation of Shares of CAB. As of the Effective Time of the Merger, each share of $1.00 par value common stock of CAB issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 4.4 hereof.

     4.3 Exchange of CAB Shares; Exchange Ratio. As of the Effective Time of the Merger, the outstanding shares of CAB Common Stock held by the CAB Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in CAB and shall automatically be converted exclusively into, and constitute only the right of the CAB Record Holders to receive in exchange for their shares of CAB Common Stock, whole shares of UPC Common Stock and any cash payment made by UPC in settlement of any remaining fractional share of UPC Common Stock in accordance with the terms and conditions of this Section 4.3. The shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC to the CAB Record Holders pursuant to the terms of this Plan of Merger and the Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."

     The number of shares of UPC Common Stock to be exchanged for each share of CAB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be four (4) shares of UPC Common Stock for each share of CAB Common Stock (based on an aggregate of no more than 56,942 shares of CAB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger and, for purposes of this paragraph, counting all CAB Stock Options issued and outstanding immediately prior to the Effective Time of the Merger as shares of CAB Common Stock) so converted and exchanged (the "Exchange Ratio") (thus, in accordance with the Exchange Ratio, at the Effective Time of the Merger, UPC would issue in the aggregate no more than 227,768 shares of UPC Common Stock as Consideration in the Merger); provided, however, that no fractional shares of UPC Common Stock shall be issued and if, after aggregating all of the shares of UPC Common Stock to which a CAB Record Holder is entitled based upon the Exchange Ratio, there shall be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Purchase Price set forth in Section 3.1(f) hereof, which shall be calculated based upon the Current Market Price Per Share of one (1) full share of UPC Common Stock.

          (i) DEFINITION OF "CURRENT MARKET PRICE PER SHARE." The "Current Market Price Per Share" shall be the average price per share of the "last" real time trades (i.e., closing price) of the UPC Common Stock on the NYSE (as published in The Wall Street Journal) for each of the ten (10) NYSE general market trading days next preceding the Closing Date on which the NYSE was open for business (the "Pricing Period"). In the event the UPC Common Stock does not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average price per share of UPC Common Stock and the average shall be based upon the "last" real time trades and number of days on which the UPC Common Stock actually traded during the Pricing Period.

          (ii) EFFECTS OF DISSENTER'S RIGHTS ON THE EXCHANGE RATIO. Should any CAB Record Holder perfect such CAB Record Holder's dissenter's rights pursuant to the Arkansas Code and maintain the perfected status of such dissenter's rights through the Closing Date, UPC and NABS shall have the right, exercisable in their sole discretion, to either terminate this Agreement or reduce the number of shares of UPC Common Stock to be delivered by UPC hereunder by an amount sufficient to off-set against the Consideration any amounts paid, or to be paid, by UPC in satisfaction of such dissenter's rights.

          (iii) EFFECT OF STOCK SPLITS, REVERSE STOCK SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF UPC OR CAB. Should either UPC or CAB effect any stock splits, reverse stock splits, stock dividends or similar changes in their respective capital accounts subsequent to the date of this Plan of Merger and the Reorganization Agreement but prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes.

     4.4 Mechanics of Payment of Purchase Price. As soon as reasonably practicable after the Effective Time of the Merger, the Corporate Trust Department of Union Planters National Bank, Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the CAB Record Holders such materials and information as may be deemed necessary by the Exchange Agent to advise the CAB Record Holders of the procedures required for proper surrender of their certificates evidencing and representing shares of the CAB Common Stock in order for the CAB Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return mailing envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by United States mail to the CAB Record Holders at the addresses set forth on a certified shareholder list to be delivered by CAB to UPC at the Closing (the "Shareholder List"). As soon as reasonably practicable thereafter, the CAB Record Holders of all of the outstanding shares of CAB Common Stock, shall deliver, or cause to be delivered, to the Exchange Agent, pursuant to the Shareholder Materials, the certificates evidencing and representing all of the shares of CAB Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of CAB Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of CAB Common Stock, the Exchange Agent shall, on or prior to the 30th day after the Effective Time of the Merger, mail to the former CAB Shareholders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such CAB Shareholder's shares of CAB Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of CAB Common Stock of an CAB Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such CAB Record Holder's shares of CAB Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time of the Merger evidenced and represented the CAB Record Holder's CAB Common Stock shall have been surrendered as provided above, the Consideration payable to the CAB Record Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the CAB Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. Each CAB Shareholder will be responsible for all federal, state and local taxes which may be incurred by him on account of his receipt of the Consideration to be paid in the Merger. The CAB Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Section, receive the Consideration to which each such CAB Record Holder is entitled, provided that each such CAB Record Holder shall deliver to UPC and to the Exchange Agent: (i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which has been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the CAB Shareholder.

     4.5 Stock Transfer Books. At the Effective Time of the Merger, the stock transfer books of CAB shall be closed and no transfer of shares of CAB Common Stock shall be made thereafter.

     4.6 Effects of the Merger. As of the Effective Time of the Merger, the separate existence of CAB shall cease, and CAB shall be merged with and into NABS which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both CAB and NABS.

     4.7 Transfer of Assets. At the Effective Time of the Merger, all rights, assets, licenses, permits, franchises and interests of CAB and NABS in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to choses in action shall be deemed to be vested in NABS as the Surviving Corporation by virtue of the Merger and without any deed or other instrument or act of transfer whatsoever.

     4.8 Assumption of Liabilities. At the Effective Time of the Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of CAB as well as those of the Surviving Corporation, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of CAB or the Surviving Corporation.

     4.9 Dissenting Shareholders' Rights. Any CAB Record Holder of shares of CAB Common Stock who shall comply strictly with the provisions of Section 4-26-1007 et seq. of the Arkansas Code Annotated (the "Arkansas Code"), shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Arkansas Code. Such an CAB Shareholder is referred to herein as an "CAB Dissenting Shareholder." However, UPC and NABS shall not be obligated to consummate the Merger if CAB Record Holders holding or controlling more than five percent (5%) of the shares of the CAB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall have perfected their dissenter's rights in accordance with the Arkansas Code and the perfected status of said dissenter's rights shall have continued to the time of Closing.

     4.10 Approvals of Shareholders of CAB and NABS. In order to become effective, the Merger must be approved by the respective shareholders of CAB and of NABS at meetings to be called for that purpose by their respective Boards of Directors, or by their unanimous action by written consent complying fully with the laws of Arkansas.

     4.11 CAB Stock Options. At the Effective Time of the Merger, any outstanding and unexercised stock options (the "CAB Stock Options") to purchase shares of CAB Common Stock at a purchase price of $45.00 per share of CAB Common Stock (the "Exercise Price") shall cease to represent the right to purchase shares of CAB Common Stock and shall automatically and without any further action on the part of anyone be converted into the right of the holder of the CAB Stock Options to purchase from UPC the equivalent number of shares of UPC Common Stock that the holder of the CAB Stock Options would have been entitled to receive if, immediately prior to the Effective Time of The Merger, the holder of the CAB Stock Options had exercised his rights under the CAB Stock Options to purchase shares of CAB Common Stock and subsequently, after the Effective time of the Merger, as a CAB Record Holder, exchanged the shares of CAB Common Stock purchased under the CAB Stock Options for shares of UPC Common Stock in accordance with the terms of exchange and the Exchange Ratio set forth in
Section 4.3 of this Plan of Merger and Section 3.1(e) of the Reorganization Agreement. UPC shall reserve on its books and records that number of shares of UPC Common Stock necessary to satisfy the exercise of the converted CAB Stock Options. The number of shares of UPC Common Stock deliverable by UPC to the CAB Record Holders pursuant to the terms of Section 4.3 of this Plan of Merger and
Section 3.1(e) of the Reorganization Agreement shall be reduced by the number of shares of UPC Common Stock reserved on the books and records of UPC for satisfaction of the converted CAB Stock Options.

     The per share purchase price for each share of UPC Common Stock purchased pursuant to the converted CAB Stock Option shall be the Exercise Price divided by the Exchange Ratio as such terms are defined in the Reorganization Agreement.

                                   ARTICLE 5

                             AMENDMENTS AND WAIVERS

     5.1 AMENDMENTS. To the extent permitted by law, this Plan of Merger may be amended unilaterally by UPC and NABS as set forth in Section 10.9(d) of the Reorganization Agreement; provided, however, that the provisions of Section 4.4 of this Plan of Merger relating to the manner or basis upon which shares of CAB Common Stock will be converted into the exclusive right to receive the Consideration from UPC shall not be amended in such a manner as to reduce the amount of the Consideration payable to the CAB Record Holders determined as provided in Section 4.3 of the Reorganization Agreement nor shall this Plan of Merger be amended to permit UPC to utilize assets other than its UPC Common Stock or cash to make payment of the Consideration as provided in Section 4.3 of the Reorganization Agreement at any time after the Shareholders' Meeting without the requisite approval of the CAB Record Holders of the shares of CAB Common Stock outstanding, and that no amendment to this Plan of Merger shall modify the requirements of regulatory approval as set forth in Section 8.3(b) of the Reorganization Agreement.

     5.2 AUTHORITY FOR AMENDMENTS AND WAIVERS. Prior to the Effective Time of the Merger, UPC and NABS, acting through their respective Boards of Directors or chief executive officers or presidents or other authorized officers, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Arkansas Secretary of State, to waive any default in the performance of any term of this Plan of Merger by CAB, to waive or extend the time for the compliance or fulfillment by CAB of any and all of its obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of UPC and NABS under this Plan of Merger, except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to the Effective Time of the Merger, CAB, acting through its Board of Directors or chief executive officer or president or other authorized officer, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Arkansas Secretary of State, to waive any default in the performance of any term of this Plan of Merger by UPC or NABS, to waive or extend the time for the compliance or fulfillment by UPC or NABS of any and all of their obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of CAB under this Plan of Merger except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation.

                                   ARTICLE 6

                                 MISCELLANEOUS

     6.1 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage pre-paid to the persons at the addresses set forth below (or at such other addresses or facsimile numbers as may hereafter be designated as provided below), and shall be deemed to have been delivered as of the date received by the Party to which, or to whom it is addressed:

UPC and NABS:

                           Union Planters Corporation
                             P.O. Box 387 (mailing)
                            Memphis, Tennessee 38147

                    7130 Goodlett Farms Parkway (deliveries)
                            Cordova, Tennessee 38018
                        Telecopy Number: (901) 383-2877
                   Attention: Mr. Jackson W. Moore, President
                              Gary A. Simanson,
                              Associate General Counsel

CAB:

                           Clin-Ark Bankshares, Inc.
                        Highway 65 South (P.O. Box 789)
                            Clinton, Arkansas 72031
                        Telecopy Number: (501) 745-5868
                   Attention: Mr. Stephen J. Smith, President

With a copy to:

                             M. Edward Morgan, Esq.
                              608 East Main Street
                            Clinton, Arkansas 72031
                        Telecopy Number: (501) 745-5358

or at such other address as shall be furnished in writing by any of the Parties to the others by notice given as provided in this section 6.1.

     6.2 GOVERNING LAW. Except to the extent federal law shall be controlling, this Plan of Merger shall be governed by and construed and enforced in accordance with the laws of the State of Arkansas with respect to those provisions of this Plan of Merger expressly required by Arkansas law to be included in this Plan of Merger disregarding, however, the Arkansas conflicts of laws rules. In all other instances, this Plan of Merger shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee disregarding, however, the Tennessee conflicts of laws rules.

     6.3 CAPTIONS. The Captions heading the Sections in this Plan of Merger are for convenience only and shall not affect the construction or interpretation of this Plan of Merger.

     6.4 COUNTERPARTS. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the Parties has caused this Plan of Merger to be duly executed and delivered by its duly authorized officers as of the date first above written.

ATTEST:                                           UNION PLANTERS CORPORATION

      /s/  JAMES F. SPRINGFIELD                   By:       /s/  JACKSON W. MOORE
- ----------------------------------------------        ------------------------------------------
           James F. Springfield                                  Jackson W. Moore
Its: Secretary                                        Its: President
ATTEST:                                           NORTH ARKANSAS BANCSHARES, INC.
         /s/  JOHN C. FREEMAN                     By:          /s/  G. L. LIEBLONG
- ----------------------------------------------        ------------------------------------------
              John C. Freeman                                       G. L. Lieblong
Its: Secretary                                        Its: President
ATTEST:                                           CLIN-ARK BANKSHARES, INC.
             /s/  LORI MEAZL                      By:        /s/  STEPHEN J. SMITH
- ----------------------------------------------        ------------------------------------------
                  Lori Meazl                                      Stephen J. Smith
Its: Secretary                                        Its: President

                                                                      APPENDIX C

                       ARKANSAS BUSINESS CORPORATION ACT
                         OF 1965 -- DISSENTERS' RIGHTS

EXCERPT FROM ARKANSAS BUSINESS CORPORATION ACT OF 1965

     4-26-1007 RIGHTS OF DISSENTING SHAREHOLDERS. -- (a) If a shareholder of a corporation which is a party to a merger or consolidation files with the corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to the plan of merger or consolidation and does not vote in favor thereof, and the shareholder within ten (10) days after the date on which the vote was taken makes written demand on the surviving or new domestic or foreign corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, then, if the merger or consolidation is effected, the surviving or new corporation shall pay to the shareholder, upon surrender of his certificate or certificates representing the shares, the fair value thereof.

     (b) The demand shall state the number and class of the shares owned by the dissenting shareholder.

     (c) Any shareholder failing to make demand within the ten-day period shall be bound by the terms of the merger or consolidation.

     (d) Within ten (10) days after the merger or consolidation is effected, the surviving or new corporation, as the case may be, shall give notice to each dissenting shareholder who has made demand as herein provided for the payment of the fair value of his shares.

     (e)(1) If within thirty (30) days after the date on which the merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment shall be made within ninety (90) days after the date on which such merger or consolidation was effected, upon the surrender of his certificate or certificates representing those shares.

     (2) Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in those shares or in the corporation.

     (f)(1) If within the period of thirty (30) days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder, within sixty (60) days after the expiration of the thirty-day period, may file a petition in the circuit court of the county in which the registered office of the surviving corporation is located, if the surviving corporation is a domestic corporation or in the Pulaski County Circuit Court if the surviving corporation is a foreign corporation, asking for a finding and determination of the fair value of the shares and shall be entitled to judgment against the surviving or new corporation for the amount of the fair value as of the day prior to the date on which the vote was taken approving such merger or consolidation, together with interest thereon to the date of the judgment.

     (2) The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing the shares.

     (3) Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in the shares or in the surviving or new corporation.

     (4) Unless the dissenting shareholder files the petition within the time herein limited, the shareholder and all persons claiming under him shall be bound by the terms of the merger or consolidation.

     (g) Shares acquired by the surviving or new corporation pursuant to the payment of the agreed value thereof or to payment of the judgment entered, as in this section provided, may be held and disposed of by the corporation as in the case of other treasury shares.

     (h) The provisions of this section shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other domestic or foreign corporations that are parties to the merger.

PROXY                      CLIN-ARK BANKSHARES, INC.
                        HIGHWAY 65 SOUTH (P.O. BOX 789)   No. of Shares _______
                            CLINTON, ARKANSAS 72031

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Stephen J. Smith and G. Robert Garner or either of them acting alone as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to vote, as designated below, all shares of common stock of Clin-Ark Bankshares, Inc. held of record by the undersigned on January 19, 1994, at the Special Meeting of Shareholders to be held on March 3, 1994 or at any adjournments or postponements thereof.

1. APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION BY AND BETWEEN UNION PLANTERS CORPORATION, NORTH ARKANSAS BANCSHARES, INC., CLIN-ARK BANKSHARES, INC. AND FIRST NATIONAL BANK, CLINTON, ARKANSAS DATED AS OF APRIL 30, 1993, TOGETHER WITH THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A.

FOR APPROVAL OF REORGANIZATION AGREEMENT AND THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A                / /
AGAINST APPROVAL OF REORGANIZATION AGREEMENT AND THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A            / /

2. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

                             (Continued on other side)

                            (Continued from other side)

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR approval of the Reorganization Agreement and the Plan of Merger.
                                            Dated:                        , 1994
                                            Signature
                                            Signature
                                                       (if held jointly)

                                            Please sign exactly as name appears
                                            to left. When shares are held by
                                            joint tenants, both must sign. When
                                            signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign full
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Charter of the Registrant provides as follows:

          TWELFTH: INDEMNIFICATION OF CERTAIN PERSONS:

             To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

          Article V, INDEMNIFICATION, of the Registrant's Bylaws provides as follows:

             The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

          Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions.

          A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or (iii) a vote of the shareholders.

ITEM 21. EXHIBITS.

EXHIBIT
NUMBER                                              DESCRIPTION
- -------           -------------------------------------------------------------------------------
2             --  Agreement and Plan of Reorganization, dated April 30, 1993, by and between
                  Union Planters Corporation, North Arkansas Bancshares, Inc., Clin-Ark
                  Bankshares, Inc. and First National Bank, Clinton, Arkansas, along with the
                  Plan of Merger annexed thereto as Exhibit A (included as Appendix B to the
                  Prospectus)
5             --  Opinion of Gary A. Simanson, Associate General Counsel to Union Planters
                  Corporation, regarding legality of Common Stock, $5.00 par value per share, of
                  Union Planters Corporation
23   (a)      --  Consent of Gary A. Simanson, Esq. (included in Exhibit 5)
23   (b)      --  Consent of Price Waterhouse
23   (c)      --  Consent of Horne CPA Group
23   (d)      --  Consent of Williams and Jerrolds, P.C.
23   (e)      --  Consent of Heathcott and Mullaly
23   (f)      --  Consent of KPMG Peat Marwick
23   (g)      --  Consent of Baird, Kurtz & Dobson
23   (h)      --  Consent of Coopers & Lybrand
23   (i)      --  Consent of Deloitte & Touche
23   (j)      --  Consent of Winnett Associates
23   (k)      --  Consent of KPMG Peat Marwick
23   (l)      --  Consent of Frost & Company
24            --  Power of Attorney (included in signature pages)

ITEM 22. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of a registration in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (3) That for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by its is public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF MEMPHIS, STATE OF TENNESSEE, ON THE 20TH DAY OF JANUARY 1994.

                                          UNION PLANTERS CORPORATION

                                          By:  /s/  BENJAMIN W. RAWLINS, JR.
                                                  Benjamin W. Rawlins, Jr.
                                                 Chairman of the Board and
                                                  Chief Executive Officer

DATE: January 20, 1994

     We, the undersigned directors and officers of Union Planters Corporation do hereby constitute and appoint J. F. Springfield and M. Kirk Walters, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                    NAME                                  CAPACITY                   DATE
- ---------------------------------------------  ------------------------------  -----------------
         /s/  BENJAMIN W. RAWLINS, JR.         Chairman of the Board, Chief    January 20, 1994
              Benjamin W. Rawlins, Jr.         Executive Officer, Director
                                               (Principal Executive Officer)

         /s/  JOHN W. PARKER                   Executive Vice President and    January 20, 1994
              John W. Parker                   Chief Financial Officer
                                               (Principal Financial Officer)

         /s/  M. KIRK WALTERS                  Senior Vice President,          January 20, 1994
              M. Kirk Walters                  Treasurer and Chief Accounting
                                               Officer

        /s/  ALBERT M. AUSTIN                  Director                        January 20, 1994
             Albert M. Austin

                                               Director
              Marvin E. Bruce

                                               Director
              George W. Bryan

       /s/  ROBERT B. COLBERT, JR.             Director                        January 20, 1994
            Robert B. Colbert, Jr.

       /s/  HANFORD F. FARRELL, JR.            Director                        January 20, 1994
            Hanford F. Farrell, Jr.

       /s/  PARNELL S. LEWIS, JR.              Director                        January 20, 1994
            Parnell S. Lewis, Jr.

                    NAME                                  CAPACITY                   DATE
- ---------------------------------------------  ------------------------------  -----------------
              /s/  C. J. LOWRANCE, III         Director                        January 20, 1994
                   C. J. Lowrance, III

              /s/  R. BRAD MARTIN              Director                        January 20, 1994
                   R. Brad Martin

              /s/  JACKSON W. MOORE            President and Director          January 20, 1994
                   Jackson W. Moore

              /s/  STANLEY D. OVERTON          Director                        January 20, 1994
                   Stanley D. Overton

              /s/  C. PENN OWEN, JR.           Director                        January 20, 1994
                   C. Penn Owen, Jr.

              /s/  V. LANE RAWLINS             Director                        January 20, 1994
                   V. Lane Rawlins

              /s/  DONALD F. SCHUPPE           Director                        January 20, 1994
                   Donald F. Schuppe

              /s/  J. ARMISTEAD SMITH          Vice Chairman and Director      January 20, 1994
                   J. Armistead Smith

              /s/  LESLIE M. STRATTON, III     Director                        January 20, 1994
                   Leslie M. Stratton, III

              /s/  MIKE P. STURDIVANT          Director                        January 20, 1994
                   Mike P. Sturdivant

              /s/  RICHARD A. TRIPPEER, JR.    Director                        January 20, 1994
                   Richard A. Trippeer, Jr.

                               INDEX TO EXHIBITS

EXHIBIT                                                                               SEQUENTIALLY
NUMBER                                  DESCRIPTION OF EXHIBITS                       NUMBERED PAGE
- -------           ------------------------------------------------------------------- -------------
2             --  Agreement and Plan of Reorganization, dated April 30, 1993, by and between Union Planters Corporation, North Arkansas Bancshares,
                  Inc., Clin-Ark Bankshares, Inc. and First National Bank, Clinton,
                  Arkansas, along with the Plan of Merger annexed thereto as Exhibit
                  A (included as Appendix B to the Prospectus)
5             --  Opinion of Gary A. Simanson, Associate General Counsel to Union
                  Planters Corporation, regarding legality of Common Stock, $5.00 par value per share, of Union Planters Corporation
23   (a)      --  Consent of Gary A. Simanson, Esq. (included in Exhibit 5)
23   (b)      --  Consent of Price Waterhouse
23   (c)      --  Consent of Horne CPA Group
23   (d)      --  Consent of Williams and Jerrolds, P.C.
23   (e)      --  Consent of Heathcott and Mullaly
23   (f)      --  Consent of KPMG Peat Marwick
23   (g)      --  Consent of Baird, Kurtz & Dobson
23   (h)      --  Consent of Coopers & Lybrand
23   (i)      --  Consent of Deloitte & Touche
23   (j)      --  Consent of Winnett Associates
23   (k)      --  Consent of KPMG Peat Marwick
23   (l)      --  Consent of Frost & Company
24            --  Power of Attorney (included in signature pages)